                                                                     EXHIBIT 4.1

                                                                  CONFORMED COPY


                                     ABB Ltd

                                     - and -

                                     ALSTOM

                                     - and -

                               ABB ALSTOM Power NV

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                                 SHARE PURCHASE

                                       AND

                              SETTLEMENT AGREEMENT

                           dated as of March 31, 2000

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                                TABLE OF CONTENTS

                                                                                           Page

ARTICLE 1 Definitions and Interpretation....................................................  3
  1.1   Definitions.........................................................................  3
  1.2   Interpretation...................................................................... 16
  1.3   Exhibits, Schedules and Annexes..................................................... 17
ARTICLE 2 Nature of Settlement and Purchase of Shares ...................................... 17
  2.1   The Settlement ..................................................................... 17
  2.2   Purchase and Transfer of Shares .................................................... 18
  2.3   Consideration for the Settlement and the Transferred Shares ........................ 18
  2.4   Effective Date ..................................................................... 21
  2.5   Other Adjustments. ................................................................. 21
  2.6   Absolute Obligations; No Set-off Against Purchase Price. ........................... 25
  2.7   Nature of the Settlement ........................................................... 25
ARTICLE 3 Related Agreements and Instruments; Pre-Closing Matters .......................... 26
  3.1   Releases and Ancillary Agreements .................................................. 26
  3.2   Intellectual Property .............................................................. 26
  3.3   Purchase of Babcock ................................................................ 27
  3.4   ABB Ltd/JC Payment ................................................................. 27
  3.5   Capitalization of Combustion Engineering, Inc....................................... 28
  3.6   Other Adjustments .................................................................. 28
  3.7   Powers of Attorney ................................................................. 28
  3.8   Press Release, Public Announcements ................................................ 29
ARTICLE 4 Regulatory Approvals; Regulatory Actions.......................................... 30
  4.1   Regulatory Approvals Generally ..................................................... 30
  4.2   Compliance With Non-U.S. Regulations................................................ 30
  4.3   Compliance with U.S. Regulations.................................................... 30
  4.4   Consultation with Workers Representatives........................................... 31
  4.5   Regulatory Action................................................................... 32
ARTICLE 5 Representations and Warranties.................................................... 32
  5.1   Representations and Warranties of ABB Ltd........................................... 32
  5.2   Further Representations and Warranties of ABB Ltd................................... 34
  5.3   Representations and Warranties of ALSTOM............................................ 35
  5.4   Representations and Warranties of the JC............................................ 36
ARTICLE 6 Conditions Precedent to Closing................................................... 38
  6.1   Conditions Precedent to ABB Ltd's Obligations....................................... 38
  6.2   Conditions Precedent to ALSTOM's Obligations........................................ 39
  6.3   Conditions Precedent to the JC's Obligations ....................................... 41
ARTICLE 7 Closing........................................................................... 42
  7.1   Time and Place of Closing........................................................... 42
  7.2   Deliveries by ABB Ltd .............................................................. 43
  7.3   Deliveries by ALSTOM................................................................ 44
  7.4   Deliveries by the JC ............................................................... 44
  7.5   Delayed Closing..................................................................... 45
ARTICLE 8 Covenants......................................................................... 45
  8.1   Covenants Pending Settlement Closing................................................ 45
  8.2   Covenants Post Settlement Closing................................................... 47

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
  8.3   Financial Reporting Covenant........................................................ 50
ARTICLE 9 Nature of Representations, Warranties and Covenants; Indemnification.............. 51
  9.1   Nature of Representations, Warranties and Covenants................................. 51
  9.2   Indemnities......................................................................... 51
ARTICLE 10 Contribution of ABB Ltd Post-Settlement Closing Transferred Assets to the JC..... 51
  10.1  Contribution; Assumption of Liabilities. ........................................... 51
  10.2  Method of Transfer. ................................................................ 52
  10.3  No Encumbrances..................................................................... 53
  10.4  Identity of ABB Ltd Post-Settlement Closing Transferred Assets...................... 53
  10.5  Non-Listed ABB Ltd Post-Settlement Closing Transferred Assets....................... 53
  10.6  Reconciliation for Post-Settlement Closing Transfers................................ 55
  10.7  Information ........................................................................ 56
ARTICLE 11 Principles Applicable to the ABB Ltd Post-Settlement Closing Transferred Assets   57
  11.1  Contracts and Consents.............................................................. 57
  11.2  Intellectual Property............................................................... 59
  11.3  Employees; Employee Benefits and Pensions Matters................................... 60
  11.4  Certain Real Estate................................................................. 60
  11.5  Existing Contracts between ABB Ltd Group and the JC Group .......................... 61
  11.6  Guarantees.......................................................................... 63
  11.7  Investment Projects................................................................. 65
  11.8  Transfer of Title................................................................... 65
ARTICLE 12 Provisions Relating to ABB Ltd Post-Settlement Closing Transferred Assets ....... 65
  12.1  Conduct of Business in the Ordinary Course.......................................... 65
  12.2  Notification to Regulatory Authorities ............................................. 66
  12.3  Regulatory Action................................................................... 67
  12.4  Insurance........................................................................... 67
ARTICLE 13 Consequences of Non-Transfers of ABB Ltd Post-Settlement Closing Assets.......... 68
  13.1  Continued Transfer Efforts.......................................................... 68
  13.2  Transfers of Non-ABB Ltd Business................................................... 69
ARTICLE 14 Tax Matters with Respect to the JC............................................... 70
  14.1  Claims or Elections ................................................................ 70
  14.2  Information ........................................................................ 70
  14.3  Tax Losses ......................................................................... 70
  14.4  Investigations ..................................................................... 71
  14.5  Records ............................................................................ 71
  14.6  Certain Tax Matters ................................................................ 71
  14.7  Combustion Engineering ............................................................. 71
  14.8  Tax Liabilities .................................................................... 72
ARTICLE 15 Non-Competition; Non-Solicitation ............................................... 72
  15.1  Non-competition .................................................................... 72
  15.2  Exceptions ......................................................................... 73
  15.3  Non-solicitation; Non-hiring ....................................................... 75
ARTICLE 16 Confidentiality ................................................................. 76
  16.1  Confidentiality .................................................................... 76
  16.2  Extended Parties ................................................................... 77
  16.3  Excluded Information ............................................................... 78

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
ARTICLE 17 Termination of Agreement ........................................................ 80
  17.1  Termination of Agreement ........................................................... 80
  17.2  Effect of Termination .............................................................. 81
  18.3  Dutch Civil Code ................................................................... 81
ARTICLE 18 Miscellaneous ................................................................... 81
  18.1  Expenses. .......................................................................... 81
  18.2  Notices ............................................................................ 82
  18.3  Entire Agreement ................................................................... 83
  18.4  Assignment ......................................................................... 84
  18.5  Binding Effect ..................................................................... 85
  18.6  Headings ........................................................................... 85
  18.8  Severability. ...................................................................... 85
  18.8  Applicable Law ..................................................................... 86
  18.9  Arbitration ........................................................................ 86
  18.10 Counterparts ....................................................................... 86
  18.11 No Third Party Beneficiaries ....................................................... 86
  18.12 Controlling Document ............................................................... 87
  18.13 Status of Affiliates ............................................................... 87
  18.14 The JC ............................................................................. 87
  18.15 Preservation ....................................................................... 87

                                      -iii-
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EXHIBITS

A       ALSTOM Release
B       Joint Venture Termination Agreement
C       Shareholders Termination Agreement
D       Guaranty Termination Agreement
E       Keep-Well Termination Agreement
F       JC Release
G       ABB Ltd Release
H       Combustion Engineering and Connecticut Valley Agreement
I       Powerformer License Agreement Term Sheet
J       Press Releases
K       Windsor Site Lease Term Sheet
L       1998 Net Equity Values

SCHEDULES

2.5(a)  Outstanding Open Items
5.1(e)  Consents by ABB Ltd
5.3(e)  Closing Regulatory Approvals to be obtained by ALSTOM
5.4(e)  Consents by the JC
10.5(b) Disposable Assets
14.6    Certain Tax Matters
15.1    Prohibited Activities
15.2(b) List of Ventures

ANNEXES

A       The ALSTOM Business

B       Part A: The ABB Ltd Business
        Part B: Permitted Encumbrances
        Part C: ABB Ltd Post-Settlement Closing Transferred Assets

C       Description of the Field

D       Intellectual Property Rights and Know-How

E       Indemnities

F       Employees, Employee Benefits and Pension Provisions

G       Real Estate Provisions

H       Investment Projects

I       Undertakings and Indemnity Agreement

J       ABB Ltd Business Guarantees

K       Warranties
           Part A: Warranties
        Part B: Nature of Warranties

                                      -iv-
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                                 SHARE PURCHASE
                                       AND
                              SETTLEMENT AGREEMENT

     This Share Purchase and Settlement Agreement (the "Agreement") dated as of March 31, 2000 by and among ABB Ltd, a corporation organized and existing under the laws of Switzerland ("ABB Ltd"), ALSTOM, a corporation organized and existing under the laws of France ("ALSTOM"), and ABB ALSTOM Power NV, a corporation organized and existing under the laws of The Netherlands (the "JC").

                              W I T N E S S E T H:

     WHEREAS, ALSTOM and ABB Handels- und Verwaltungs AG, a corporation incorporated under the laws of Switzerland ("ABB HV"), entered into a Joint Venture Agreement, dated March 23, 1999, as amended and supplemented by the Supplemental Agreement and Closing Memorandum and Agreement each dated June 30, 1999 (the "Joint Venture Agreement"), with the objectives and for the purpose set out in the Recitals thereto, including the establishment of the JC as a company jointly owned, directly or indirectly, by ALSTOM and ABB Ltd;

     WHEREAS, ALSTOM, ABB Asea Brown Boveri Ltd, a corporation organized and existing under the laws of Switzerland ("ABB Asea Brown Boveri"), ABB AG, a corporation organized and existing under the laws of Switzerland ("ABB AG"), and ABB AB, a corporation organized and existing under the laws of Sweden ("ABB AB"), entered into a Shareholders Agreement, dated March 23, 1999, as amended by the Supplemental Agreement dated June 30, 1999 (the "Shareholders Agreement"), relating to the ownership and management of the JC;

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     WHEREAS, subsequent to the execution of the Joint Venture Agreement and the
Shareholders Agreement, the ABB Ltd Group (as defined below) was reorganized in such a manner that ABB Ltd has become the Parent Company of the group of companies commonly referred to as the "ABB Group" including, without limitation, ABB Asea Brown Boveri, ABB AG, ABB AB and ABB HV;

     WHEREAS, ALSTOM has delivered written notices to ABB Asea Brown Boveri that material disputes have arisen under certain terms and provisions of the Joint Venture Agreement;

     WHEREAS, ABB Ltd has reserved the right to deliver its own written notices to ALSTOM with respect to material disputes that have arisen under the terms and provisions of the Joint Venture Agreement; and

     WHEREAS, each of ALSTOM and ABB Ltd desire to resolve the disputes on an amicable basis and thus avoid the referral of such disputes to arbitration under the Rules of Arbitration of the International Chamber of Commerce in accordance with the provisions of the Joint Venture Agreement and, in connection therewith, ALSTOM has agreed to purchase, and ABB Ltd has agreed to sell, all of the Class B Shares of the JC, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

     1.1 DEFINITIONS. The following capitalized terms shall have the following respective meanings, unless the context otherwise requires:

"1998 Net Equity Values"      as defined in Article 10.6;

"ABB AB"                      as defined in the Recitals;

"ABB AB Group"                at any date, ABB AB and its Subsidiaries for the
                              time being, but in any event excluding the JC
                              Group;

"ABB AG"                      as defined in the Recitals;

"ABB AG Group"                at any date, ABB AG and its Subsidiaries for the
                              time being, but in any event excluding the JC
                              Group;

"ABB ALSTOM Power, Inc."      as defined in Article 2.3(c);

"ABB Asea Brown Boveri"       as defined in the Recitals;

"ABB Asea Brown Boveri Group" at any date, ABB Asea Brown Boveri and its
                              Subsidiaries for the time being, but in any event excluding the JC Group;

"ABB HV"                      as defined in the Recitals;

"ABB Ltd"                     as defined in the Introductory Paragraph;

"AAB Ltd/AAP Inc. Payment"    as defined in Article 2.3(c);

"ABB Ltd/ALSTOM Adjustment    as defined in Article 3.6;
Payment"

"ABB Ltd Ancillary            as defined in Article 2.3(b);
Agreements"

"ABB Ltd Business"            the "ABB Ltd Business" required to have been
                              transferred to the JC pursuant to the Joint
                              Venture Agreement, as specified in Part A of Annex
                              C to the Joint Venture Agreement (a copy of which is attached hereto as Part A of Annex B hereto);

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"ABB Ltd Business Contract"   any Contract of any member of the ABB Ltd Group,
                              which as of the Settlement Closing Date
                              predominantly relates to the ABB Ltd Business and is in effect in whole or in part as of the Settlement Closing Date;

"ABB Ltd Business Contracts   as defined in Article 11.1(b);
Transfer Consents"

"ABB Ltd Business Contracts   as defined in Article 11.6(a);
Guarantees"

"ABB Ltd Business Guarantee"  any guarantee, letter of credit reimbursement agreement, insurance bond, commitment with bond issuers (including without limitation Sirius, American International Group and Chubb), letter of comfort, or other similar support arrangement by any member of the ABB Ltd Group solely with respect to JC Liabilities, entered into prior to the date hereof or, at the request of the JC, after the date hereof other than any ABB Ltd Financial Institution Guarantee;

"ABB Ltd/CE Capital           as defined in Article 3.5(b);
Contribution"

"ABB Ltd Excluded             as defined in Annex E;
Liabilities"

"ABB Ltd Financial            any guarantee, letter of credit, insurance bond,
Institution Guarantee"        or other similar support arrangement (including,
                              without limitation, financial and credit enhancement facilities) issued by any member of the ABB Ltd Group that is a financial institution or in the business of providing any such support arrangement, in relation to any Contract or Liability of any member of the JC Group or any ABB
                              Ltd Transferred Company;

"ABB Ltd Financial            any conflict with, any violation of or default
Instrument Default"           (with or without notice or lapse of time, or both)
                              under, giving rise to a right of termination, revocation, withdrawal, suspension, modification or cancellation (in whole or in part) of or under, giving rise to a right of first refusal (or similar right) under or with respect to, giving rise to a right of acceleration of any obligation under or a right to require repayment of any amount under, resulting in the loss of a benefit under, or resulting in the creation of any Encumbrance upon

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                              any of the respective properties and assets of any
                              member of the JC Group (including without limitation any ABB Ltd Transferred Company included in the ABB Ltd Post-Settlement Closing Transferred Assets) or any member of the ALSTOM Group under, any ABB Ltd Business Guarantee in respect of any ABB Ltd Financial Institution Guarantee;

"ABB Ltd Group"               at any date, ABB Ltd and its Subsidiaries for the
                              time being, but in any event excluding the JC
                              Group;

"ABB Ltd/JC Payment"          as defined in Article 3.4;

"ABB Ltd Marks"               as defined in Annex D;

"ABB Ltd Marks License
Agreements"                   as defined in Article 8.2(d);

"ABB Ltd Post-Settlement      all Assets (including without limitation,
Closing Transferred Assets"   undertakings) which were required under the terms
                              of the Joint Venture Agreement directly or indirectly to have been transferred by the "ABB
                              Ltd Group," but which as of the date hereof have not been directly or indirectly transferred into the direct or indirect ownership of a member of the JC Group, including without limitation the Assets described in Part C of Annex B but in any event excluding (for the avoidance of doubt) any shares or other equity interest in the CE
                              Companies;

"ABB Ltd Release"             as defined in Article 2.3(b);

"ABB Ltd Reorganisation"      as defined in the Joint Venture Agreement;

"ABB Ltd Transferred          (i) all of the undertakings directly or indirectly
Companies"                    contributed by the "ABB Ltd Group" to the JC Group
                              pursuant to the Joint Venture Agreement prior to the date hereof (including without limitation all of the undertakings listed on Part B of Annex C to the Joint Venture Agreement), and (ii) all of the undertakings comprised in the ABB Ltd
                              Post-Settlement Closing Transferred Assets, but in any event excluding (under both clauses (i) and (ii)) the CE Companies;

"ABB Ltd Wire Transfer
Instructions"                 as defined in Article 2.3(a);

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"ABB Powers of Attorney"      as defined in Article 3.7(a);

"Absolute Obligations"        as defined in Article 2.6;

"Affiliate"                   in relation to an undertaking, any Subsidiary of
                              such undertaking, and any other undertaking in which for the time being that undertaking (or any Subsidiary thereof) directly or indirectly owns or controls: (i) fifty per cent (50%) or more of the issued shares; (ii) shares conferring fifty per cent (50%) or more of the voting rights exercisable at all general meetings; or (iii) the right to nominate directors holding fifty per cent
                              (50%) or more of the voting rights exercisable by the directors of the said undertaking, provided that no member of the JC Group shall be considered an Affiliate of ABB Ltd or (until consummation of the Settlement Closing) ALSTOM;

"Agreement"                   this Share Purchase and Settlement Agreement;

"ALSTOM"                      as defined in the Introductory Paragraph;

"ALSTOM Ancillary             as defined in Article 2.3(a);
Agreements"

"ALSTOM Business"             the "ALSTOM Business" required to have been
                              transferred to the JC pursuant to the Joint
                              Venture Agreement, as specified in Part A of Annex
                              A to the Joint Venture Agreement (a copy of which is attached hereto as Annex A);

"ALSTOM Group"                at any date, ALSTOM and its Subsidiaries for the
                              time being, but in any event excluding the JC
                              Group;

"ALSTOM Power of Attorney"    as defined in Article 3.7(b);

"ALSTOM Release"              as defined in Article 2.3(a);

"ALSTOM Reorganisation"       as defined in the Joint Venture Agreement;

"ALSTOM Wire Transfer         as defined in Article 3.4;
Instructions"

"ALSTOM Transferred           all of the undertakings directly or indirectly
Companies"                    contributed by the "ALSTOM Group" to the JC Group
                              pursuant to the Joint Venture Agreement prior to the date hereof (including without limitation all of the undertakings listed on Part B of Annex A to the Joint Venture Agreement);

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"Ancillary Agreements"        as defined in Article 2.3(b);

"Articles"                    Articles of Association of the JC;

"Asea Brown Boveri Inc."      as defined in Article 2.3(b);

"Assets" all tangible and intangible property, including without limitation cash, leases, licenses, Intellectual Property Rights, Know-How and/or any other right over or interest in property;

"Balanced Netting Position"   as defined in Article 2.5(b)(i);

"Business Day"                a day on which banks generally in London and
                              Zurich are open for a full range of business;

"Business Documents"          as defined in Article 8.2(c);

"Businesses"                  the ALSTOM Business and the ABB Ltd Business;

"CE Asset Purchase Agreement" that certain Asset Purchase Agreement dated as of
                              December 29, 1999, by and between Combustion
                              Engineering, Inc. and ABB ALSTOM Power, Inc.;

"CE Closing"                  as defined in Article 7.1;

"CE Companies"                Combustion Engineering, Inc. and Connecticut
                              Valley Claim Service Co., Inc.;

"CGS"                         Connecticut General Statutes;

"Class B Shares"              as defined in the Articles;

"Closing"                     as defined in the Joint Venture Agreement;

"Closing Date"                June 30, 1999;

"Closing Regulatory           all consents (including the expiry of any period
Approvals"                    following a notification such that consent is
                              deemed to be given or no consent is required), approvals, waivers and filings of or with any Regulatory Authority as are required to be obtained or made by any of ALSTOM, ABB Ltd, the JC or any of their respective Affiliates prior to the Settlement Closing in connection with the Settlement Closing Matters;

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"Combustion Engineering       as defined in Article 2.3(b);
and Connecticut Valley
Agreement"

"Combustion Engineering,      as defined in Article 2.3(c);
Inc."

"Connecticut ECA"             as defined in Article 4.3;

"Connecticut Form III"        as defined in Article 4.3;

"Contracts"                   with respect to any person, all contracts,
                              engagements and similar obligations of, rights, benefits and licenses enjoyed by, and bonds, guarantees and other commitments relating, to such person;

"Default"                     (i) any conflict with, any violation of or default
                              (with or without notice or lapse of time, or both) under, giving rise to a right of termination, revocation, withdrawal, suspension, modification or cancellation (in whole or in part) of or under, giving rise to a right of first refusal (or similar right) under or with respect to, giving rise to a right of acceleration of any obligation under or a right to require repayment of any amount under, resulting in the loss of a benefit under, or resulting in the creation of any Encumbrance upon any of the respective properties and assets of any member of the JC Group
                              (including without limitation any ABB Ltd
                              Transferred Company included in the ABB Ltd
                              Post-Settlement Closing Transferred Assets) or any member of the ALSTOM Group under, any Contract to which any member of the JC Group (including without limitation any ABB Ltd Transferred Company included in the ABB Ltd Post-Settlement Closing
                              Transferred Assets) or any member of the ALSTOM
                              Group is a party or by which it or any of its Assets is bound, (ii) any member of the JC Group
                              (including without limitation any ABB Ltd
                              Transferred Company included in the ABB Ltd
                              Post-Settlement Closing Transferred Assets) or any member of the ALSTOM Group incurring any liability or obligation of any nature whatsoever under any Contract or (iii) any violation of any statute, law or regulation, or order of a Regulatory
                              Authority, applicable to any member of the JC
                              Group (including without limitation any ABB Ltd
                              Transferred Company included in the ABB Ltd
                              Post-Settlement Closing Transferred Assets) or any member of the ALSTOM Group;

"Disposable Assets"           as defined in Article 10.5(b);

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"Elektrim Case"               as defined in Schedule 14.6;

"Encumbrance"                 any mortgage, charge, lien, hypothecation, pledge,
                              claim, option, usufruct, security interest, voting agreement (other than the Shareholders Agreement), restriction on transfer (other than as set forth in the Shareholders Agreement or the Articles) or any other form of encumbrance, but excluding
                              (other than with respect to the Transferred
                              Shares) encumbrances arising in the ordinary course of the relevant Business that do not secure indebtedness for borrowed money (or any similar obligation) and do not, individually or in the aggregate, materially affect the value of any property or the use thereof for the purposes of the relevant Business;

"Euros"                       the official currency of the European Union;

"Extended Parties"            the Parties, ABB Asea Brown Boveri, ABB AG and ABB
                              AB (and "Extended Party" shall be construed accordingly);

"Field"                       as described in Annex C;

"Financial Transactions"      as defined in Article 2.5(b);

"Gadelius Case"               as defined in Schedule 14.6;

"GE"                          General Electric Company of the United States;

"Group" the ALSTOM Group or the ABB Ltd Group, or in the context where used, the ABB AB Group, the ABB AG Group or the ABB Asea Brown Boveri Group;

"Guaranty Termination         as defined in Article 2.3(a);
Agreement"

"IAS"                         International Accounting Standards;

"ISDA Agreement"              as defined in Article 2.5(b)(ii);

"Indemnified Parties"         as defined in Annex E;

"Intellectual Property        as defined in Annex D;
Rights"

"IP Conveyance Instruments"   as defined in Article 3.2;

"JC"                          as defined in the Introductory Paragraph;

"JC/ABB Contract"             as defined in Article 11.5(a);

"JC/ABB Service Contracts"    as defined in Article 11.5(d);

"JC/CE Capital Contribution"  as defined in Article 3.5;

"JC Group"                    at any date, the JC and its Subsidiaries for the
                              time being;

"JC Liabilities"              (i) all Liabilities of the ABB Ltd Business, and
                              (ii) all Liabilities of the ABB Ltd Transferred
                              Companies or the ABB Ltd Post-Settlement Closing
                              Transferred Assets constituting Liabilities of the ABB Ltd Business, in the case of both (i) and (ii) other than the Excluded Liabilities (as defined in Annex E);

"JC Power of Attorney"        as defined in Article 3.7(c);

"JC Release"                  as defined in Article 2.3(a);

"Joint Venture Agreement"     as defined in the Recitals;

"Joint Venture Termination    as defined in Article 2.3(a);
Agreement"

"Keep-Well Termination        as defined in Article 2.3(a);
Agreement"

"Know-How"                    as defined in Annex D;

"Liabilities"                 all liabilities, obligations, losses, damages,
                              deficiencies, obligations, debts and Taxes, all claims, demands, actions, lawsuits or other proceedings (including without limitation administrative proceedings, cost recovery actions, indemnification and contribution actions) by a Regulatory Authority or by any other third party
                              (including without limitation any of the foregoing sounding in tort, successor liability, strict liability, joint and several liability, assumption of liability, contribution, indemnity, contract, warranty or any other theory of law or equity), and all judgments, orders, injunctions, assessments, fines, diminutions in value, punitive damages, compliance costs, response action costs, removal, remediation and cleanup costs, corrective action costs, natural resource damages, penalties, levies, surcharges, recoveries, interest, other costs

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                              and expenses, including without limitation legal
                              expenses and other defense costs, in each case whether past, present or future (and regardless of whether known or unknown, fixed or contingent, disclosed or undisclosed, asserted or unasserted as of the date of this Agreement or as of the Settlement Closing Date);

"Long-Term Investments"       as defined in Article 2.5(b)(i);

"Management Board"            the board of managers of the JC;

"Master Set-Off and Netting   as defined in Article 2.5(b);
Agreement"

"Non-Listed ABB Ltd           as defined in Article 10.5;
Post-Settlement Closing
Transferred Assets"

"On-Balance Sheet             as defined in Article 2.5(b);
Transactions"

"Off-Balance Sheet            as defined in Article 2.5(b);
Transactions"

"Other Party"                 ALSTOM, in relation to ABB Ltd, or ABB Ltd, in
                              relation to ALSTOM;

"Parent Company"              in relation to any particular undertaking (the
                              "Specified Undertaking")":

                              (i)  if such Specified Undertaking is not a
                              Subsidiary of any other undertaking, such Specified Undertaking itself; or

                              (ii) if such Specified Undertaking is a Subsidiary of any other undertaking, such other undertaking (or, if there are two or more such other undertakings, the undertaking from among such other undertakings that is not itself a Subsidiary of any other undertakings);

"Parties"                     ALSTOM, ABB Ltd and the JC (and "Party" shall be
                              construed accordingly);

"Parties Transferred          the ALSTOM Transferred Companies (in the case of
Companies"                    ALSTOM) or the ABB Ltd Transferred Companies (in
                              the case of ABB Ltd);

"Permitted Encumbrance"       an Encumbrance which:

                              (i) arises (or has arisen) in the ordinary course of business of the ABB Ltd Business; or

                              (ii) is described in Part B of Annex B;

"Permitted Exceptions"        as defined in Annex K;

"Permitted Merger             in the case of ABB Ltd, ALSTOM or the JC, (i) any
Transaction"                  merger or consolidation of such Party with or into
                              any third party or (ii) the sale or other transfer of all or substantially all of such Party's assets, or all or substantially all of the assets of the Group of such Party considered as a whole, to any third party (or any related group of third parties), whether in a single transaction or in a series of related transactions;

"PLDOL"                       as defined in Schedule 14.6;

"PLDOL Matter"                as defined in Schedule 14.6;

"PLZAM"                       as defined in Schedule 14.6;

"Post-Settlement Closing      as defined in Article 2.5(b)(i);
Netting Payment"

"Powerformer License          as defined in Article 3.2;
Agreement"

"Prohibited Activities"       the activities set out in Schedule 15.1;

"Purchase Price"              as defined in Article 2.3(a);

"Reconciliation Statement"    as defined in Article 10.6;

"Regulatory Action"           (i)   the taking of any action:

                              (ii) the institution of proceedings in any court of competent jurisdiction; or

                              (iii) the proposal or enactment of any statute or
                                    regulation by any Regulatory Authority,
                              in each case being an action or proceeding which (if successfully pursued by the person initiating the same) would, or a statute or regulation which (when enacted) would, prohibit, restrict or delay the effect of any of the Settlement Closing Matters, any transfer of ABB Ltd Post-Settlement Closing Transferred Assets or the carrying on of the business of the JC Group in the ordinary course after the Settlement Closing or after the date of any transfer of ABB Ltd Post-Settlement Closing Transferred Assets, and/or result in the making of any order for the payment of any penalty or damages by any member of the ALSTOM Group, the ABB Ltd Group or the JC Group in connection with the transactions contemplated by this Agreement;

"Regulatory Approvals"        all consents (including the expiry of any period
                              following a notification such that consent is deemed to be given or no consent is required), approvals, waivers and filings of or with any Regulatory Authority as are required to be obtained or made by any of ALSTOM, ABB Ltd, the JC or any of their respective Affiliates in connection with the execution, delivery and performance of this Agreement and the Settlement
                              Documents by the respective parties (or
                              contemplated parties) thereto and the consummation of the transactions contemplated herein and therein;

"Regulatory Authority"        any government (including without limitation any
                              political subdivision or instrumentality of any government), any governmental, quasi-governmental, supranational or state agency, department or regulatory body or authority, or any stock exchange;

"Releases"                    the ABB Ltd Release, the ALSTOM Release and the JC
                              Release;

"Reorganisations"             the ALSTOM Reorganisation and the ABB Ltd
                              Reorganisation;

"Required Workers'            as defined in Article 4.4;
Consultations"

"Restricted Employee"         as defined in Article 15.3;

"Rules"                       as defined in Article 18.9;

"Settlement"                  as defined in Article 2.1;

"Settlement Closing"          as defined in Article 7.1;

"Settlement Closing Date"     as defined in Article 7.1;

"Settlement Closing Matters"  the execution and delivery of the Ancillary
                              Agreements contemplated hereby to be executed and delivered prior to or at the Settlement Closing, the performance by the Parties of their respective obligations under this Agreement and the Ancillary Agreements specifically contemplated to be performed prior to or at the Settlement Closing and the consummation of the transactions specifically contemplated herein and therein to be consummated prior to or at the Settlement Closing;

"Settlement Documents"        as defined in Article 2.3(b);

"Share"                       any participating interest in any undertaking;

"Shareholders Agreement"      as defined in the Recitals;

"Shareholders Termination     as defined in Article 2.3(a);
Agreement"

"Specified Undertaking"       as defined in the definition of "Parent Company";

"Stibbe"                      as defined in Article 7.1;

"Subsidiary"                  in relation to an undertaking, any other
                              undertaking in which for the time being the first mentioned undertaking owns or controls, directly or indirectly:

                              (i) more than fifty per cent (50%) of the issued shares; or

                              (ii) shares conferring more than fifty per cent (50%) of the voting rights exercisable at all general meetings; or

                              (iii) the right to nominate directors who together hold a majority of the voting rights exercisable by the directors of the said undertaking, and so that an undertaking which is a Subsidiary of another shall also be a Subsidiary of any undertaking of which that other is a Subsidiary;

"Supervisory Directors B"     members of the Supervisory Board of the JC
                              appointed by the General Meeting of Shareholders from a list of nominees submitted by the holders of Class B Shares;

"Tax Benefit"                 as defined in Article 14.7;

"Tax Matters"                 as defined in Schedule 14.6;

"Taxes" any and all forms of taxes, levies, imposts, duties and other charges in the nature of taxation imposed by the government of any country or by any state or municipal authority anywhere in the world;

"Taxing Authority"            any authority of any government of any country,
                              state, county, city or locality (or any political subdivision or any instrumentality thereof) authorized or required to collect or impose Taxes or enforce any law imposing Taxes;

"Tax Return"                  any tax return or other filing in respect of
                              Taxes;

"Transfer Date Net Equity     as defined in Article 10.6;
Value"

"Transferor"                  the meaning attributed thereto in Article 11.1(d);

"Transferred Assets"          as defined in Article 10.6;

"Transferred Shares"          as defined in Article 2.2;

"undertaking"                 a body corporate or unincorporate, a partnership
                              or any other entity.

"Undertakings and Indemnity   the agreement set forth in Annex I;
Agreement"

"US GAAP"                     U.S. generally accepted accounting principles;

"Warranties"                  as defined in Annex K;

"Warranties Breach"           as defined in Annex E;

"Warrantor"                   ABB Ltd or ALSTOM, as the case may be; and

"Windsor Site Lease"          an agreement between Combustion Engineering, Inc.
                              and a Subsidiary of the JC designated by the JC on the basis of the term sheet attached as Exhibit K hereto and as agreed between the Parties.

     1.2  INTERPRETATION. In this Agreement:

            (a) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa;

            (b) references to persons shall include individuals, undertakings and governmental, supranational and state agencies and regulatory bodies;

            (c) references to Recitals, Articles, Exhibits, Schedules and Annexes and parts thereof, unless a contrary intention appears, are to the Recitals, Articles, Exhibits, Schedules and Annexes to this Agreement and parts thereof, respectively;

            (d) any reference to a document being "in the agreed terms" or "in the agreed form" is to such a document in the terms or in the form agreed between ALSTOM and ABB Ltd and for the purpose of identification signed by or on behalf of ALSTOM and ABB Ltd or in such other terms or form as may be agreed in writing between ALSTOM and ABB Ltd in substitution therefor;

            (e) references to any statutory provision shall include such provision as from time to time amended, whether before, on or after the date of this Agreement (unless the context in which such reference is used requires a different date), and shall be deemed to include provisions of earlier legislation (as from time to time amended) which have been re-enacted

(with or without modification) or replaced (directly or indirectly) by such provision and shall further include all statutory instruments or orders from time to time made pursuant thereto;

            (f) the headings are inserted for convenience only and shall not affect the construction of this Agreement; and

            (g) where reference is made to rights or obligations of ALSTOM or ABB Ltd, such rights or obligations may be assigned to or performed by an undertaking which is one hundred percent (100%) directly or indirectly owned by ALSTOM or ABB Ltd, as the case may be, provided always that the Other Party has given its prior consent to such assignment or performance (such consent not to be unreasonably withheld) and provided always that ALSTOM and ABB Ltd shall remain, for all purposes, parties to this Agreement and liable to the Other Party for the performance by any such undertaking.

     1.3 EXHIBITS, SCHEDULES AND ANNEXES. The Exhibits, Schedules and Annexes form part of this Agreement and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Agreement.

                                    ARTICLE 2

                   NATURE OF SETTLEMENT AND PURCHASE OF SHARES

     2.1 THE SETTLEMENT. The Parties agree to settle all of their claims, liabilities, disputes and differences with respect to the formation, operation and activities of the JC including, without limitation, all claims, liabilities, disputes and differences, past, present and future, arising from or associated with the contribution of the ABB Ltd Business and the ALSTOM Business to the JC pursuant to the terms and provisions of the Joint Venture Agreement, on the terms and conditions, and solely to the extent, set forth herein and subject to the consummation of the Settlement Closing (the "Settlement"). It is agreed among the Parties that nothing in the preceding sentence shall constitute a release of any claim, right, liability or obligation of any of the Parties, all of which releases are set forth only in the ALSTOM Release, the JC Release and the ABB Ltd Release, respectively.

     2.2 PURCHASE AND TRANSFER OF SHARES. Subject to the terms and conditions of this Agreement, at the Settlement Closing, in consideration of the Purchase Price and in partial consideration of the Settlement, ABB Ltd shall sell and transfer or cause to be sold and transferred to ALSTOM, or its designated Affiliate(s), and ALSTOM shall accept, or cause to be accepted by its designated Affiliate(s), all of the outstanding Class B Shares of the JC, representing fifty percent (50%) of the issued and outstanding share capital of the JC (the "Transferred Shares"), together with all rights, title and interest in and to the Transferred Shares and all voting and economic rights and benefits associated therewith. The Transferred Shares shall be sold and transferred to ALSTOM, or its designated Affiliate(s), free and clear of any Encumbrance.

     2.3    CONSIDERATION FOR THE SETTLEMENT AND THE TRANSFERRED SHARES.

            (a) CONSIDERATION BY ALSTOM. Without limitation, the consideration by ALSTOM for the Settlement and the Transferred Shares shall be (i) the payment by ALSTOM of the purchase price in the amount of One Billion Two Hundred Fifty Million Euros (EURO 1,250,000,000) (the "Purchase Price"), payable by wire transfer in immediately available funds to ABB Ltd or its designee on the Settlement Closing Date, in accordance with wire transfer instructions (the "ABB Ltd Wire Transfer Instructions") delivered by ABB Ltd to ALSTOM at least one Business Day prior to the Settlement Closing; (ii) the execution and delivery by ALSTOM at the Settlement Closing of (A) the General Release, dated the Settlement Closing Date, in the form attached hereto as Exhibit A (the "ALSTOM Release"), (B) the Joint Venture Termination Agreement, dated the Settlement Closing Date, in the form attached hereto as Exhibit B (the "Joint Venture Termination Agreement"), (C) the Shareholders Termination Agreement, dated the Settlement Closing Date, in the form attached hereto as Exhibit C (the "Shareholders Termination Agreement"), (D) the Guaranty Termination Agreement, dated the Settlement Closing Date, in the form attached hereto as Exhibit D (the "Guaranty Termination Agreement") and (E) the Keep-Well Termination Agreement, dated the Settlement Closing Date, in the form attached hereto as Exhibit E (the "Keep-Well Termination Agreement"); and (iii) the execution and delivery by the JC at the Settlement Closing of the General Release, dated the Settlement Closing Date, in the form attached hereto as Exhibit F (the "JC Release"). The ALSTOM Release, the Joint Venture Termination Agreement, the Shareholders Termination Agreement, the Guaranty Termination Agreement and the Keep-Well Termination Agreement are hereinafter collectively referred to as the "ALSTOM Ancillary Agreements."

            (b) CONSIDERATION BY ABB LTD. Without limitation, the consideration by ABB Ltd for the Settlement and the receipt of the Purchase Price shall be, in part, the sale, transfer and delivery of the Transferred Shares at the Purchase Price and, in part, (1) the execution and delivery by ABB Ltd at the Settlement Closing of (i) the General Release, dated the Settlement Closing Date, in the form attached hereto as Exhibit G (the "ABB Ltd Release"), (ii) the ALSTOM Ancillary Agreements other than the ALSTOM Release and (iii) the Powerformer License Agreement and (2) the execution and delivery by Asea Brown Boveri Inc., a corporation organized and existing under the laws of the State of Delaware ("Asea Brown Boveri Inc."), of the Stock Purchase Agreement, dated the Settlement Closing Date, in the form attached hereto as Exhibit H (the "Combustion Engineering and Connecticut Valley Agreement"). The documents described in clauses (1) and (2) of the preceding sentence are hereinafter collectively referred to as the "ABB Ltd Ancillary Agreements." The ALSTOM Ancillary Agreements and the ABB Ltd Ancillary Agreements are hereinafter collectively referred to as the "Ancillary Agreements." This Agreement, the Ancillary Agreements and the further agreements, certificates or other instruments executed and delivered pursuant to any of the foregoing are hereinafter collectively referred to as the "Settlement Documents."

            (c)  COMBUSTION ENGINEERING.

            (1) At the Settlement Closing, the JC and ABB Ltd shall cause their respective applicable Subsidiaries to execute and deliver, and to consummate the transactions contemplated by, the Combustion Engineering and Connecticut Valley Agreement.

            (2) ABB Ltd shall cause Asea Brown Boveri Inc. to make a payment by wire transfer to ABB ALSTOM Power, Inc., a corporation organized and existing under the laws of the State of Delaware ("ABB ALSTOM Power, Inc."), in the amount of Ninety-Eight Million Five Hundred Thousand United States Dollars ($98,500,000) as payment in full to settle all claims and disputes and diminution in value, if any, incurred or suffered by ABB ALSTOM Power, Inc. as a result of the Transfer Agreement made as of June 27, 1999 by and between Asea Brown Boveri Inc. and ABB Power Subholding, Inc., a corporation organized and existing under the laws of the State of Delaware, and the transfer of the shares of Combustion Engineering, Inc., a corporation organized and existing under the laws of the State of Delaware ("Combustion Engineering, Inc."), to ABB ALSTOM Power, Inc. pursuant to the terms of the Joint Venture

Agreement. The Parties agree to treat such payment for tax purposes as a contribution to capital. The Parties further acknowledge that the releases in respect of such claims are submitted within, and are only as set forth in, the ALSTOM Release and the JC Release. Such payment (the "ABB Ltd/AAP Inc. Payment") shall be made at the Settlement Closing to the account of ABB ALSTOM Power, Inc. as notified in writing to ABB Ltd at least one (1) Business Day prior to the Settlement Closing Date.

            (3) Each of ABB Ltd and ALSTOM covenant to the other that from and after the Settlement Closing Date, it will not, and will cause Asea Brown Boveri Inc. and Combustion Engineering, Inc. and their respective successors and assigns not to, seek to void or rescind, or challenge in any way, the transactions consummated pursuant to the CE Asset Purchase Agreement and the Combustion Engineering and Connecticut Valley Agreement.

            (4) Reference is hereby made to the CE Asset Purchase Agreement and to the "CE Specified Debt" (as defined therein). The Parties agree that they shall cause their respective Subsidiaries to take such action as is necessary to procure that the principal amount of the Specified Debt is $27,140,000 as of the Settlement Closing Date.

     2.4 EFFECTIVE DATE. The effective date of the Settlement and sale and transfer of the Transferred Shares shall be the Settlement Closing Date.

     2.5    OTHER ADJUSTMENTS.

            (a) OUTSTANDING OPEN ITEMS. Prior to the date hereof, the Parties have resolved all of the outstanding open items relating to the transfer of the ABB Ltd Business to the JC, including, without limitation, those items identified in Schedule 2.5(a) hereto, in further consideration of the entering into of this Agreement and the closing of the transactions contemplated herein, effective upon consummation of the Settlement Closing.

            (b) CERTAIN FINANCIAL TRANSACTIONS. As of the date hereof, the JC Group has entered into on-balance sheet and off-balance sheet and other financial transactions (collectively, the "Financial Transactions") with the ABB Ltd Group, in connection with the Businesses as conducted by the JC Group. Certain of the on-balance sheet transactions (the "On-Balance Sheet Transactions") are subject to a Master Set-Off and Netting Agreement, dated as of July 1, 1999, between the JC and ABB Asea Brown Boveri (the "Master Set-Off and Netting Agreement"). The off-balance sheet transactions (the "Off-Balance Sheet Transactions") have been entered into and have been conducted in accordance with the terms and conditions contained in standard ISDA agreements. Each of ALSTOM, the JC and ABB Ltd shall proceed as follows with respect to the Financial Transactions:

                 (i) ON-BALANCE SHEET TRANSACTIONS. On the day prior to the Settlement Closing Date, ABB Ltd shall prepare and deliver or cause its Subsidiary, ABB Capital B.V. to prepare and deliver to the JC a statement setting forth the current creditor and debtor position of the parties to the Master Set-Off and Netting Agreement. Within one
            (1) Business Day of the receipt of such statement (but in no event prior to the consummation of the Settlement Closing), if the Settlement Closing occurs, the JC shall pay to ABB Capital B.V. the amounts (the "Post-Settlement Closing Netting Payment") necessary to bring the debtor position of the AAP Netting Group (as such term is defined in the Master Set-Off and Netting Agreement) into balance with the creditor position of the ABB Netting Group (as such term is defined in the Master Set-Off and Netting Agreement) (hereinafter, the "Balanced Netting Position"). Thereafter, at the end of every two (2) weeks, ABB Ltd shall prepare and deliver, or cause ABB Capital B.V. to prepare and deliver additional statements setting forth the then current creditor and debtor position of the parties to the Master Set-Off and Netting Agreement and the JC shall make additional payments to ABB Capital B.V. as necessary to maintain the Balanced Netting Position. One hundred (100) days after the Settlement Closing Date, the Parties shall terminate or cause to be terminated the Master Set-Off and Netting Agreement and thereafter cease to enter into any additional On-Balance Sheet Transactions, provided that each Party shall remain liable to the Other Party for all obligations of its respective Group under the terms and conditions of such Master Set-Off and Netting Agreement. Notwithstanding the foregoing, in the event certain deposits of the JC Group are invested in long-term investment contracts, certificates of deposit or other similar investments (the "Long-Term Investments"), such Long-Term Investments shall continue to be maintained by the ABB Ltd Group until maturity unless otherwise instructed in writing by ALSTOM and shall be paid to ALSTOM within one (1) Business Day of their maturity or earlier termination or withdrawal, as the case may be; provided, however, that ALSTOM and the JC shall be solely liable for any premium, penalty, "break-funding" or other third-party early withdrawal, early termination or equivalent cost and any reasonable out-of-pocket expenses incurred by the ABB Ltd Group as a result of any early termination or withdrawal directed by ALSTOM. Such estimated expenses shall not be binding on the ABB Ltd Group. Upon request from ALSTOM, the ABB Ltd Group shall inform the JC and

            ALSTOM of any anticipated premium, penalty, "break-funding" or other similar cost and any anticipated out-of-pocket expenses to be incurred by the ABB Ltd Group prior to any such early termination or withdrawal.

                 (ii) OFF-BALANCE SHEET TRANSACTIONS. Prior to or at the Settlement Closing, the JC and ABB Ltd or its Affiliate shall enter into an ISDA agreement for a ninety (90) day term (the "ISDA Agreement"), which ISDA Agreement shall govern the Off-Balance Sheet Transactions. Upon expiration of the ISDA Agreement, the JC Group and the ABB Ltd Group shall cease to enter into any additional Off-Balance Sheet Transactions, provided that each Party shall remain liable to the Other Party for all obligations of its respective Group under the terms and conditions of the ISDA Agreement.

                 (iii) BRAZIL AND POLAND. From and after the Settlement Closing Date, the JC Group and the ABB Ltd Group shall proceed with respect to the Financial Transactions entered into in connection with the Businesses conducted in Brazil and Poland for a term of thirty (30) days in a manner consistent with the provisions of Article 2.5(b)(i) and (ii).

                 (iv) PROJECT SUPPORT. Following the Settlement Closing Date, ABB Ltd shall maintain or cause to be maintained in place all existing financial support provided by the ABB Ltd Group with respect to the Rosarito and Monterey, Mexico projects, in accordance with their existing terms and conditions.

                 (v) ALSTOM SUPPORT. ALSTOM acknowledges and confirms its agreement that Financial Transactions entered into by the JC Group described above and agrees to provide the financial support necessary for the JC Group to perform its obligations under such Financial Transactions and shall indemnify and hold harmless the ABB Ltd Group in accordance with the provisions of Annex E hereto as a result of any breach or failure to perform by the JC Group under such Financial Transactions.

     2.6 ABSOLUTE OBLIGATIONS; NO SET-OFF AGAINST PURCHASE PRICE. (a) The obligation of ALSTOM to pay the Purchase Price for the Transferred Shares, and of ABB Ltd to cause the Transferred Shares to be sold, transferred and delivered to ALSTOM (or its designee(s)), in each case in accordance with (and subject to) the provisions of this Agreement (such obligations being referred to herein as the "Absolute Obligations"), are absolute and are not and shall not be subject to any legal or equitable right of set-off or other deduction for any reason whatsoever.

            (b) For the avoidance of doubt, Article 2.6(a) shall cease to have any further force or effect upon payment and performance in full of the Absolute Obligations at the Settlement Closing.

     2.7 NATURE OF THE SETTLEMENT. The Parties acknowledge and agree that they have extensive knowledge and experience in financial and business matters and are capable of evaluating the merits and risks of the transactions contemplated hereby. The consideration for the Settlement has been arrived at following arm's-length negotiations between the Parties and their representatives. Prior to such negotiations, each of the Parties has been involved in the affairs of the JC and has had extensive access to financial and other information concerning the assets, liabilities, business, results of operations, financial condition and prospects of the JC and its predecessors. Accordingly, the Parties hereby irrevocably agree to be bound by the determination of the consideration for the Settlement, including the Purchase Price for the Transferred Shares, notwithstanding any change in the assets, liabilities, business, results of operations, financial condition or prospects of the JC prior to, from and after the date hereof. No Party or any of its Affiliates (or any person claiming by or though any Party or its Affiliates) shall have or assert any claim or dispute (whether in contract, tort or otherwise) with respect to the negotiation of this Agreement or the resulting determination of the consideration for the Settlement or the Purchase Price for the Transferred Shares, including, without limitation, any claims or disputes premised in whole or in part on any allegation that material information pertinent to such determination was withheld or was not disclosed or made available to such Party, all of which claims and disputes are hereby irrevocably waived. Nothing in this Article 2.7 prejudices the express rights of any party under this Agreement or under any other Settlement Document.

                                    ARTICLE 3

             RELATED AGREEMENTS AND INSTRUMENTS; PRE-CLOSING MATTERS

     3.1 RELEASES AND ANCILLARY AGREEMENTS. At or prior to the Settlement Closing, (a) ALSTOM shall enter into, or cause its Affiliates to enter into, as the case may be, the ALSTOM Ancillary Agreements, (b) ABB Ltd shall enter into, or cause its Affiliates to enter into, as the case may be, the ABB Ltd Ancillary Agreements and (c) the JC shall enter into the JC Release and the Ancillary Agreements to which it is a party.

     3.2 INTELLECTUAL PROPERTY. At or prior to the Settlement Closing, ABB Ltd or its appropriate Affiliate and ALSTOM shall enter into the Powerformer License Agreement on the basis of the term sheet attached hereto as Exhibit I (the "Powerformer License Agreement"), and

ABB Ltd and/or its Affiliates, and ALSTOM, shall enter into such instruments of assignment and conveyance, and such licenses, sublicenses, use agreements or other instruments, as may be necessary to provide the JC Group with ownership or use, as the case may be, of the Intellectual Property Rights and Know-How that ABB Ltd is obligated to provide, or cause to be provided, to the JC Group in accordance with the terms and conditions of Annex D (collectively, the "IP Conveyance Instruments"). Nothing in the preceding sentence is intended to, or shall, limit ABB Ltd's obligations to execute and deliver, and/or cause others to execute and deliver, any such instruments from time to time upon the request of ALSTOM after the Settlement Closing to the extent such instruments are not entered into at or prior to the Settlement Closing, or otherwise limit the obligations of ABB Ltd under Annex D.

     3.3 PURCHASE OF BABCOCK. Prior to the Settlement Closing, ABB Ltd and ALSTOM shall enter into an agreement for the purchase by ABB Ltd or its appropriate Subsidiary and the sale by ALSTOM or its appropriate Subsidiary of all of the issued and outstanding shares of common stock of Babcock Australia Pty Ltd for the purchase price of Two Million Six Hundred Thousand Australian Dollars (AUD 2,600,000). The closing of the purchase of such shares shall occur on the Settlement Closing Date or as soon thereafter as is practicable.

     3.4 ABB LTD/JC PAYMENT. At the Settlement Closing, ABB Ltd or its designee shall pay to the JC the amount of Two Hundred Sixty-Eight Million Euros (EURO 268,000,000) in respect of an additional equity contribution to the JC (the "ABB Ltd/JC Payment") in accordance with wire transfer instructions (the "ALSTOM Wire Transfer Instructions") delivered by ALSTOM to ABB Ltd at least one Business Day prior to the Settlement Closing. ABB Ltd agrees that the payment of the ABB Ltd/JC Payment shall not be subject to any legal or equitable right of set-

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off, counterclaim or other deduction for any reason whatsoever, or right of refund or return, in whole or in part, for any reason whatsoever.

     3.5 CAPITALIZATION OF COMBUSTION ENGINEERING, INC. (a) At the Settlement Closing, immediately prior to the consummation of the closings of the transactions contemplated herein and in the Combustion Engineering and Connecticut Valley Agreement, the JC shall contribute to Combustion Engineering, Inc. the sum of One Hundred Million U.S. Dollars ($100,000,000) the ("JC/CE Capital Contribution").

            (b) At the Settlement Closing, immediately after the consummation of the closing of the transactions contemplated by the Combustion Engineering and Connecticut Valley Agreement, ABB Ltd shall cause to be contributed to Combustion Engineering, Inc. the sum of Two Hundred Million U.S. Dollars ($200,000,000) (the "ABB Ltd/CE Capital Contribution"), which shall be made as an additional capital contribution.

     3.6 OTHER ADJUSTMENTS. At the Settlement Closing, ABB Ltd, or its designee, shall pay to ALSTOM, or its designee, the amount of Sixty Million Euros ((euro)60,000,000) in respect of various adjustments between the Parties with respect to matters relating to or associated with the ABB Ltd Business as contributed to the JC (the "ABB Ltd/ALSTOM Adjustment Payment").

     3.7 POWERS OF ATTORNEY. (a) On the date hereof, ABB Ltd is delivering to ALSTOM powers of attorney (the "ABB Powers of Attorney") executed by authorized senior corporate officers of each of ABB Ltd and all other relevant Affiliates of ABB Ltd authorising the individual named therein to execute this Agreement, the ABB Ltd Release and all other agreements, documents and instruments to be executed by ABB Ltd and its Subsidiaries in connection herewith, including, but not limited to, the ABB Ltd Ancillary Agreements, and to

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take any and all actions deemed necessary or advisable to consummate the transactions contemplated hereby or thereby.

            (b) On the date hereof, ALSTOM is delivering to ABB Ltd a power of attorney (the "ALSTOM Power of Attorney") executed by the Chairman and Chief Executive Officer of ALSTOM authorising the individual named therein to execute this Agreement, the ALSTOM Release and all other agreements, documents and instruments to be executed by ALSTOM and its Subsidiaries in connection herewith, including, but not limited to, the ALSTOM Ancillary Agreements, and to take any and all actions deemed necessary or advisable to consummate the transactions contemplated hereby or thereby.

            (c) On the date hereof, the JC is delivering to ALSTOM and ABB Ltd a notarized power of attorney (the "JC Power of Attorney") executed by the President and Chief Executive Officer of the JC authorizing the individual named therein to execute this Agreement, the JC Release and all other agreements, documents and instruments to be executed by the JC in connection herewith, including, but not limited to, any of the Ancillary Agreements to which it is a party, and to take any and all actions deemed necessary or advisable to consummate the transactions contemplated hereby or thereby.

     3.8 PRESS RELEASE, PUBLIC ANNOUNCEMENTS. On the date hereof and on the Settlement Closing Date, the Parties shall issue only the press releases agreed to be issued by each of the Parties, copies of which are attached hereto as Exhibit J. Except as required by law or applicable stock exchange requirements, no Party shall make any other public announcement regarding the transactions contemplated by this Agreement before or after the Settlement Closing without the

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express written consent of the other Parties. All such other announcements shall, to the extent practicable, be provided in advance to the other Parties.

                                    ARTICLE 4

                    REGULATORY APPROVALS; REGULATORY ACTIONS

     4.1 REGULATORY APPROVALS GENERALLY. The Parties shall use all reasonable efforts to obtain or make, as the case may be (and shall cooperate with each other in obtaining or making, as the case may be), as soon as possible, all Regulatory Approvals. Without limitation of the generality of the preceding sentence, the Parties shall cooperate with one another to ensure that all information necessary or desirable for the making of (or responding to any requests for further information consequent upon) any necessary or desirable notifications or filings in connection with the foregoing is supplied to the Party dealing with such notification or filing, with a view to ensuring that all such notifications and filings are properly, accurately and promptly made.

     4.2 COMPLIANCE WITH NON-U.S. REGULATIONS. Without limiting the generality of Article 4.1, the Parties shall take all appropriate action to obtain the consent of (and all other Regulatory Approvals to be secured from) the European Union, Swiss, Canadian and South African competition and/or anti-trust authorities, in each case in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

     4.3 COMPLIANCE WITH U.S. REGULATIONS. The Parties shall cooperate in complying with the rules and regulations of U.S. Regulatory Authorities, including, without limitation, the Federal Trade Commission, the Department of Justice and the Securities and Exchange

Commission, in connection with obtaining all U.S. Regulatory Approvals. The Parties specifically agree that, in connection with the "Closing" under the Combustion Engineering and Connecticut Valley Agreement, (i) the "Certifying Party" (as such term is defined in Connecticut General Statutes ("CGS") Section 22a-134(6)) shall be Combustion Engineering, Inc., (ii) prior to such "Closing," such Certifying Party shall prepare, complete, execute and deliver to ABB ALSTOM Power, Inc. Sections A through C and F of "Form III" as defined in CGS Section 22a-134(12) (the "Connecticut Form III"), in form and substance satisfactory to ALSTOM and consistent with the Connecticut Form III certified by Combustion Engineering, Inc. and dated June 28, 1999, (iii) prior to such "Closing," such Certifying Party shall prepare, or cause to be prepared, and shall complete, certify and deliver to ABB ALSTOM Power, Inc. the "Environmental condition assessment form" as defined in CGS Section 22a-134(17) (the "Connecticut ECA"), in form and substance satisfactory to ALSTOM and consistent with the Connecticut ECA certified by Combustion Engineering, Inc. and dated July 7, 1999, and (iv) at such "Closing", (a) Asea Brown Boveri Inc. shall complete, execute and deliver to ABB ALSTOM Power, Inc., Section D of the Connecticut Form III, and
(b) ABB ALSTOM Power, Inc. shall complete and execute Section E of the Connecticut Form III and shall deliver to Asea Brown Boveri Inc. a copy of the completed Connecticut Form III.

     4.4 CONSULTATION WITH WORKERS' REPRESENTATIVES. The Parties shall, and shall cause their respective Affiliates and the JC Group to, as soon as possible after the date hereof, take all appropriate action to consult with workers' representatives, to the extent required under applicable law, with respect to the transfer of the Transferred Shares contemplated by this Agreement (collectively, the "Required Workers' Consultations").

     4.5 REGULATORY ACTION. If, before or after the Settlement Closing, any material Regulatory Action is taken or threatened with respect to any Settlement Closing Matter, the Parties shall promptly meet to discuss the situation and the action to be taken as a result, and (if such be the case) whether any modification to the terms of this Agreement (or any agreement entered into pursuant hereto) shall be made, in order that any requirements (whether as a condition of giving any Regulatory Approval or otherwise) of the relevant Regulatory Authority may be reconciled with, and within the scope of, the business arrangements contemplated by this Agreement. The Parties shall thereafter co-operate in giving effect to any modifications agreed upon.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     5.1 REPRESENTATIONS AND WARRANTIES OF ABB LTD. ABB Ltd hereby represents and warrants to ALSTOM as follows:

            (a) ABB Ltd is duly organized, validly existing and in good standing under the laws of Switzerland. ABB Ltd is the Parent Company of the group of companies commonly referred to as the "ABB Group" and, without limitation of the foregoing, of each of ABB AB, ABB AG, ABB Asea Brown Boveri and ABB HV.

            (b) ABB Ltd and its Subsidiaries, as applicable, have full corporate power and authority to execute, deliver and perform this Agreement, the ABB Ltd Ancillary Agreements and the other Settlement Documents to which it and they are or will be a party.

            (c) The execution, delivery and performance of this Agreement, the ABB Ltd Ancillary Agreements and the other Settlement Documents have been duly authorized and approved by all necessary corporate action on the part of ABB Ltd and its Subsidiaries, as applicable. This Agreement has been duly executed and delivered by ABB Ltd, and the ABB Ltd Ancillary Agreements, and the other Settlement Documents to which ABB Ltd and its Subsidiaries, as applicable, are or will be a party will be duly executed and delivered by each of ABB Ltd and its Subsidiaries, as applicable, and each constitutes (or will constitute, as the case may be) a valid and legally binding obligation of ABB Ltd and its Subsidiaries, as applicable, enforceable against ABB Ltd and its Subsidiaries, as applicable, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

            (d) The execution, delivery and performance by ABB Ltd of this Agreement do not, and the execution, delivery and performance of the ABB Ltd Ancillary Agreements and the other Settlement Documents to which ABB Ltd and its Subsidiaries, as applicable, are or will be a party by ABB Ltd and its Subsidiaries, as the case may be, and the consummation of the transactions contemplated by this Agreement, the ABB Ltd Ancillary Agreements and such other Settlement Documents (including without limitation the sale and transfer of the Transferred Shares contemplated by this Agreement) will not, violate the provisions of (i) the certificate of incorporation or articles of association, by-laws or comparable governing documents of ABB Ltd or its Subsidiaries, (ii) any material agreement to which ABB Ltd or any of its Subsidiaries is a party or by which any of them are bound, or (iii) any statute, law or regulation, or order of a Regulatory Authority, applicable to ABB Ltd or its Subsidiaries.

            (e) Except as set forth on Schedule 5.1(e) hereto and any filings required to be made in order to comply with securities law and stock exchange requirements, no consent, approval, authorization, license or order of, or any declaration, filing or registration with, any Regulatory Authority is required to be made or obtained by ABB Ltd or any of its Subsidiaries in connection with their execution, delivery and performance of this Agreement and the ABB Ltd Ancillary Agreements.

            (f) As of the date of this Agreement, there are no litigations, actions, suits, arbitral or administrative proceedings, claims or governmental proceedings pending or, to the knowledge of ABB Ltd, threatened against ABB Ltd or its Subsidiaries challenging the validity of this Agreement, the ABB Ltd Release or the Ancillary Agreements, or seeking to restrain, enjoin or otherwise prohibit the transactions contemplated by this Agreement or the Ancillary Agreements.

            (g) ABB Ltd or its Subsidiaries has good and marketable title to the Transferred Shares, free and clear of any Encumbrance and, with the exception of the Shareholders Agreement and the Joint Venture Agreement, there are no agreements, understandings or commitments which are binding upon ABB Ltd or its Subsidiaries restricting the sale or other disposition of the Transferred Shares. At the Settlement Closing, ABB Ltd will convey (or cause to be conveyed) to ALSTOM (and/or its Affiliate designee(s)) good and marketable title to the Transferred Shares, free and clear of any Encumbrance.

     5.2 FURTHER REPRESENTATIONS AND WARRANTIES OF ABB LTD. ABB Ltd hereby further represents and warrants to ALSTOM as set forth in Annex K hereto.

     5.3 REPRESENTATIONS AND WARRANTIES OF ALSTOM. ALSTOM hereby represents and warrants to ABB Ltd as follows:

            (a) ALSTOM is duly organized, validly existing and in good standing under the laws of France. ALSTOM is the Parent Company of the group known as the "ALSTOM Group."

            (b) ALSTOM and its Subsidiaries, as applicable, have full corporate power and authority to execute, deliver and perform this Agreement, the ALSTOM Ancillary Agreements and the other Settlement Documents to which it and they are or will be a party.

            (c) The execution, delivery and performance of this Agreement, the ALSTOM Ancillary Agreements and the other Settlement Documents have been duly authorized and approved by all necessary corporate action on the part of ALSTOM and its Subsidiaries, as applicable. This Agreement has been duly executed and delivered by ALSTOM, and the ALSTOM Ancillary Agreements and the other Settlement Documents to which ALSTOM and its Subsidiaries, as applicable, are or will be a party, will be duly executed and delivered by each of ALSTOM and its Subsidiaries, as applicable, and each constitutes (or will constitute, as the case may be) a valid and legally binding obligation of ALSTOM and its Subsidiaries, as applicable, enforceable against ALSTOM and its Subsidiaries, as applicable, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

            (d) The execution, delivery and performance by ALSTOM of this Agreement do not, and the execution, delivery and performance of the ALSTOM Ancillary Agreements and other Settlement Documents to which ALSTOM and its Subsidiaries, as applicable, are or will be a party, by ALSTOM and its Subsidiaries, as the case may be, and the consummation of the transactions contemplated by this Agreement, the ALSTOM Ancillary Agreements and such other Settlement Documents (including without limitation the purchase and acceptance of the Transferred Shares contemplated by this Agreement) will not, violate the provisions of (i) the certificate of incorporation or articles of association, by-laws or comparable governing documents of ALSTOM or its Subsidiaries, (ii) any material agreement to which ALSTOM or its Subsidiaries are a party or by which any of them are bound, or
(iii) any statute, law or regulation, or order of a Regulatory Authority, applicable to ALSTOM or its Subsidiaries.

            (e)  Except (i) for the Regulatory Approvals described in Articles
4.2 and 4.3 hereof, any filings required to be made in order to comply with securities laws and stock exchange requirements and any filings relating to Taxes, or (ii) as otherwise as set forth on Schedule 5.3(e) hereto, there are no Closing Regulatory Approvals required to be obtained or made by ALSTOM or its Subsidiaries.

            (f) As of the date of this Agreement, there are no litigations, actions, suits, arbitral or administrative proceedings, claims or governmental proceedings pending or, to the knowledge of ALSTOM, threatened against ALSTOM or its Subsidiaries challenging the validity of this Agreement, the ALSTOM Release or the Ancillary Agreements, or seeking to restrain, enjoin or otherwise prohibit the transactions contemplated by this Agreement or the Ancillary Agreements.

     5.4 REPRESENTATIONS AND WARRANTIES OF THE JC. The JC hereby represents and warrants to each of ABB Ltd and ALSTOM as follows:

            (a) The JC is duly organized and validly existing under the laws of The Netherlands.

            (b) The JC has full corporate power and authority to execute, deliver and perform this Agreement, the JC Release, and the other Settlement Documents to which it is or will be a party.

            (c) The execution, delivery and performance of this Agreement and the JC Release have been duly authorized and approved by all necessary corporate action on the part of the JC. This Agreement has been duly executed and delivered by the JC and the JC Release will be duly executed and delivered by the JC and each constitutes or will constitute, as the case may be, a valid and legally binding obligation of the JC, enforceable against the JC in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

            (d) The execution, delivery and performance by the JC of this Agreement do not violate, and the execution, delivery and performance of the JC Release by the JC will not violate, the provisions of the certificate of incorporation or articles of association, by-laws or comparable governing documents of the JC, the provisions of any material agreement to which the JC or a member of the JC Group is a party or by which it is bound, or any statute, law, regulation, or order of a Regulatory Authority, applicable to the JC.

            (e) Except as set forth on Schedule 5.4(e) hereto, no consent, approval, authorization, license or order of, or any declaration, filing or registration with, any Regulatory Authority is required to be made or obtained by the JC in connection with its execution, delivery and performance of this Agreement and the JC Release.

                                    ARTICLE 6

                         CONDITIONS PRECEDENT TO CLOSING

     6.1 CONDITIONS PRECEDENT TO ABB LTD'S OBLIGATIONS. The obligation of ABB Ltd and its Affiliates to consummate the transactions contemplated by this Agreement and the Ancillary Agreements is subject to the satisfaction, or waiver by ABB Ltd in its sole discretion, at or prior to the Settlement Closing of the following conditions:

            (a) The representations and warranties of ALSTOM and the JC made in this Agreement shall be true and correct in all material respects on and as of the Settlement Closing Date as if the same were made on the Settlement Closing Date (except that the representations and warranties made in Article 5.3(f) shall be true and correct in all material respects as of the date hereof). ALSTOM and its Affiliates shall have performed in all material respects the respective covenants of ALSTOM and its Affiliates set forth in this Agreement required to be performed by them on or prior to the Settlement Closing Date. ALSTOM shall have delivered to ABB Ltd a certificate dated the Settlement Closing Date executed by the authorized officer named in the ALSTOM Power of Attorney confirming each of the matters set forth in the foregoing two sentences.

            (b) All consents of (and all other Regulatory Approvals to be secured from) the relevant Regulatory Authorities of the European Union, Canada, Switzerland and South Africa having authority for review and approval of mergers and acquisitions and relating to the Settlement Closing Matters shall have been obtained and shall be in full force and effect.

            (c) All other Closing Regulatory Approvals shall have been made or obtained, as the case may be, and shall be in full force and effect.

            (d) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Settlement Closing which restrains or prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. No action or proceeding before any governmental, regulatory or administrative agency, authority or commission or any court of competent jurisdiction shall have been instituted (and be pending) which seeks to prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

            (e) The execution and delivery of each of the ALSTOM Ancillary Agreements, and the Ancillary Agreements to which the JC is a party, by all parties thereto other than members of the ABB Ltd Group shall have occurred simultaneously with the Settlement Closing hereunder.

            (f) The Required Workers Consultations shall have been duly carried out.

            (g) The Powerformer License Agreement shall have been executed by ALSTOM.

     6.2 CONDITIONS PRECEDENT TO ALSTOM'S OBLIGATIONS. The obligation of ALSTOM and its Affiliates to consummate the transactions contemplated by this Agreement and the ALSTOM Ancillary Agreements is subject to the satisfaction, or waiver by ALSTOM in its sole discretion, at or prior to the Settlement Closing of the following conditions:

            (a) The representations and warranties of ABB Ltd and the JC made in this Agreement shall be true and correct in all material respects on and as of the Settlement Closing Date as if the same were made on the Settlement Closing Date (except that the representations and warranties made in Article 5.1(f) shall be true and correct in all material respects as of date hereof). ABB Ltd and its Affiliates shall have performed in all material respects the respective covenants of ABB Ltd and its Affiliates set forth in this Agreement required to be performed by them on or prior to the Settlement Closing Date. ABB Ltd shall have delivered to ALSTOM a certificate dated the Settlement Closing Date and executed by the authorized officer named in the ABB Powers of Attorney confirming each of the matters set forth in the foregoing two sentences.

            (b) All consents of (and all other Regulatory Approvals to be secured from) the relevant Regulatory Authorities of the European Union, Canada, Switzerland and South Africa having authority for review and approval of mergers and acquisitions and relating to the Settlement Closing Matters shall have been obtained and shall be in full force and effect.

            (c) All other Closing Regulatory Approvals shall have been made or obtained, as the case may be, and shall be in full force and effect.

            (d) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Settlement Closing which restrains or prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. No action or proceeding before any governmental, regulatory or administrative agency, authority or commission or any court of competent jurisdiction shall have been instituted (and be pending) which seeks to prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

            (e) The execution and delivery of each of the ABB Ltd Ancillary Agreements, and the Ancillary Agreements to which the JC is a party, by all parties thereto other than members of the ALSTOM Group shall have occurred simultaneously with the Settlement Closing hereunder.

            (f) The Required Workers Consultations shall have been duly carried out.

            (g) The Powerformer License Agreement shall have been executed and delivered by ABB Ltd or its appropriate Affiliate.

            (h) The Windsor Site Lease shall have been executed and delivered by the contemplated parties thereto, the Connecticut Form III shall have been prepared, completed, executed and delivered as set forth in Article 4.3 hereof, the Connecticut ECA shall have been prepared, completed, certified and delivered as set forth in Article 4.3 hereof, and copies of all such items shall have been delivered to ALSTOM.

     6.3 CONDITIONS PRECEDENT TO THE JC'S OBLIGATIONS. The obligation of the JC and its Affiliates to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which the JC and its Affiliates, as applicable, are a party is subject to the satisfaction, or waiver by the JC in its sole discretion, at or prior to the Settlement Closing of the following conditions:

            (a) All consents of (and all other Regulatory Approvals to be secured from) the relevant Regulatory Authorities of the European Union, Canada, Switzerland and South Africa having authority for review and approval of mergers and acquisitions and relating to the Settlement Closing Matters shall have been obtained and shall be in full force and effect.

            (b) All other Closing Regulatory Approvals shall have been made or obtained, as the case may be, and shall be in full force and effect.

            (c) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Settlement Closing which restrains or prohibits the consummation of the transactions contemplated under this Agreement or the Ancillary Agreements. No action or proceeding before any governmental, regulatory or administrative agency, authority or commission or any court of competent jurisdiction shall have been instituted (and be pending) which seeks to prevent the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

                                    ARTICLE 7

                                     CLOSING

     7.1 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated under Articles 2 and 3 of this Agreement (the "Settlement Closing") shall be held simultaneously at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036 and at the offices of Stibbe Simon Monahan Duhot ("Stibbe"), Strawinskylaan 2001, 1070 AP Amsterdam, The Netherlands, at 9:00 a.m., New York time, on (a) May 10, 2000 or (b) if the conditions (other than those requiring delivery of a certificate or other document, or the taking of other action, at the Settlement Closing) required to be satisfied or waived pursuant to Article 6 hereof have not been satisfied or waived on such date, then on the first Business Day after the date of satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to Article 6 hereof (other than those requiring delivery of a certificate or other document, or the taking of other action, at the Settlement Closing) or (c) such other date as the Parties may mutually agree or as may be required to comply with any applicable law. At the Settlement Closing, (i) first, the JC shall make the JC/CE Capital Contribution, (ii) second, the

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closing of the transactions contemplated by the Combustion Engineering and
Connecticut Valley Agreement (the "CE Closing") shall occur, and (iii) third, immediately thereafter, duly authorized representatives of the Parties shall appear before a notary of Stibbe at the offices of Stibbe, Strawinskylaan 2001, 1070 AP Amsterdam, The Netherlands, (x) to pass (and ABB Ltd shall cause the holders of record of the Transferred Shares to pass) a notarial deed, and such other instruments as ALSTOM reasonably may request, pursuant to which title to all of the Transferred Shares is conveyed to ALSTOM or its designated Affiliate(s) and (y) to execute and deliver (and ABB Ltd shall cause the holders of record of the Transferred Shares to execute and deliver) such further instruments, if any, as may be necessary to effect or record such sale and transfer of the Transferred Shares. The date on which the Settlement Closing shall occur is hereinafter referred to as the "Settlement Closing Date."

     7.2 DELIVERIES BY ABB LTD. At the Settlement Closing, immediately after the CE Closing, ABB Ltd shall deliver (or cause to be delivered) to ALSTOM the following:

            (a)  The certificate of ABB Ltd required to be delivered pursuant to
Article 6.2(a).

            (b) The notarial deed(s), and other instruments, with respect to the Transferred Shares described in Article 7.1.

            (c) Executed counterparts of the ABB Ltd Ancillary Agreements, duly signed by ABB Ltd and/or its Subsidiaries, as applicable.

            (d)  The executed ABB Ltd Release.

            (e) Resignations, effective as of the Settlement Closing Date, of the Supervisory Directors B from the Supervisory Board of the JC.

            (f) Evidence of payment of (i) the ABB Ltd/JC Payment, in accordance with the ALSTOM Wire Transfer Instructions, (ii) the ABB Ltd/AAP Inc. Payment, to the account specified pursuant to Section 2.3(c) and (iii) the ABB Ltd/ALSTOM Adjustment Payment in accordance with Article 3.6.

            (g)  Evidence of making of the ABB Ltd/CE Capital Contribution.

     7.3 DELIVERIES BY ALSTOM. At the Settlement Closing, immediately after the CE Closing, ALSTOM shall deliver (or cause to be delivered) to ABB Ltd the following:

            (a)  The certificate of ALSTOM required to be delivered pursuant to
Article 6.1(a).

            (b) Executed counterparts of the Ancillary Agreements, duly signed by ALSTOM and/or its Subsidiaries, as applicable.

            (c)  The executed ALSTOM Release.

            (d) Evidence of payment of the Purchase Price, in accordance with the ABB Ltd Wire Transfer Instructions.

     7.4 DELIVERIES BY THE JC. At the Settlement Closing, immediately after the CE Closing, the JC shall deliver to each of ABB Ltd and ALSTOM the following:

            (a) Executed counterparts of the Ancillary Agreements to which the JC is a party, duly signed by the JC.

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            (b)  The executed JC Release.

            (c) The original shareholders register of the JC, to be delivered to the notary of Stibbe before whom the deed of transfer of the Transferred Shares will be passed, for the purpose of entry of the transfer of the Transferred Shares into the register.

            (d)  Evidence of the making of the JC/CE Capital Contribution.

     7.5 DELAYED CLOSING. In the event the Settlement Closing is delayed or postponed to a date after May 10, 2000, as the result of the failure to have obtained the consents (including the expiry of any period following a notification such that consent is deemed to be given or no consent is required) of the competition and/or anti-trust authorities described in Article 4.2 hereof (ABB Ltd having performed all of its obligations hereunder in connection with seeking such consents) or otherwise through no fault on the part of ABB Ltd, then the Purchase Price (less the sum of the amount of the ABB Ltd/JC Payment and the ABB Ltd/ALSTOM Adjustment Payment) shall accrue interest at the rate of five percent (5%) per annum from and after May 11, 2000 to (but excluding) the Settlement Closing Date, which accrued interest shall be payable by ALSTOM to ABB Ltd at the Settlement Closing, together with the Purchase Price, to the account designated in the ABB Ltd Wire Transfer Instructions.

                                    ARTICLE 8

                                    COVENANTS

     8.1 COVENANTS PENDING SETTLEMENT CLOSING. From the date hereof until the Settlement Closing Date, the Parties covenant and agree as follows:

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            (a)  ORDINARY COURSE. The JC shall conduct its business only in the ordinary course consistent with past business practices and procedures. Without limiting the foregoing, ABB Ltd and ALSTOM shall not cause or permit any dividends or other distributions to be made by the JC prior to the Settlement Closing. ABB Ltd shall not, and shall forthwith after the date hereof issue instructions to each member of its Group not to, enter into any new Contract with any member of the JC Group without the prior written consent of ALSTOM, other than Contracts in the ordinary course and having (i) a duration of less than three (3) months and (ii) a value over their term of less than Three Million Dollars ($3 million). Notwithstanding anything in this Agreement to the contrary, the provisions of the Joint Venture Agreement and the Shareholders Agreement shall continue to be fully applicable until such time as the Settlement Closing occurs; provided, however, that (i) the Parties agree that the JC Group shall not have any obligation to accept any Non-Listed ABB Ltd Post-Settlement Closing Transferred Assets (and any associated Liabilities or employees) prior to the earlier of the Settlement Closing or the termination of this Agreement, (ii) the Parties agree that neither the JC Group nor the ALSTOM Group shall in any event be required to take any action pursuant to Article 5.9 of, or Annex K to, the Joint Venture Agreement that they would not be obligated to take under Article 11.3 of, or Annex F to, this Agreement, and (iii) ABB Ltd covenants that any transfer of ABB Ltd Post-Settlement Closing Transferred Assets after the date hereof and prior to the Settlement Closing shall (without limitation) be made in accordance with the provisions of Articles 10 and 11 hereof (including, without limitation, the requirement that such transfers be made with economic effect from January 1, 1999), as if such transfers were being made after the Settlement Closing Date.

            (b) REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the Parties will take or cause to be taken all commercially reasonable steps

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necessary or desirable, and will proceed diligently and in good faith, in each case at its own cost and expense, to satisfy each Settlement Closing condition contained in this Agreement and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

            (c) POWERFORMER LICENSE; WINDSOR SITE LEASE. ALSTOM and ABB Ltd shall negotiate the definitive forms of the Powerformer License Agreement and the Windsor Site Lease in good faith, provided that the definitive forms of the Powerformer License Agreement and the Windsor Site Lease shall be consistent in all respects with the term sheets therefor attached hereto as Exhibits I and K.

            (d) RELEASES. Subject to clauses (i) and (ii) to the proviso set forth in Section 8.1(a), each of ABB Ltd and ALSTOM shall not knowingly take or omit to take, and shall procure that no member of its Group knowingly takes or omits to take, any action, which action or omission would or is reasonably likely to constitute, or give rise to, a "Claim" or "Liability", as such terms are defined in the ALSTOM Release or the JC Release (in the case of ABB Ltd) or the ABB Ltd Release (in the case of ALSTOM).

     8.2 COVENANTS POST SETTLEMENT CLOSING. From and after the Settlement Closing Date, the Parties covenant and agree as follows:

            (a) CO-OPERATION; FURTHER ASSURANCES. The Parties shall without further consideration reasonably cooperate with each other, and shall cause their respective Affiliates, officers, employees, agents, accountants and representatives to reasonably cooperate with each other, to ensure the orderly completion of the transactions contemplated hereby and by the Ancillary Agreements. Without limiting the foregoing, ABB Ltd shall, and shall cause its Affiliates to, provide all information reasonably necessary for members of the ALSTOM Group

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or the JC Group to complete the Regulatory Approvals to be made or obtained by them after the Settlement Closing Date.

            (b) EXECUTION OF ADDITIONAL DOCUMENTS. Without further consideration, from time to time, as and when requested by any Party, the Parties shall execute and deliver, or cause to be executed and delivered, to the other Parties all such documents and instruments, and shall take, or cause to be taken, all such further or other actions, as the first Party may reasonably deem necessary or desirable to consummate, or evidence the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or under the Joint Venture Agreement (including, without limitation, by effecting transfers of title of record).

            (c) ACCESS AFTER CLOSING. Each of the Parties agrees to retain or cause to be retained all accounting, business, litigation, financial and tax records (including, without limitation, work papers) in its possession (i) relating to the JC, the ABB Ltd Business and the ALSTOM Business in existence on the Settlement Closing Date, or (ii) coming into existence after the Settlement Closing Date which relate to the JC, the ABB Ltd Business and the ALSTOM Business prior to the Settlement Closing Date (the "Business Documents"), in each case for a period of six (6) years from the Settlement Closing Date (or, for records relating to a Tax Return, the later of the expiration of the relevant statute of limitations or six (6) years from the date such Tax Return was filed). In addition, from and after the Settlement Closing Date, the Parties agree that, subject to receiving appropriate written assurances of confidentiality and restrictions on use, each will not unreasonably refuse to provide, after reasonable notice and during normal business hours, access to and copies of (prepared at such requesting Party's expense) such Business Documents as are necessary to properly prepare for, file, prove, answer, prosecute and/or defend any financial statements, any Tax Return, any other filing, audit, judicial

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or administrative proceeding relating to Taxes, or any third party protest, claim, suit, inquiry or other proceeding by any third party against such Party or any of its Affiliates. The Party requesting assistance hereunder shall reimburse the other Parties for any reasonable out-of-pocket costs incurred by such Parties.

            (d) CHANGE OF CORPORATE NAME. Prior to the first anniversary of the Settlement Closing Date, ALSTOM shall (i) take all steps necessary to cause the ABB Ltd Marks to be deleted from the corporate names of all entities of the JC Group and (ii) shall cease using the name "ABB" or "Asea Brown Boveri" in connection with any product names, product marks, trade names, brochures, labels, logos, internet domain names, e-mail addresses or other documentation except as may be specifically provided in a separate trademark or trade name license agreement. Pending such first anniversary, the JC Group shall have the right to continue to use the ABB Ltd Marks subject to the terms of the Name License Agreement and the Trademarks License Agreement, each to be entered into as of the Settlement Closing Date between ABB Asea Brown Boveri and ALSTOM (together, the "ABB Ltd Marks License Agreements").

            (e) TAX ADJUSTMENTS. ALSTOM agrees that in the event of any adjustment by any Taxing Authority to the earnings and profits of the JC for the taxable year ending December 31, 1999, ALSTOM shall consult in advance with ABB Ltd and shall afford ABB Ltd reasonable opportunity to participate in the process of resolving such proposed adjustments with such Taxing Authority.

            (f) JC FUNDS. Without limiting any other provision hereof, ABB Ltd covenants and agrees that any funds or other assets received by ABB Ltd or its Affiliates before

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or after the Settlement Closing which constitute Assets of the JC or any member of the JC Group shall from and after the Settlement Closing be held on behalf of and for the benefit of the JC until remitted to the JC, and the same shall be promptly remitted to the JC (or as otherwise directed by the JC) free and clear of any Encumbrance.

     8.3 FINANCIAL REPORTING COVENANT. ALSTOM, ABB and the JC shall use their best efforts to resolve all issues necessary for the preparation and finalization of the audited year end financial statements for the JC Group, for the period ending December 1999. ALSTOM and (through the Settlement Closing
Date) ABB Ltd shall procure that the Management Board shall (i) provide ABB Ltd in a timely manner (assuming receipt of reasonable advance notice) with such audited and non-audited (or required) financial statements of the JC as may be necessary to permit ABB Ltd to prepare its audited or non-audited yearly, half-yearly or quarterly results or consolidated financial statements for the periods ending with the most recently concluded quarter prior to the Settlement Closing Date, and such statements shall be in a format reasonably requested by ABB Ltd to enable ABB Ltd to prepare such financial statements in accordance with IAS or US GAAP reporting requirements, and (ii) deliver to ABB Ltd prior to the Settlement Closing the audited year-end 1999 financial statements for the JC Group, prepared in accordance with US GAAP. In addition, ALSTOM shall use all reasonable endeavors to procure that, for a period of twelve (12) months following the Settlement Closing Date, the Management Board shall prepare and deliver to ABB Ltd upon request by ABB Ltd (and at ABB Ltd's cost), as soon as practicable following such request, additional information concerning the JC Group which information (1) (i) relates to the time during which any member of the ABB Ltd Group was a shareholder of the JC or (ii) is with respect to any continuing contractual obligations between members of the JC Group and members of the ABB Ltd Group, and (2) is required by

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ABB Ltd under applicable law or stock exchange listing agreements or regulations in connection with any financial disclosure or any new stock exchange listing or offering of securities by ABB Ltd or any member of its Group.

                                    ARTICLE 9

      NATURE OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION

     9.1 NATURE OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of the Parties in this Agreement (including, without limitation, the representations and warranties of ABB Ltd made in Annex K hereto), shall survive the Settlement Closing for a period of ten (10) years (or until such earlier date as may specifically be provided in Annex K in relation to specific Warranties), and shall not be affected in any respect by the Settlement Closing or any investigation conducted by either Party, or any of its Affiliates, prior to, on or after the date hereof, or any information which either Party, or any of its Affiliates, may have received or receive prior to, on or after the date hereof.

     9.2 INDEMNITIES. Annex E sets forth the indemnity obligations of the Parties.

                                   ARTICLE 10

  CONTRIBUTION OF ABB LTD POST-SETTLEMENT CLOSING TRANSFERRED ASSETS TO THE JC

     10.1 CONTRIBUTION; ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement (including without limitation Article 10.5 hereof), ABB Ltd shall procure that from and after the Settlement Closing Date, ABB Ltd and its Subsidiaries shall directly or indirectly contribute or transfer (or cause to be contributed or transferred), as the case may be, to

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members of the JC Group designated by the JC all of the ABB Post-Settlement
Closing Transferred Assets and the JC shall have the obligation to accept (or cause a member of the JC Group to accept) such ABB Ltd Post-Settlement Closing Transferred Assets and upon such transfer (of an Asset other than an undertaking) to assume (or cause a member of the JC Group to assume) all of the Liabilities of the ABB Ltd Business (other than ABB Ltd Excluded Liabilities) associated with (a) such ABB Ltd Post-Settlement Closing Transferred Assets, and
(b) (subject to the provisions of Annex F hereto) all employees predominantly dedicated to the ABB Ltd Business and associated with such ABB Ltd Post-Settlement Closing Transferred Assets, all of the foregoing with economic effect from and including January 1, 1999. It is understood that Liabilities of ABB Ltd Post-Settlement Closing Transferred Assets that are undertakings as a matter of law remain Liabilities of such undertakings.

     10.2 METHOD OF TRANSFER. From and after the Settlement Closing Date, the contributions of the ABB Ltd Post-Settlement Closing Transferred Assets, and the Liabilities of the ABB Ltd Business and employees associated therewith (as described in Article 10.1), to the JC shall (unless otherwise agreed by ALSTOM and ABB Ltd) be made as soon as practicable after the date hereof through the medium of transferring ownership of such ABB Ltd Post-Settlement Closing Transferred Assets (or of ABB Ltd Transferred Companies directly or indirectly owning such ABB Ltd Post-Settlement Closing Transferred Assets) to member companies of the JC Group nominated for such purpose by the JC. Anything in the preceding sentence to the contrary notwithstanding, ABB Ltd agrees that both before and after the Settlement Closing, to the extent that any ABB Ltd Post-Settlement Closing Assets in the countries listed in Part C of Annex B are to be contributed through an undertaking, such undertaking must be among those referenced by a code number in the Solver Consolidation

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Report attached to Part C of Annex B. With respect to each transfer of ABB Ltd
Post-Settlement Closing Transferred Assets, ABB Ltd shall procure the transfer to the JC of the ABB Post-Settlement Closing Transferred Assets pursuant to, and shall deliver to the JC, such duly executed instruments of transfer in favor of the JC or its designated Affiliate as the JC or ALSTOM reasonably shall direct together with the relevant share certificates (if any).

     10.3 NO ENCUMBRANCES. ABB Ltd shall ensure that none of the ABB Ltd Post-Settlement Closing Transferred Assets are subject to any Encumbrance, other than Permitted Encumbrances.

     10.4 IDENTITY OF ABB LTD POST-SETTLEMENT CLOSING TRANSFERRED ASSETS. As of the date hereof, each of ALSTOM and ABB Ltd acknowledges and agrees that it is not aware of any material ABB Ltd Post-Settlement Closing Transferred Assets, other than the ABB Ltd Business that is conducted or located in the countries identified in Part C of Annex B, or of any material undisclosed Liabilities associated with any of such Assets.

     10.5 NON-LISTED ABB LTD POST-SETTLEMENT CLOSING TRANSFERRED ASSETS. (a) In the event of any ABB Ltd Post-Settlement Closing Transferred Assets which are not included within the ABB Ltd Business conducted or located in the countries identified in Part C of Annex B hereto (the "Non-Listed ABB Ltd Post-Settlement Closing Transferred Assets"), ABB Ltd shall transfer title to such Non-Listed ABB Ltd Post-Settlement Closing Transferred Assets to the JC and the JC shall accept such Non-Listed ABB Ltd Post-Settlement Closing Transferred Assets and (in the case of Assets other than undertakings) assume all of the Liabilities of the ABB Ltd Business (other than ABB Ltd Excluded Liabilities) associated (i) with such Non-Listed ABB Ltd Post-Settlement Closing Transferred Assets and (ii) (subject to the provisions of Annex F

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hereto) all employees predominantly dedicated to the ABB Ltd Business and associated with such Non-Listed ABB Ltd Post-Settlement Closing Transferred Assets, provided the net asset value of such Non-Listed ABB Ltd Post-Settlement Closing Transferred Assets and associated Liabilities, calculated in accordance with US GAAP, is at least equal to zero. In determining the net asset value, full reserves shall be made for all contingent Liabilities associated with such Assets. In the event such net asset value (as so determined) of any such Non-Listed ABB Ltd Post-Settlement Closing Transferred Asset is less than zero and ALSTOM informs ABB Ltd that it has elected to reject such Non-Listed ABB Ltd Post-Settlement Closing Transferred Asset, then ABB Ltd shall be free to deal with or dispose of such Non-Listed ABB Ltd Post-Settlement Closing Transferred Asset as it deems appropriate. ALSTOM shall be deemed to have informed ABB Ltd of its election to reject a particular Non-Listed ABB Ltd Post-Settlement Closing Transferred Asset, as described above, if ALSTOM fails, within thirty
(30) days of having been informed in writing (and in reasonable detail) by ABB Ltd of the existence of such Non-Listed ABB Ltd Post-Settlement Closing Transferred Asset, to inform ABB Ltd that it has elected to accept such Asset. Any notice by ABB Ltd or ALSTOM referred to in the preceding sentence shall be effective only if it expressly references this Article 10.5(a).

            (b) DISPOSAL OF CERTAIN ABB LTD ASSETS. The Parties acknowledge and agree that the ABB Ltd Business in the countries identified in Schedule 10.5(b) (the "Disposable Assets") has not and shall not be transferred to the JC Group. ABB Ltd shall dispose of such Disposable Assets (and Liabilities thereof) in its sole discretion, provided ABB Ltd shall account for all proceeds from the sale of such Disposable Assets and, after deduction of all reasonable costs incurred by ABB Ltd or its Affiliates in disposing of such Disposable Assets, thereafter pay to ALSTOM or its designated Affiliate seventy percent (70%) of the remaining proceeds and

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ABB Ltd shall retain the balance thereof, which shall be taken into account in the determination of any amount due under Article 10.6; provided, however, that ABB Ltd shall be liable for any losses in the aggregate resulting from such disposals. All Liabilities associated with any Disposable Assets shall be deemed to constitute "Non-Business Liabilities" with respect to ABB Ltd for all purposes of this Agreement and an "ABB Ltd Excluded Liability" for all purposes of this Agreement.

            (c) Nothing in this Article 10 shall obligate the JC to accept the transfer, directly or indirectly, to a member of the JC Group of any shares or other equity interest in any undertaking other than an ABB Ltd Transferred Company referenced (by code number) in the Solver Consolidation Report attached to Part C of Annex B. If any ABB Ltd Post-Settlement Closing Transferred Asset (including without limitation any ABB Ltd Transferred Company) directly or indirectly includes such shares or other equity interest, the JC shall have the absolute right to transfer such shares or other equity interest back to ABB Ltd and all liabilities of such undertaking (other than those constituting Liabilities of the ABB Ltd Business) shall at all times be deemed to constitute Non-Business Liabilities with respect to ABB Ltd and an "ABB Ltd Excluded Liability" for all purposes of this Agreement.

     10.6 RECONCILIATION FOR POST-SETTLEMENT CLOSING TRANSFERS. On or after March 31, 2001, ABB Ltd shall prepare and submit to the JV a reconciliation statement (the "Reconciliation Statement") setting forth all Post-Closing Transferred Assets (as defined in the Joint Venture Agreement) other than shares of ABB Ltd Transferred Companies, that have been directly or indirectly conveyed or transferred to the JC Group by the ABB Ltd Group since the Closing (the "Transferred Assets"), and the net equity value of each Transferred Asset as at the date of conveyance or transfer to the JC Group (the "Transfer Date Net Equity"), which net equity value

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shall be calculated in accordance with the principles applied in the Joint
Venture Agreement for valuing Post-Closing Transferred Assets. To the extent the Transfer Date Net Equity Values exceed the net equity values of such Transferred Assets as of December 31, 1998 set forth in Exhibit L hereto (the "1998 Net Equity Values"), ABB Ltd shall pay immediately to the JC such excess amount, in accordance with the payment instructions contained in the Reconciliation Statement. To the extent the Transfer Date Net Equity Values are less than the 1998 Net Equity Values for such Transferred Assets (it being understood and agreed that if any Transfer Date Net Equity Value otherwise would be negative, it shall nonetheless be deemed to equal zero for purposes of this Article 10.6), the JC shall pay immediately such difference to ABB Ltd. In preparing the Reconciliation Statement, ABB Ltd shall include the amounts previously paid to ALSTOM or the JC Group with respect to any Post-Settlement Closing Transferred Assets disposed of in accordance with Article 10.5(b) as part of the calculation of the Transfer Date Net Equity Values.

     10.7 INFORMATION. To the extent any member of the ABB Ltd Group is engaged in the daily management of an ABB Ltd Post-Settlement Closing Asset, ABB Ltd shall provide ALSTOM or the JC, or its authorized representatives, after reasonable notice and during normal business hours, with access to such books, records and personnel of the ABB Ltd Group concerning such ABB Ltd Post-Settlement Closing Transferred Asset as ALSTOM or the JC, respectively, may reasonably request from time to time.

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                                   ARTICLE 11

PRINCIPLES APPLICABLE TO THE ABB LTD POST-SETTLEMENT CLOSING TRANSFERRED ASSETS

     11.1 CONTRACTS AND CONSENTS. (a) Without limiting Article 10, subject to clauses (b) through (e) of this Article 11.1, ABB Ltd shall procure that (to the extent that this is not already the case) the appropriate companies within the ABB Ltd Transferred Companies or the JC Group, as the case may be, become entitled to the economic benefit (subject to the relative burdens) of the ABB Ltd Business Contracts that form part of the ABB Ltd Post-Settlement Closing Transferred Assets, and that in relation to the other contracting parties thereto such members of the ABB Ltd Transferred Companies or the JC Group, as the case may be, assume the obligations and become entitled to the rights thereunder, with economic effect from and including January 1, 1999.

            (b) ABB Ltd shall use all reasonable efforts to procure and deliver to the JC as soon as practicable (to the extent that they have not already been obtained) all assignments, novations, consents, approvals, waivers and the like necessary, in respect of all ABB Ltd Business Contracts comprising part of the ABB Ltd Post-Settlement Closing Transferred Assets, to ensure that all such ABB Ltd Business Contracts may be directly or indirectly, as the case may be, transferred to the JC Group as contemplated by this Agreement without resulting in any Default thereunder (collectively, the "ABB Ltd Business Contracts Transfer Consents"). The JC shall not be required to accept any transfer (direct or indirect) of any ABB Ltd Business Contracts comprising part of the ABB Ltd Post-Settlement Closing Transferred Assets unless and until all ABB Ltd Business Contracts Transfer Consents required in connection therewith have been obtained and provided to the JC.

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            (c)  The provisions of clause (b) shall not apply in any case in which ALSTOM, following full consultation with ABB Ltd, considers that there is a serious risk that to apply them could result in the counterparty treating the ABB Ltd Business Contract as repudiated and so notifies ABB Ltd.

            (d) Subject to Article 10.5, with respect to any particular ABB Ltd Business Contract comprising part of the ABB Ltd Post-Settlement Closing Transferred Assets, (i) ABB Ltd shall procure that the member of the ABB Ltd Group (present or former) which is a party thereto (the "Transferor") shall receive the benefits of such ABB Ltd Business Contract as agent for the JC and shall accordingly pay the JC forthwith upon receipt any sums received by it under such ABB Ltd Business Contract, and (ii) the JC shall procure that a member of the JC Group shall, at its own cost and for its own benefit, perform the obligations and assume the reasonable costs of the Transferor under such Contract or any related Contract for the performance thereof. Subject to Article 10.5, if and when (in the case of any ABB Ltd Business Contract to be directly assigned to the JC) the ABB Ltd Business Contract Transfer Consents necessary for such ABB Ltd Business Contract to be assigned to the JC Group are obtained, such ABB Ltd Business Contract shall so be assigned to the member company of the JC Group as the JC shall designate, which shall assume the obligations of the Transferor thereunder. The provisions of this Article 11.1(d) (other than the immediately preceding sentence) shall not apply in any case in which ALSTOM, following full consultation with ABB Ltd, considers that there is a serious risk that to apply them would result in the counterparty treating the ABB Ltd Business Contract as repudiated and so notifies ABB Ltd.

            (e) Subject to Article 10.5, if any necessary ABB Ltd Business Contract Transfer Consent is refused and the procedure set out in Article 11.1(d) does not enable the full

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benefit of the relevant ABB Ltd Business Contract to be enjoyed by the JC, ABB
Ltd shall, to the extent reasonably practicable, seek an alternative solution pursuant to which a member of the JC Group designated by the JC shall both receive the full benefits thereof and assume the relative obligations thereunder.

            (f) So long as ABB Ltd is in compliance with its obligations under this Article 11 with respect to any ABB Ltd Business Contract in respect of which the necessary ABB Ltd Business Contract Transfer Consent has not been obtained, ABB Ltd shall not be in breach of its obligations under Article 10.1 with respect to such ABB Ltd Business Contract.

     11.2 INTELLECTUAL PROPERTY. At and after the Settlement Closing, the provisions set out in Annex D shall apply and, with respect to the subject matter thereof, shall prevail over any conflicting provision of this Agreement and rights granted thereunder shall continue in full force and effect; provided, that

            (a) to the extent ABB Ltd has made or makes available to the JC prior to the Settlement Closing Date its laboratory units conducting research and development under a corporate pooled scheme for the ABB Ltd Business and other members of the ABB Ltd Group, then (i) either ABB Ltd or the JC may give eighteen (18) months' notice of termination of such arrangements, from and after the Settlement Closing, and (ii) ALSTOM shall be entitled to a license in respect of all Intellectual Property Rights developed by such laboratory units heretofore or hereafter up to the date that is eighteen (18) months after the termination date described above in this sentence, for use in the Field, and the terms of such license shall be the same as apply to licenses granted under
Article 5.1 as set forth in Annex D;

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            (b)  the use of the ABB Ltd Marks shall, unless otherwise agreed between ALSTOM and ABB Ltd, be subject to the terms and conditions of the ABB Ltd Marks License Agreements; and

            (c) for the avoidance of doubt, ABB Ltd, on behalf of itself and its present and (to the extent applicable) past Subsidiaries, hereby acknowledges, confirms and agrees that all Intellectual Property Rights and Know-How emanating or derived from research and development conducted pursuant to the terms of Article 8.2 of the Shareholders Agreement shall be owned exclusively by the JC upon consummation of the transfer of the Transferred Shares pursuant hereto, provided the JC shall grant licenses with respect thereto to ABB Ltd and/or its designated Subsidiaries in accordance with the terms of Annex D hereto. ABB Ltd agrees that, promptly upon request of ALSTOM after the Settlement Closing Date, it shall execute and deliver, and procure the execution and delivery by other past or present Affiliates of ABB Ltd, of an instrument, in form and substance reasonably satisfactory to ALSTOM, confirming ownership of such Intellectual Property Rights and Know-How by the JC, as set forth above in the preceding sentence.

     11.3 EMPLOYEES; EMPLOYEE BENEFITS AND PENSIONS MATTERS. From and after the Settlement Closing, the provisions set out in Annex F shall apply to employee, employee benefits and pensions matters, and shall prevail over any conflicting provision of this Agreement.

     11.4 CERTAIN REAL ESTATE. From and after the Settlement Closing, the provisions set out in Annex G shall apply to the real estate described therein and, with respect to the subject matter thereof, shall prevail over any conflicting provision of this Agreement except as otherwise specified in Annex E.

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     11.5   EXISTING CONTRACTS BETWEEN ABB LTD GROUP AND THE JC GROUP. (a) The
Parties acknowledge that members of the JC Group (or ABB Ltd Transferred Companies included in the ABB Ltd Post-Settlement Closing Transferred Assets) are parties to Contracts with various persons who, at the time such Contracts were entered into, were members of the ABB Ltd Group (any such Contract, a "JC/ABB Contract"). If any such JC/ABB Contract (i) is on a commercial arms-length basis and was entered into prior to the Closing (or, in the case of any JC/ABB Contract associated with any ABB Ltd Post-Closing Transferred Asset, the date of the direct or indirect transfer of such Transferred Asset to the JC Group) or (ii) was entered into after the Closing, (or, in the case of any JC/ABB Contract associated with any ABB Ltd Post-Closing Transferred Asset, the date of the direct or indirect transfer of such Transferred Asset to the JC Group) then in either case, ALSTOM shall not have any special right under this
Article 11.5(a) to terminate such JC/ABB Contract. Subject to the preceding sentence, ABB Ltd agrees, on its behalf and on behalf of the other present or (to the extent applicable, past) members of the ABB Ltd Group, that ALSTOM shall have the right to terminate any such JC/ABB Contract upon not less than three
(3) months prior written notice to ABB Ltd, and ABB Ltd shall, upon request of ALSTOM, procure that the relevant present or, to the extent feasible, past member of the ABB Ltd Group enter into an instrument acknowledging any such termination, provided that the JC thereupon shall be obligated to reimburse the relevant present or past member of the ABB Ltd Group for any reasonable expenses that it incurs as a direct result of such early termination and which would not have been incurred if such JC/ABB Contract had expired in accordance with its existing terms.

            (b) ABB Ltd, on its behalf and on behalf of the other present or (to the extent applicable, past) members of the ABB Ltd Group, hereby covenants to ALSTOM and the JC

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that, any term of any JC/ABB Contract, or any ABB Ltd Business Guarantee in
respect of any ABB Ltd Financial Institution Guarantee, to the contrary notwithstanding, the consummation of the transactions contemplated by this Agreement shall not result in any Default or ABB Ltd Financial Instrument Default, respectively, under any JC/ABB Contract, or any ABB Ltd Business Guarantee in respect of any ABB Ltd Financial Institution Guarantee, and (without limitation of the foregoing) hereby irrevocably waives any provision of any JC/ABB Contract, or any ABB Ltd Business Guarantee in respect of any ABB Ltd Financial Institution Guarantee, that otherwise would give rise to any such Default or ABB Ltd Financial Instrument Default, respectively. ABB Ltd shall, upon request of ALSTOM, procure that the relevant present or past member of the ABB Ltd Group enter into an instrument acknowledging the foregoing.

            (c) Subject to Article 11.5(a), on expiry or termination of any JC/ABB Contract, ABB Ltd shall, at the reasonable request of the JC, use its best endeavors to procure that such JC/ABB Contract is extended or renewed on a commercial arm's-length basis, provided the ABB Ltd Group is still in the business of supplying such service (or itself provides such service within the ABB Ltd Group) and maintains adequate personnel and resources to do so and provided further that such extension or renewal, unless otherwise agreed by the Parties, shall not exceed a period of two (2) years.

            (d) For the avoidance of doubt, as used in this Article, the term "JC/ABB Contract" shall include any arrangement in existence as of the date hereof pursuant to which a member of the ABB Ltd Group provides services to any member of the JC Group, even if such arrangement is an "at will" arrangement. To the extent a JC/ABB Contract provides for (i) legal services, tax advice or data processing services or (ii) internet-related services, in each case to be provided by the ABB Ltd Group (collectively, the "JC/ABB Service Contracts"), such JC/ABB

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Service Contracts shall be continued on the then existing terms and conditions for a reasonable transition period following the Settlement Closing not to exceed six (6) months with respect to the services described in (i) and three
(3) months with respect to the services described in (ii), unless otherwise terminated earlier by ALSTOM. In all events, from and after the Settlement Closing, ALSTOM and the JC Group shall not have access under any existing JC/ABB Contract or JC/ABB Service Contract to business secrets or information of the ABB Ltd Group not related to the ABB Ltd Business, including, without limitation, calculation models and source codes.

            (e) Nothing in this Article 11.5(c) or (d) shall obligate any member of the ABB Ltd Group to provide any service or maintain any operations that it has otherwise determined to exit or terminate, provided that nothing in this sentence limits or qualifies any obligation of the ABB Ltd Group under any existing JC/ABB Contract.

     11.6 GUARANTEES. (a) At the request of ALSTOM in writing, ABB Ltd shall grant any guarantees or counter-indemnities to third parties as shall be reasonably necessary to secure the ABB Ltd Business Contracts Transfer Consents (the "ABB Ltd Business Contracts Guarantees"). ALSTOM and the JC shall indemnify ABB Ltd and any member of the ABB Ltd Group in accordance with the indemnity obligations set forth in Annex E with respect to such ABB Ltd Business Contracts Guarantees.

            (b) From and after the Settlement Closing, the JC shall promptly, in co-ordination with ABB Ltd, offer to substitute itself for members of the ABB Ltd Group under any ABB Ltd Business Guarantee and ABB Ltd Business Contracts Guarantee. If the beneficiary of any such ABB Ltd Business Guarantee or ABB Ltd Business Contract Guarantee, as the case may be, does not accept the JC in substitution, ALSTOM shall cause ALSTOM Holdings S.A. to

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offer to substitute itself for the applicable member of the ABB Ltd Group under such ABB Ltd Business Guarantee or ABB Ltd Business Contract Guarantee, as the case may be; provided, however, that ABB Ltd shall procure that no member of the ABB Ltd Group shall disclose to such counterparty ALSTOM's commitment under this sentence without ALSTOM's prior written consent. Neither the JC nor ALSTOM shall be under any obligation to offer any consideration to any counterparty under any ABB Ltd Business Guarantee or ABB Ltd Business Contract Guarantee in order to induce it to agree to the substitution described above. A list of such ABB Ltd Business Guarantees (to ABB Ltd's knowledge) is set forth in Annex J. ALSTOM's and the JC's obligations under this Article 11.6 are irrespective of whether or not all ABB Ltd Business Guarantees are listed in Annex J, provided that the listing of an item in Annex J does not mean that the JC or ALSTOM acknowledges or agrees that such item in fact falls within the definition of "ABB Ltd Business Guarantee". Before being obligated to offer to substitute ALSTOM Holdings S.A. under any instrument as provided above in this Article 11.6, the JC or ALSTOM, as the case may be, shall be entitled to be provided with a reasonable prior opportunity to review the instrument and the documents setting forth, or otherwise relating to, the obligations guaranteed thereunder. In any event, if the Settlement Closing occurs, each of ALSTOM and the JC shall indemnify and hold harmless ABB Ltd and any member of the ABB Ltd Group in accordance with the indemnity obligations set forth in Annex E with respect to such ABB Ltd Business Guarantees.

            (c) Except as expressly set forth in Article 11.6(a), ABB Ltd shall not be obligated to grant any guarantees or counter-indemnities to third parties in connection with the transactions contemplated by this Agreement.

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     11.7   INVESTMENT PROJECTS. From and after the Settlement Closing, the provisions set out in Annex H shall apply to investment projects and, with respect to the subject matter thereof, shall prevail over any conflicting provisions of this Agreement.

     11.8 TRANSFER OF TITLE. Subject (to the extent applicable) to Article 10.5(b), as soon as practicable after the date hereof, ABB Ltd shall, at its cost, procure that legal title to all Assets beneficially owned by the JC Group but held of record by, or otherwise in the name of, a member of the ABB Ltd Group (other than, for the avoidance of doubt, any ABB Ltd Post-Settlement Closing Transferred Assets) shall be transferred into the name of a member of the JC Group, or other designee, specified by the JC, provided that with respect to patents, legal title shall be re-registered only to the extent requested by ALSTOM and any costs associated with such re-registration of title shall be shared one-third by ALSTOM and two-thirds by ABB Ltd.

                                   ARTICLE 12

    PROVISIONS RELATING TO ABB LTD POST-SETTLEMENT CLOSING TRANSFERRED ASSETS

     12.1 CONDUCT OF BUSINESS IN THE ORDINARY COURSE. Except for action taken in the ordinary and proper course of effecting or preparing for the transfer of the ABB Ltd Post-Settlement Closing Transferred Assets to the JC and except as may otherwise expressly be provided for herein, ABB Ltd undertakes that, to the extent that any member of the ABB Ltd Group exerts relevant management control over the Post-Settlement Closing Transferred Assets, from the date of this Agreement until the transfer of such ABB Ltd Post-Settlement Closing Transferred Assets to the JC pursuant hereto, (a) such Assets, and the business activities involved therewith shall be maintained and conducted in the ordinary and proper course of business on sound commercial principles consistent with those applied during the period of two (2) years

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preceding the relevant transfer, and (b) (without limitation of the foregoing), without the prior consent of ALSTOM, no member of the ABB Ltd Group shall, with respect to any ABB Ltd Transferred Companies included in the ABB Ltd Post-Settlement Closing Transferred Assets:

                 (i) decide or effect any share capital increase or decrease, issue or grant any share or other options or make any issue of debentures or other securities;

                 (ii)   declare or pay any dividends or other distributions;

                 (iii) directly or indirectly make any material (in relation to such ABB Ltd Transferred Company) acquisitions or divestitures of shares or other Assets;

                 (iv) enter into any Contracts (other than arm's-length Contracts in the ordinary course of business);

                 (v) enter into, terminate or materially vary any employment or employment related agreement or arrangement (other than the renewal of any such existing agreements or arrangements, and normal promotions and increases in remuneration) with any directors or senior officers; or

                 (vi)   commit to do any of the matters described in clauses
            (i) - (v), inclusive.

     12.2 NOTIFICATION TO REGULATORY AUTHORITIES. ABB Ltd agrees to use all reasonable efforts to obtain (and ALSTOM shall reasonably co-operate with ABB Ltd in obtaining), as soon as possible, all Regulatory Approvals, and shall consult with workers' representatives to the

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extent required by applicable law, in connection with the consummation of the transfer of the ABB Ltd Post-Settlement Closing Transferred Assets to the JC Group.

     12.3 REGULATORY ACTION. If, before or after any transfer of an ABB Ltd Post-Settlement Closing Transferred Asset, any material Regulatory Action is taken or threatened with respect to the relevant ABB Ltd Post-Settlement Closing Transferred Asset, the Parties shall promptly meet to discuss the situation and the action to be taken as a result, and (if such be the case) whether any modification to the terms of this Agreement (or any agreement entered into pursuant hereto) shall be made, in order that any requirements (whether as a condition of giving any Regulatory Approvals or otherwise) of the relevant Regulatory Authority may be reconciled with, and within the scope of, the business arrangements contemplated by this Agreement. The Parties shall thereafter co-operate in giving effect to any modifications agreed upon.

     12.4 INSURANCE. Without prejudice to the generality of Article 12.1, unless otherwise agreed with ALSTOM or the JC, ABB Ltd shall, until six (6) months after transfer with respect to each ABB Ltd Post-Settlement Closing Transferred Asset, maintain all policies of insurance relating to such Assets and undertake that to the extent necessary with effect from the Settlement Closing Date with respect to such Assets, the interest of the JC and its Subsidiaries therein shall be noted on all such policies. Without limiting the generality of the preceding sentence, any payment or right to receive payments under any insurance policy in relation to any damage to or destruction of any Asset comprising (or formerly comprising) part of the ABB Ltd Business, or any proceeds thereof, shall be held on behalf of and for the benefit of, and forthwith paid over to, the JC.

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                                   ARTICLE 13

     CONSEQUENCES OF NON-TRANSFERS OF ABB LTD POST-SETTLEMENT CLOSING ASSETS

     13.1 CONTINUED TRANSFER EFFORTS. ABB Ltd undertakes that if a particular ABB Ltd Post-Settlement Closing Transferred Asset, without prejudice to Article
11.1 and the relevant provisions of Annex D, has not been directly or indirectly transferred to the JC by March 31, 2001 and if, in the case of any ABB Ltd Business Contract, the procedures set out in Article 11.1 do not enable the full benefit of such ABB Ltd Business Contract to be enjoyed by the JC Group, then:

            (a) if the failure of such transfer to occur was the result of the JC refusing or otherwise failing to accept for any reason (other than the exercise by ALSTOM of its rights under Article 10.5) any such ABB Ltd Post-Settlement Closing Transferred Asset by March 31, 2001, ABB Ltd shall no longer be obligated to effect such transfer and shall be free to deal with or dispose of such Asset as it deems appropriate, with the proceeds therefrom to go to, and the reasonable cost of such disposal to be paid by, the JC; and

            (b) if the failure of such transfer to occur is due to a Regulatory Action, then ABB Ltd and ALSTOM shall consult as to the appropriate course of action, provided that, (A) in no event shall ABB Ltd be required to make any further additional investment or expend any further monies in attempting to have such Regulatory Action stayed or lifted, and (B) if such transfer has not occurred by March 31, 2003 and ABB Ltd has complied with its obligations hereunder with respect to such Asset, then ABB Ltd shall no longer be obligated to effect such transfer and shall be free to deal with or dispose of

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     such Asset as it deems appropriate, with the proceeds therefrom to go to, and the reasonable cost of such disposal to be paid by, the JC.

Upon compliance with this Article 13.1, ABB Ltd shall cease to be obligated to cause such Asset to be assigned to, or become part of, the JC Group.

     13.2 TRANSFERS OF NON-ABB LTD BUSINESS. In the event and to the extent that ABB Ltd or any of its Affiliates conveyed or transferred to the JC or any member of the JC Group title to certain Assets as part of the ABB Ltd Business which Assets (i) did not comprise or constitute Assets of the ABB Ltd Business including, without limitation, any Intellectual Property Rights or Know-How not predominantly used in the ABB Ltd Business, and (ii) are not material to the business of the entire JC Group, then the JC and its Affiliates shall return such Asset or Assets to ABB Ltd promptly upon receipt of any request therefor from ABB Ltd (within eighteen (18) months of the Settlement Closing Date), and the Parties shall agree to an appropriate adjustment, if any, by following the principles set forth in the Joint Venture Agreement at formation of the JC with respect to valuation of the ABB Ltd Business contributed to the JC, which adjustment shall be paid by ABB Ltd to the JC at the same time as such transfer back to ABB Ltd is made. If any such returned Intellectual Property Rights or Know-How are then being used in the ABB Ltd Business, a license with respect thereto shall be granted to ALSTOM and/or its designated Subsidiaries in accordance with Annex D.

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                                   ARTICLE 14

                       TAX MATTERS WITH RESPECT TO THE JC

     14.1 CLAIMS OR ELECTIONS. No claim or election for Taxes-related purposes shall be made by any member of the ABB Ltd Group without the consent of ALSTOM if it has or may have an adverse effect upon the JC or any of its subsidiaries or give rise to an increase in Taxes or costs or expenses of the JC or any of its Subsidiaries. ALSTOM and ABB Ltd agree to co-operate, in connection with the making of or (where appropriate) the giving of consent to any claims or elections for taxation purposes requested:

            (a) by ALSTOM in respect of the ALSTOM Reorganisation or by ABB Ltd in respect of the ABB Ltd Reorganisation; and/or

            (b) by ALSTOM in connection with the taxation affairs of any of the ALSTOM Transferred Companies or by ABB Ltd in connection with the taxation affairs of any of the ABB Ltd Transferred Companies, in either case in respect of any period ending before the Closing Date.

     14.2 INFORMATION. ALSTOM and ABB Ltd agree to co-operate to ensure that the JC Group is provided with sufficient information to enable it to submit and to deal with any matters arising out of any returns, notices, claims for relief or allowances, or computations, to any relevant taxation or excise authorities in respect of any period.

     14.3 TAX LOSSES. Nothing in this Article 14 shall prevent ALSTOM or ABB Ltd from retaining or taking the benefit of tax losses which may be available within the ALSTOM

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Business or the ABB Ltd Business before the Closing Date instead of making any such losses available to the JC.

     14.4 INVESTIGATIONS. Should there be any investigation by any tax authorities of the affairs of ABB Ltd in relation to the whole or any part of the ABB Ltd Business, and in respect of any period up to and including the Closing Date or, with respect to any particular ABB Ltd Post-Settlement Closing Transferred Asset, the date of any transfer relating to such ABB Ltd Post-Settlement Closing Transferred Asset, then the JC shall promptly make available to ABB Ltd such records and information as ABB Ltd shall reasonably request in connection with such investigation.

     14.5 RECORDS. The JC shall keep all records pertaining to the ABB Ltd Transferred Companies' tax position for a period at least equal to the corresponding statutes of limitation, and, in the case of any such Taxes that are indemnified by ABB Ltd, shall, at ABB Ltd's request and expense, defend any action brought in that respect by the Taxing Authorities in accordance with the instructions of ABB Ltd. Absent such request, ABB Ltd shall defend and control such action brought by such Taxing Authorities all of the foregoing to apply mutatis mutandis with respect to social charges or contributions.

     14.6   CERTAIN TAX MATTERS. The provisions of Schedule 14.6 apply.

     14.7 COMBUSTION ENGINEERING. From and after the Settlement Closing Date, in the event that any Taxing Authority asserts that Combustion Engineering, Inc. (or any successor) is not entitled to a deduction in respect of payments made by it for Asbestos Liabilities and that the JC or any of its Subsidiaries (or any successor(s)) is so entitled, the JC or its applicable Subsidiary shall, to the extent it is lawfully able, claim such payments as deductions and pay to

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ABB Ltd the Tax Benefit resulting therefrom as and when actually realized, provided that ABB Ltd shall reimburse the JC for its out-of-pocket costs in filing and prosecuting such claims and shall indemnify and hold harmless the JC from and against any Taxes imposed as a result of any subsequent disallowance of such Tax Benefit (including any interest, penalties, or additions to tax in connection therewith). As used herein, "Tax Benefit" shall mean the actual cash tax savings derived by the JC or its applicable Subsidiary (or any successor(s)) by reason of the deductions referred to above, net of any actual cash tax cost incurred by the JC (or its successor or applicable Subsidiary) as a result of payment for the Asbestos Liabilities (as defined in Annex E) being made by Combustion Engineering, Inc. (or any successor or affiliate); it being understood that, except as otherwise required by law, the Parties do not intend to treat any such payment as taxable to the JC (or its successor or applicable Subsidiary).

     14.8 TAX LIABILITIES. In determining the indemnity obligations of ABB Ltd hereunder for income taxes incurred by the JC as a result of Tax adjustments for periods prior to January 1, 1999 with regard to balance sheet provisions for contracts, such obligations shall be reduced by the net present value of Tax Benefits received by the JV as a result of the reversal of such provisions within two (2) years from January 1, 1999.

                                   ARTICLE 15

                        NON-COMPETITION; NON-SOLICITATION

     15.1 NON-COMPETITION. ABB Ltd undertakes to ALSTOM that from and after the Settlement Closing until the third anniversary of the Settlement Closing Date neither it nor any of its Affiliates shall (whether alone or jointly with others, whether as principal, agent, shareholder or otherwise and whether for its own benefit or that of others), anywhere in the

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world, directly or indirectly engage in or carry on or be interested in any
Prohibited Activities, as described in Schedule 15.1 hereto.

     15.2 EXCEPTIONS. (a) The restriction contained in Article 15.1 shall not prohibit:

                 (i) the acquisition or holding by any member of the ABB Ltd Group of shares amounting to less than five percent (5%) of the capital of an undertaking quoted on any stock exchange; or

                 (ii) any bona fide combination or acquisition transaction by any member of the ABB Ltd Group, so long as the businesses that the ABB Ltd Group directly or indirectly acquires (or acquires an interest in) as a result of such transaction are not predominantly those that, but for this Article 15.2(a)(ii), would give rise to a violation of Article 15.1, and provided that if, during the calendar year prior to such combination or acquisition or any subsequent calendar year during which such activities continue to be conducted, the net sales attributable to such activities amount to more than two percent (2%) (in the case of any single such transaction) or seven percent (7%) in the aggregate (for all such transactions) of the net consolidated sales of the power generation sector of the ALSTOM Group (determined in accordance with ALSTOM's accounting principles) during the same period, then the ABB Ltd Group shall be required, within a period of six (6) months (of such transaction or determination of such subsequent net sales figures, as the case may
            be), to take such action as is necessary to come back into compliance with this Article 15 (without regard, with respect to such transaction, to the exception contained in this Article 15.2(a)(ii)).

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            (b)  The restrictions contained in Article 15.1 shall not apply to existing minority shareholdings by the ABB Ltd Group (considered in the aggregate) in ventures that are listed in Schedule 15.2(b) hereto and are not engaged in any Prohibited Activities as of the date hereof but which in the future, during the three (3) year period described in Article 15.1 above, become engaged in one or more Prohibited Activities, provided that at the time that such venture so becomes engaged in Prohibited Activities, (A) such venture is not an Affiliate of ABB Ltd, (B) the ABB Ltd Group (considered in the aggregate) does not beneficially own fifty percent (50%) or more of the equity interests in such venture, (C) the consent of the ABB Ltd Group (considered in the aggregate) or its designees or nominees is not directly or indirectly required in order for the venture so to become engaged in Prohibited Activities and the ABB Ltd Group does not have the right or power (whether by contract or otherwise and whether directly or indirectly) to prevent such venture from so becoming engaged in Prohibited Activities and (D) the governing documents of such venture do not expressly require the venture to engage in Prohibited Activities, and provided further that the exception afforded by this Article 15.2(b) shall in any event apply only so long as the conditions set forth in the immediately preceding clauses (A), (B), (C) and (D) continue to be satisfied, failing which the ABB Ltd Group shall be required, within a period of six (6) months of the date of non-compliance with such clauses, to take such action as is necessary to come back into compliance with Article 15 (without regard, with respect to such venture, to the exception contained in this Article 15.2(b)).

            (c) ABB Ltd promptly shall inform ALSTOM when any transaction for which ABB Ltd is relying on the exception set forth in Article 15.2(a)(ii), or
Article 15.2(b), occurs, and shall from time to time provide ALSTOM with such information as ALSTOM reasonably

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may request in order to satisfy itself as to applicability (and continued
applicability) to such transaction of the exceptions afforded by such Articles.

     15.3   NON-SOLICITATION; NON-HIRING. (a) ABB Ltd undertakes to ALSTOM that,
(i) commencing from the date hereof and continuing until eighteen (18) months following the Settlement Closing Date, ABB Ltd and its Affiliates shall not (directly or indirectly) solicit any individual that is, or within the last six
(6) months has been, an employee of the JC Group or the ALSTOM Group (a "Restricted Employee") to join the employ of, perform services for or otherwise become associated with ABB Ltd or any of its Affiliates, and (ii) commencing from the date hereof and continuing until three (3) years after the Settlement Closing Date, ABB Ltd and its Affiliates shall not solicit any Restricted Employee who is not a former employee of the ABB Ltd Group, to join the employ of, perform services for or otherwise become associated with ABB Ltd or any of its Affiliates.

            (b) ABB Ltd undertakes to ALSTOM that, (i) commencing from the date hereof and continuing until eighteen (18) months following the Settlement Closing Date, ABB Ltd and its Affiliates shall not directly or indirectly hire or retain any Restricted Employee and (ii) commencing from the date hereof and continuing for a period until three (3) years after the Settlement Closing Date, ABB Ltd and its Affiliates shall not directly or indirectly hire or retain any Restricted Employee who is not a former employee of the ABB Ltd Group.

            (c) Notwithstanding the provisions of Article 15.3(a) and (b), any member of the ABB Ltd Group may hire a Restricted Employee who is a former employee of the ABB Ltd Group, PROVIDED (i) the Restricted Employee first approaches a member of the ABB Ltd Group for employment, (ii) such member of the ABB Ltd Group gives written notice to ALSTOM of its intent to hire such Restricted Employee, and (iii) ALSTOM is given a period of thirty (30) days after receipt of such notice to convince such Restricted Employee to remain with the JC Group or the ALSTOM Group, as the case may be. If after such thirty (30) day period the Restricted Employee wishes to return to the ABB Ltd Group, then the ABB Ltd Group shall have the right to hire such Restricted Employee.

            (d) The foregoing provisions of this Article 15.3 shall not prohibit the ABB Ltd Group from hiring former employees of the JC Group or the ALSTOM Group who worked at the clerical or administrative levels at one of the members of the JC Group or the ALSTOM Group, it being understood that in no event shall engineers, technicians or any similar categories of employees be considered to be working at clerical or administrative levels.

                                   ARTICLE 16

                                 CONFIDENTIALITY

     16.1 CONFIDENTIALITY. Subject to Article 3.7, each of ALSTOM and each Extended Party undertakes that it shall keep confidential and (unless the prior written consent of the Other Party has been given) not disclose to any person (other than a member of its Group for any purposes reasonably incidental to the purposes of this Agreement) the contents of this Agreement and each of the other Settlement Documents. Each Extended Party other than ALSTOM and the JC covenants to ALSTOM that it shall keep confidential and (unless the prior written consent of ALSTOM has been given) not disclose to any person (other than a member of its Group for any purposes reasonably incidental to the purposes of this Agreement), or (except to the extent expressly authorized to do so in Annex D) use or exploit commercially for its own purposes (A) any Intellectual Property Rights or Know-How of any member of the ALSTOM Group or the JC

Group or (B) any other information relating to the business or affairs of the JC (or any of its Affiliates) or the business or affairs of the Other Party (or any of its Affiliates) (but excluding for these purposes Know-How which is not proprietary to the ALSTOM Group and is in the possession of any individual employed by any member of the Group of such Extended Party), in each case which such member (x) may have received at any time prior to the date hereof, or is in possession of at the date hereof, or (y) at any time after the date hereof may acquire either (it being understood that the following sub-clauses apply only in the context of this clause (y) and do not qualify clause (x)):

            (a) as a result of negotiating or entering into this Agreement or any of the Ancillary Agreements or of its operation; or

            (b) through the previous ownership by a current or former member of its Group or (prior to the Closing) the ABB Ltd Transferred Companies of assets of the ABB Ltd Business which shall have comprised assets of the ABB Ltd Transferred Companies as of the Closing Date (or otherwise thereafter shall have become assets of the JC Group) pursuant to the Joint Venture Agreement or this Agreement; or

            (c) otherwise directly or indirectly from any member of the JC Group or the ALSTOM Group.

     16.2 EXTENDED PARTIES. In performing its obligations under this Article 16, each Extended Party shall apply such standards of confidentiality as it applies generally in relation to its own confidential information. Each Extended Party shall use all reasonable endeavors to ensure that its employees and agents observe the provisions of this Article 16. In particular but without prejudice to the generality of the foregoing:

            (a) each Extended Party shall procure that current and former members of its Group observe the provisions of this Article 16 as fully as if they were parties hereto in lieu of such Party; and

            (b) each Extended Party shall use all reasonable endeavors to ensure that its current and former Affiliates which are not members of its Group observe such confidentiality.

     16.3 EXCLUDED INFORMATION. Articles 16.1 and 16.2 shall not apply to information:

            (a) acquired after the date hereof from a third party with the right to divulge the same or (solely in the case of information received after the date hereof) which is independently developed by the recipient;

            (b) any Extended Party in good faith determines is required to be disclosed by operation of law (including, without limitation, disclosure requirements under applicable law or regulations in connection with any offering of securities by or of such Extended Party or any member of its Group) or any stock exchange listing agreement or regulations or any binding judgment or order or by any requirement of any Regulatory Authority, provided that ABB Ltd shall use reasonable efforts to consult with ALSTOM prior to any disclosure pursuant to this clause and to obtain confidential treatment of any information so disclosed pursuant to any binding judgment or order or by any requirement of any Regulatory Authority;

            (c) ALSTOM and ABB Ltd jointly decide to disclose, provided that ALSTOM and ABB Ltd shall use their best efforts to co-ordinate any such disclosure;

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            (d)  reasonably required to be disclosed in confidence to the professional advisers of either ALSTOM or ABB Ltd for use in connection with the transactions and matters contemplated by this Agreement, or related thereto;

            (e) any Extended Party determines in good faith to disclose in connection with the timely performance of its obligations, or the enforcement of the rights of any member of its Group, under this Agreement, the Ancillary Agreements or any other Contract with any member of the JC Group;

            (f) any Extended Party determines in good faith to provide to any undertaking considering merging or consolidating with, or acquiring, such Extended Party, so long as:

                 (i) prior to any disclosure described in this clause (f), the undertaking receiving such information executes a customary agreement protecting the confidentiality and use of such information; and

                 (ii) the information so disclosed is limited to that which is relevant to be known to such undertaking in connection with its evaluation of the transaction being contemplated; or

            (g) which is or becomes within the public domain (otherwise than through the default of the recipient Extended Party or any of its Affiliates); or

            (h) in the case of ALSTOM, information in the possession of ALSTOM required by applicable law to be disclosed or disclosed in connection with a third party claim or proceeding, threatened or pending, or reasonably disclosed to protect its image or legitimate interests relating to the Asbestos Liabilities of the ABB Ltd Business.

                                   ARTICLE 17

                            TERMINATION OF AGREEMENT

     17.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Settlement Closing Date:

            (a)  by the mutual written consent of the Parties;

            (b)  by either ABB Ltd or ALSTOM:

                 (i) if any court or governmental body or agency thereof of competent jurisdiction shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated hereby;

                 (ii) if the Settlement Closing shall not have occurred on or before July 14, 2000; provided, however, that the right to terminate this Agreement pursuant to this Article 17.1(b)(ii) shall not be available to a Party whose failure to perform or comply with any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Settlement Closing to occur on or before such date;

                 (iii) by ABB Ltd, if it becomes impossible to satisfy any of the conditions specified in Article 6.1 which have not yet been met or waived; or

                 (iv) by ALSTOM, if it becomes impossible to satisfy any of the conditions specified in Article 6.2 which have not yet been met or waived.

     17.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement shall forthwith become null and void, the Joint Venture Agreement and the Shareholders Agreement shall remain in full force and effect as the same exist as of the date hereof without any modifications and there shall be no liability on the part of any of the Parties with respect to this Agreement, except that Article 9.2 shall remain in full force and effect and shall survive such termination, and nothing herein shall relieve any of the Parties from liability for any breach or inaccuracy of any representation, warranty or covenant set forth in this Agreement occurring prior to the termination hereof and the provisions of Article 9 and Annex E shall remain in effect with respect to any such breach or inaccuracy; provided, however, that ABB Ltd shall not assert any claim against ALSTOM or the JC in respect of a breach or inaccuracy of a representation, warranty or covenant made by the JC under this Agreement;

     17.3 DUTCH CIVIL CODE. The Parties agree that they cannot cause this Agreement to be dissolved on the basis of Section 265 of Book 6 of the Dutch Civil Code.

                                   ARTICLE 18

                                  MISCELLANEOUS

     18.1 EXPENSES. (a) Except as otherwise specifically provided herein or in any Ancillary Agreement, ABB Ltd and ALSTOM shall pay their own expenses, and shall share equally the expenses of the JC, including, without limitation, accountants' and attorneys' fees, incurred in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Taxes payable with respect to transactions effected under the Ancillary Agreements shall be paid in accordance with the terms and conditions of such Ancillary Agreements, provided that nothing in this sentence limits or modifies any Party's express obligations in relation to Taxes under this Agreement (including without limitation Annex E hereto).

            (b) Except as otherwise provided herein, all costs, charges and expenses, incurred or payable by any person in connection with the transfer of the ABB Ltd Post-Settlement Closing Transferred Assets shall be borne by ABB Ltd.

     18.2 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered to be given and received in all respects when hand delivered, when sent by prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment or seven (7) days after deposit in the regular mails, certified mail, postage prepaid, return receipt requested (or equivalents thereof), in each case addressed as follows, or to such other address as shall be designated by notice duly given:

If to ABB Ltd:

            ABB Ltd
            Affolternstrasse 44
            8050 Zurich, Switzerland
            Attention:  General Counsel
            Facsimile:  +41 1 317 7992

If to ALSTOM:

            ALSTOM
            25 Avenue Kleber
            75795 Paris Cedex 16
            France
            Attention:  General Counsel
            Facsimile:  +33 1 47 55 28 00

If to the JC:

            ABB ALSTOM Power NV
            489 Avenue Louise
            B-1050 Brussels
            Belgium
            Attention:  General Counsel
            Facsimile:  +32 2 642 3621

     18.3 ENTIRE AGREEMENT. This Agreement and the Annexes, Schedules and Exhibits attached hereto, and the Ancillary Agreements (and the other agreements, certificates and other documents contemplated hereby and thereby) and any other agreements or other documents being executed and delivered contemporaneously herewith constitute the entire agreement among the Parties relating to the subject matter hereof, and all prior agreements, correspondence, discussions and understandings of the Parties (whether oral or written) with respect to the subject matter hereof, and from and after the Settlement Closing (if it occurs), the Joint Venture Agreement and the Shareholders Agreement are merged into and superseded by this Agreement and the Ancillary Agreements, it being the intention of the Parties that this Agreement and the Ancillary Agreements (and the other agreements, certificates and other documents contemplated hereby and thereby) shall serve as the complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof. No amendment, waiver or modification hereto or hereunder shall be valid unless in writing and signed by an authorized signatory of the

Party or Parties to be affected thereby. For the avoidance of doubt, nothing in this Article 18.3 shall affect the validity of the existing JC/ABB Contracts or the JC/ABB Service Contracts.

     18.4 ASSIGNMENT. (a) This Agreement and the rights and obligations arising hereunder shall not be assignable or transferable by ABB Ltd without the prior written consent of ALSTOM or by ALSTOM without the prior written consent of ABB Ltd or by the JC without the prior written consent of ABB Ltd and (prior to the Settlement Closing) ALSTOM, except, in each case, to an Affiliate of ABB Ltd or ALSTOM pursuant to Article 18.4(b) below. Nothing herein contained shall limit the right of (i) any Party to assign this Agreement without the consent of the other Parties in connection with any Permitted Merger Transaction provided that the resulting, surviving or acquiring undertaking in any such transaction (if other than such Party) shall agree in writing to assume and be bound by all of the terms and conditions of this Agreement and the Ancillary Agreements and, provided further, that no such assignment shall relieve the assigning or transferring Party of its obligation to perform all of its duties and obligations hereunder or (ii) ALSTOM to assign this Agreement in connection with a sale of all of its ownership interests in the JC, provided that such purchasing party shall agree in writing to be bound by all of the terms and conditions of this Agreement and the Ancillary Agreements applicable to ALSTOM and, provided further, that it is agreed that no such sale shall relieve ALSTOM of any of its liabilities or obligations hereunder. For the avoidance of doubt, ABB Ltd shall procure that the resulting, surviving or acquiring undertaking, in any Permitted Merger Transaction involving the ABB Ltd Group (if other than ABB
Ltd), agree in writing to be bound by all of the terms and conditions of this Agreement and the Ancillary Agreements applicable to ABB Ltd (regardless of whether ABB Ltd desires to assign its rights under this Agreement in connection with such transaction), provided that ABB Ltd shall not thereby be released from its obligation to perform all of its duties and obligations hereunder.

            (b) Notwithstanding the provisions of Article 18.4(a), either ABB Ltd or ALSTOM may, without the prior written consent of the Other Party, assign any or all of its rights and obligations under this Agreement at any time after the Settlement Closing to one or more Affiliates of such Party, provided that such Affiliate shall agree in writing to assume and be bound by all of the terms and conditions of this Agreement and, provided further, that it is agreed that no such assignment shall relieve the assigning Party of liabilities or obligations hereunder and the Parties shall implement a transfer of contract in accordance with the laws of The Netherlands in order to give effect to such transfer.

     18.5 BINDING EFFECT. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns.

     18.6 HEADINGS. The headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this Agreement.

     18.7 SEVERABILITY. If any provision of this Agreement is held to be invalid, unlawful or unenforceable, it shall be modified to the minimum extent necessary to make it valid, lawful and enforceable or, if such modification is not possible, such provision shall be stricken from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect.

     18.8 APPLICABLE LAW. This Agreement and all questions arising in connection herewith shall be governed by and construed in accordance with the laws of The Netherlands.

     18.9 ARBITRATION. All disputes arising out of or in connection with this Agreement shall be referred to and finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the "Rules") by three arbitrators appointed in accordance with the Rules. The place of arbitration shall be Amsterdam, The Netherlands. The language of the arbitration proceedings shall be English. Any arbitral award hereunder may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, with respect to Liabilities to which a Party is an Indemnified Party under Annex E hereto, such Indemnified Party may seek to enforce the indemnification obligations of any Indemnifying Party in a judicial or administrative action or proceeding to which such Indemnified Party has been named or joined by a third party or Regulatory Authority, but only for the limited and sole purpose of enforcing such indemnification obligations.

     18.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered to be but one and the same agreement, and shall become effective when one or more such counterparts have been executed by each Party and delivered to the other Parties.

     18.11 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns only and is not for the benefit of, and shall not be enforceable by, any other person. Nothing in this Article 18.11 limits the obligations of the Parties under Annex E, and any Party hereto may enforce the provision of Annex E on behalf of its Indemnified Parties.

     18.12 CONTROLLING DOCUMENT. In the event of any conflict between the terms of this Agreement and any of the Ancillary Agreements, the terms of this Agreement shall govern.

     18.13 STATUS OF AFFILIATES. ABB Asea, ABB AG and ABB AB (and their successors in interest) and ABB Handels- und Verwaltungs AG are acknowledging and consenting to this Agreement in their capacities as signatories to the Shareholders Agreement and the Joint Venture Agreement, respectively, and by their acknowledgement and consent they agree to be bound by the covenants and agreements set forth herein.

     18.14 THE JC. ABB Ltd and ALSTOM covenant to each other, subject to the terms and conditions hereof, to take such action as shareholders of the JC as may be necessary or desirable to cause the JC to perform all of its obligations hereunder to be performed by it prior to or at the Settlement Closing.

     18.15 PRESERVATION. Neither this Agreement nor any other Settlement Document has, or shall have, the effect of releasing any person from any Liability in respect of any failure to comply with Article 11 of the Shareholders Agreement, or Article 15.1 of the Joint Venture Agreement or
Article 2.4 of the Closing Memorandum and Agreement at any time prior to the Settlement Closing. ABB Ltd shall be liable with respect to any such failure to comply by any member of the ABB Ltd Group which is a signatory to such agreements.

     IN WITNESS WHEREOF, each of the Parties has caused its duly authorized representative to execute this Agreement as of the date first above written.


                                    ALSTOM


                                    Signature:  /s/ Andrew P. Hibbert
                                              ---------------------------------
                                              Name:  Andrew P. Hibbert
                                              Title: Senior Vice President and
                                                     General Counsel


                                    ABB LTD


                                    Signature:  /s/ Beat Hess
                                              ---------------------------------
                                              Name:  Beat Hess
                                              Title: Senior Vice President and
                                                     General Counsel


                                    ABB ALSTOM POWER NV


                                    Signature:  /s/ Andrew P. Hibbert
                                              ---------------------------------
                                              Name:  Claude Darmon
                                              Title: President and Chief
                                                     Executive Officer
                                              By:    Andrew P. Hibbert
                                                     Attorney-in-Fact

The undersigned duly acknowledge and consent to this Agreement and agree to be bound by the covenants and agreements set forth herein:

ABB ASEA BROWN BOVERI LTD.


By:   /s/ Beat Hess
    --------------------------------
    Name:   Beat Hess
    Title:  Attorney-in-Fact


ABB AG


By:   /s/ Beat Hess
    --------------------------------
    Name:   Beat Hess
    Title:  Attorney-in-Fact


ABB AB


By:   /s/ Beat Hess
    --------------------------------
    Name:   Beat Hess
    Title:  Attorney-in-Fact


ABB HANDELS- UND VERWALTUNGS AG


By:   /s/ Beat Hess
    --------------------------------
    Name:   Beat Hess
    Title:  Attorney-in-Fact

ABB POWER GENERATION INVESTMENTS BV


By:   /s/ Beat Hess
    --------------------------------
    Name:   Beat Hess
    Title:  Attorney-in-Fact


ABB POWER GENERATION PARTICIPATIONS BV


By:   /s/ Beat Hess
    --------------------------------
    Name:   Beat Hess
    Title:  Attorney-in-Fact

                                     ANNEX A

                               THE ALSTOM BUSINESS

The ALSTOM Business comprises the businesses and activities (including Assets, liabilities, Contracts and employees) of the Energy Sector of ALSTOM, which principally consists of designing and manufacturing components, systems and turnkey solutions for thermal (such as coal and gas) and hydro power plants located all over the world, and the provision of a full range of related services including project financing and management, engineering, plant maintenance, rehabilitation and refurbishment.

The ALSTOM Business shall include, inter alia, the following businesses and activities of ALSTOM's Energy Sector:

(a)      Industrial Gas Turbines;

(b) Steam Turbines (including Industrial, Utility, Combined Cycle and for Nuclear Power Plants);

(c)      Boilers and Environmental Systems (Utility, Environmental and
         Industrial);

(d)      Generators (including Turbogenerators);

(e)      Hydraulic Turbines;

(f)      Hydraulic Generators;

(g)      Power Plants (including Turnkey);

(h)      EPC Business development/Structured Solutions;

(i) Marketing and Sales resources predominantly related to the Energy Sector currently attached to the International Network; and

(j) Businesses (including employees, Assets, liabilities and Contracts) predominantly dedicated to the business of ALSTOM's Energy Sector and located in multisector entities, whether or not reflected in the ALSTOM Business Historical Accounts (including in Australia and India);

but shall exclude the following:

(k)      Heavy Duty Gas Turbines business;

(l)      Lincoln Turbochargers business;

(m)      Belfort Superconducting equipment business (wire and magnet);

(n) Certain Electrical Machine Service activities (in the course of being transferred outside the Energy Sector);

(o)      Nuremberg Non-destructive Testing Business; and

(p)      Brazil AEB's Water Business in Taubate.

                                     ANNEX B

                          PART A: THE ABB LTD BUSINESS

The ABB Ltd Business consists of the non-nuclear business of ABB Ltd's Power Generation Segment, including the following Business Areas and Business Units.

BA PGC-GAS AND COMBI CYCLES

Gas turbines, gas turbine power plants, combined cycle power plants.

BU-CODE           BU-DESCRIPTION
-------           --------------

1110              NEW EQUIPMENT WITH GAS TURBINES > 50 MW
                  Gas turbines
                  Gas turbine power plants

1111              NEW EQUIPMENT COMBINED CYCLE PLANTS
                  Combined-cycle-power plants for power and co-generation

1120              SERVICE FOR EQUIPMENT WITH GAS TURBINES > 50 MW
                  Spare parts, service and maintenance of gas turbines and GT/combined-cycle plants
                  Repowering of existing (ABB and non-ABB) steam turbine power plants with ABB gas turbines

1130 OPERATION AND MAINTENANCE OF ABB EQUIPPED COMBINED CYCLE AND GAS TURBINE PLANTS


BA PSP-STEAM POWER PLANTS

Large scale steam power plants, large steam turbines and turbo-generators. Development, design, engineering, manufacture and erection of fossil fired steam generators for utilities, independent power producers and industry.

Aftermarket services for steam generators including parts, engineering studies, retrofits and training.

BU-CODE           BU-DESCRIPTION
-------           --------------

1220              NEW EQUIPMENT
                  Turbine Islands for Steam Power Plants for IPPs and public utilities > 100 MW per unit, Turbo-generators, heat exchangers

1230              NEW EQUIPMENT
                  Fossil Fired Steam Power Plants > 100 MW per unit
                  Turn-key fossil fired power plants
                  Components for fossil fired steam power plants if more than only turbine islands
                  Combined cycle power plants with gas turbines of relative inferior importance
                  First spare parts equipment set for fossil fired power plants

1240              SERVICE
                  Spare parts and retrofits
                  Operation and Maintenance

BU-CODE  BU-DESCRIPTION

1959              UTILITY POWER BOILERS
                  Oil, gas and coal
                  Subcritical
                  Supercritical

1962              INDUSTRIAL BOILERS, FIELD ERECTED
                  Oil, gas, coal and other solid fuels
                  Includes "VU-40", "VU-60" and other field erected types Waste-to-energy

1963              FLUID BED BOILERS
                  BFB (bubbling fluid bed)
                  CFB (circulating fluid bed)
                  PFCB (pressurised fluidized bed combustion)

1966              STANDARD BOILERS
                  Package industrial Boilers
                  Shop Assembled Boilers
                  Including "A" and "D" types
                  Marine Boilers and Service (Parts and Maintenance) Other products
                  Condensers
                  Waste Heat Economizers
                  Electric Boilers

1968              HEAT RECOVERY STEAM GENERATORS

1969              MANUFACTURING
                  Manufacture to Customer's Design
                  Shop Operations

1971              BOILER PRODUCTS - EQUIPMENT
                  Air Heaters
                  Ljungstrom air heaters
                  Heat pipe air heaters
                  APEX heat exchangers
                  Tubular heat exchangers
                  Thermal oxidizers
                  Raymond Products
                  Industrial pulverizers
                  Classifying equipment
                  Material handling equipment
                  Kilns
                  Sootblowers

1972              BOILER PRODUCTS - SERVICE
                  Air Heaters
                  Includes related parts and aftermarket service
                  Raymond Products
                  Includes related parts and aftermarket service

1975 BOILER SERVICE - NEW CONSTRUCTION, MAINTENANCE, TECHNICAL Erection services associated with new equipment projects. This is classified as service since it requires generally the same skill set as maintenance construction work and is generally performed by the same group of people. Includes planned and forced outage work, repairs, etc. performed on site. Engineering and consulting services
                  Power plant operations and maintenance

1981              BOILER SERVICE - AFTERMARKET PROJECTS
                  Material supply products/projects where value is added by the reporting BAU.
                  Includes refurbished products/projects, retrofitted products/projects, rehabilitation activities or even products with engineered enhancements.

1982              BOILER SERVICE - SPARE PARTS
                  Replacement parts and components where little, if any value is added by the reporting BAU.
                  Spare parts are defined by ABB as "Standard Goods for Re-Sale" in the cost calculation model.

BAA PPS-POWER PLANT SYSTEMS

Medium and small scale steam turbine and combined cycle plants mainly for industrial applications, steam and gas turbines for power generation and mechanical drive applications, service for above equipment and plants.

Hydro and diesel power plants, control and electrical equipment hereto, separate generators. Design, production and marketing of equipment and systems for transmission and distribution of water for heating/cooling.

BU-CODE           BU-DESCRIPTION
-------           --------------

1305              INDUSTRIAL STEAM POWER PLANTS
                  Industrial steam turbines for generator, mechanical drive and combined cycle applications.

1310              INDUSTRIAL STEAM TURBINES
                  Industrial steam turbines for generator, mechanical drive and combined cycle applications.

1315              SERVICE OF INDUSTRIAL STEAM TURBINES
                  Industrial steam turbines and steam turbine plants

1320              INDUSTRIAL GAS TURBINES
                  Gas turbines < 50 MW

1321              INDUSTRIAL GAS TURBINE PLANTS
                  Industrial gas turbine plants excl. GTs

1325              SERVICE OF INDUSTRIAL GAS TURBINES
                  Service of industrial gas turbines and combined cycle plants. Service of gas turbines in mechanical drive applications.

1330              MECHANICAL DRIVE GAS TURBINES
                  Gas turbines in mechanical drive applications

1370              O & M
                  Operation and Maintenance of GT/ST driven plants

BU-CODE           BU-DESCRIPTION
-------           --------------

1505              NEW HYDRO POWER PLANTS
                  Hydro power plants including generators, control systems and other equipment to new hydro power plants.
                  Exception: Hydromechanical equipment shall be reported only under BU 1530.

1515              HYDRO POWER SERVICE
                  Service and retrofit including generators, control systems and other equipment to existing hydro power plants.
                  Exception: Hydromechanical equipment shall be reported only under BU 1530.

1516              HYDRO POWER OPERATIONS & MAINTENANCE CONTRACTS
                  O & M contracts with a duration of at least one year. Services performed under this contract which do not alter the original condition of the equipment, e.g. related spare part sales and repairs.
                  Exception: Replacement and/or upgrade of equipment shall still be reported under BU 1515.

1520              DIESEL POWER PLANTS
                  All new equipment and service on diesel power plants.

1530              HYDROMECHANICAL EQUIPMENT
                  All hydromechanical equipment and service sold to new or existing hydro power plants.

BU-CODE           BU-DESCRIPTION
-------           --------------

8204              DISTRICT HEATING
                  Low temperature (< 140DEG.C/250F) preinsulated pipe systems for district heating and cooling.
                           -        Pipes
                           -        Fittings
                           -        Other accessories
                           -        Alarm systems
                  Other preinsulated pipe systems for oil, gas, etc.
                  Low temperature (< 140DEG.C/250F) preinsulated pipe systems for district heating and household water applications. PU-foam insulated system and rockwool insulated pipe system. All including:
                           -        Pipes
                           -        Fittings
                           -        Other accessories
                           -        Alarm systems


BA PES-ENVIRONMENTAL SYSTEMS

Development, design, engineering, supply, construction and service of air pollution control and resource recovery and waste disposal plants

BU-CODE           BU-DESCRIPTION
-------           --------------

5401              POWER AIR POLLUTION CONTROL INCL. ASH
                  Particulate control systems excluding ash handling systems for all pollution control for power generation including electric utilities, heating plants and private generation.
                  Gaseous control systems for air pollution control for power generation including electric utilities, heating plants and private generation.

                  Ash handling Systems - both bottom ash and fly ash - for Power generation including electric utilities, heating plants and private generation. Ash handling Systems for industrial applications.

5402              INDUSTRY AIR POLLUTION CONTROL
                  Air pollution control systems for the aluminium industry including both gaseous and particulate control.
                  Air pollution control systems for the pulp & paper industry including gaseous and particulate control. Resource recovery and waste disposal plants, general contracting and service for these plants.
                  Air pollution control systems for the metallurgical industry including gaseous and particulate control.

5423              WASTE TO ENERGY PLANTS AND AIR POLLUTION CONTROL
                  Resource recovery and waste disposal plants, general contracting and service for these plants.
                  Particulate and gaseous control systems for air pollution control for incineration plants including municipal waste, industrial waste and hazardous waste.

5407              SERVICE - WASTE TO ENERGY

5408              SERVICE - INDUSTRY AIR POLLUTION CONTROL
                  Aluminium service, pulp & paper service, metallurgy service

5460              SERVICE - POWER AIR POLLUTION CONTROL


BA PSM-POWER SYSTEM MANUFACTURING

Provide the P-Segment Business Areas with competitive manufacturing performance through flexible, cost effective, on time delivered, high quality Turbines, Generators, Components and Factory service.

BU-CODE           BU-DESCRIPTION
-------           --------------

1910              POWER PLANT PRODUCTION
                  Comprise the following companies only:
                  BRABB    Asea Brown Boveri Ltda.
                  CHKRA    ABB Kraftwerke AG
                  CZPBS    ABB Prvni Brnenska Strojirna Brno S.R.O.
                  DEBER    ABB Kraftwerke Berlin GmbH
                  DEKWE    ABB Kraftwerke AG
                  DETUR    ABB Turbinen Nurnberg GmbH
                  ESGEN    ABB Generacion S.A.
                  GRPPL    ABB Power Plant LTD
                  HULAN    ABB Power Generation Kft.
                  IDESI    PT ABB Energy Systems Indonesia

                  INABB    Asea Brown Boveri LTD
                  ITSAD    ABB Sadelmi S.p.A
                  NOPOW    ABB Kraft AS
                  PLDOL    ABB Dolmel Ltd
                  PLZAM    ABB Zamech LTD
                  PTSTB    MSET Metalomecanica de Setubal SA
                  ROENR    ABB Energoreparatii Romania SRL
                  RUNEV    ABB Nevsky
                  RUUNI    ABB Uniturbo LTD
                  SEGEN    ABB Generation AB
                  SESTA    ABB Stal AB
                  USPGE    ABB Power Generation Inc.

                                     ANNEX B

                         PART B: PERMITTED ENCUMBRANCES


                                      NONE

                                     ANNEX B

           PART C: ABB LTD POST-SETTLEMENT CLOSING TRANSFERRED ASSETS


         The ABB Ltd Post-Settlement Closing Transferred Assets include the ABB Ltd Business conducted or located in the following countries:

Brazil
Bulgaria
Colombia
Croatia
Ecuador
Egypt
Greece
India
Indonesia
Ireland
Israel
Jordan
Korea
Lebanon
Malaysia
New Zealand
Peru
Philippines
Poland
Portugal
Romania
Russia
Saudi Arabia
Singapore
Spain
Sweden
Taiwan
Thailand
Ukraine
Uzbekistan
Venezuela
Vietnam

                                     ANNEX C

                            DESCRIPTION OF THE FIELD

The Field comprises all activities relating to Power Generation including without limitation:

o Research and development, design, engineering, engineering procurement, manufacturing, erection, commissioning, contracting, marketing and sale of power generation equipment, components, services, systems and power plants.

o        Service supply relating to power generation.

o Power generation equipment and power plant operation, maintenance and retrofit.

o        Electrical contracting for power generation.

o        Power plant and power generation equipment control and instrumentation.

o        Power generation project development and project equity investment.

o        Power generation project finance and structured finance.

The following activities are excluded from the Field:

o        Design, manufacture, sale and service of nuclear reactors.

o        Design, manufacture and sale of nuclear fuel.

o Design, manufacture and sale of fuel cells and fuel cells systems using the PEM (proton-exchange membrane) technology.

For the avoidance of doubt, the design and manufacture of power Transmission & Distribution equipment is not included in the Field.

                                     ANNEX D

                    INTELLECTUAL PROPERTY RIGHTS AND KNOW-HOW

1        INTERPRETATION

1.1 The definitions and rules of interpretation set out in Article 1 of this Agreement apply to this Annex supplemented by the following:

                  "ABB LTD MARKS" means the names, trade names, trademarks, service marks, product marks and logos comprised of the initials ABB and/or the words Asea Brown Boveri, in various forms, with or without additional matter and whether or not registered and whether or not the subject of an application to register;

                  "CE MARKS" means the names, trade names, trademarks, service marks, product marks and logos comprised of the initials CE and/or the words Combustion Engineering, in various forms, with or without additional matter and whether or not registered and whether or not the subject of an application to register;

                  "FLAKT MARKS" means the names, trade names, trademarks, service marks, product marks and logos comprised of the word FLAKT, in various forms, with or without additional matter and whether or not registered and whether or not the subject of an application to register;

                  "INTELLECTUAL PROPERTY RIGHTS" means copyrights, design rights, patents, mask rights, trademarks, trade names and similar property rights conferred by law in any part of the world and, where applicable, whether or not registered, in each case together with all rights appurtenant thereto (including but not limited to rights, where applicable, to apply for registration thereof). For purposes hereof, the ABB Ltd Marks, the CE Marks and the FLAKT Marks are not Intellectual Property Rights.

                  "KNOW-HOW" means data, formulae, techniques, inventions, specifications, drawings, algorithms, prototypes, research materials, computer programs and documentation, databases, and other non-public know-how or trade secrets of any kind;

                  "LICENSE" means, according to the context, a license or similar agreement in which rights to use Intellectual Property Rights are made or given, or a license or similar agreement in which rights to use Know-How are granted.

1.2 Where the context permits or requires, any reference in this Annex to a License includes a sublicense and a sub-sublicense or other derivative rights granted by a licensee or a sublicensee.

1.3 References in this Annex to "Articles" are, unless otherwise expressly provided, to Articles of this Annex D and references in this Annex to Schedules are to Schedules to this Annex.

2        PERFORMANCE OF OBLIGATIONS

         ABB Ltd shall be responsible for procuring that the relevant entity within its Group shall perform those obligations which are required in this Annex to be performed by it.

3        REORGANISATIONS

         It is agreed that, except for Article 4.4, Articles 4 and 5 shall apply only if and to the extent that rights equivalent to those which are contemplated to be assigned, licensed and/or communicated (as the case may be) to ALSTOM and/or its Subsidiaries thereunder are not currently owned by, or have not as of yet been licensed or communicated to, the ABB Ltd Transferred Companies, respectively, and have not been so assigned, licensed and/or communicated, respectively, by the Settlement Closing to one or more of the ABB Ltd Transferred Companies pursuant to the Reorganisations or otherwise.

4        ASSIGNMENT AND RELATED MATTERS

4.1 Subject to Articles 4.3 and 5.4, ABB Ltd and its Subsidiaries (except as set forth in Schedule 1) shall, at the Settlement Closing or as soon thereafter as is practicable, in either case with economic effect from and including January 1, 1999, assign (or cause to be assigned) to ALSTOM and/or its designated Subsidiaries (beneficially and, subject to Article 11.8 of this Agreement, of record):

         (i) all Intellectual Property Rights and Know-How owned (as of March 23, 1999 (except as may be affected by events in the ordinary course of the conduct of the ABB Ltd Business prior to the Closing), as of immediately prior to the Closing or as of immediately prior to the Settlement Closing) by members of the ABB Ltd Group (listed in Schedule 2), and (x) at such time used or held for use or (y) at such time under development for use, in each case predominantly in the ABB Ltd Business;

         (ii) subject to Article 6, all right, title and interest under, subject to the burden of, all Licenses from third parties relating to Intellectual Property Rights or Know-How that (as of March 23, 1999 (except as may be affected by events in the ordinary course of the conduct of the ABB Ltd Business prior to the Closing), as of immediately prior to the Closing or as of immediately prior to the Settlement Closing) were (x) at such time used or held for use or (y) at such time under development for use, in each case predominantly in the ABB Ltd Business (listed in Schedule 3) under which members of the ABB Ltd Group (as constituted from time to time) appear as (or otherwise are) grantees; and

         (iii) all their rights to sue for damages and any other remedies in respect of any infringement, misuse or conversion of, or in relation to, the rights referred to in paragraphs (i) and
                  (ii).

4.2 ABB Ltd and its Subsidiaries shall, as soon after the Settlement Closing as is practicable and in accordance with procedures to be established by ALSTOM, communicate or otherwise make available to ALSTOM and/or its designated Subsidiaries all Know-How assigned to ALSTOM and/or its designated Subsidiaries pursuant to paragraph (i) of Article 4.1 or held by them under any License relating to Know-How assigned pursuant to paragraph (ii) of
         Article 4.1, in each case subject to the provisions of any Licenses which relate to such Know-How, and shall supply to ALSTOM and/or its designated Subsidiaries the originals or, at the discretion of ALSTOM, copies of documents or other materials in their possession in which any part of such Know-How is contained. ABB Ltd and its Subsidiaries, and ALSTOM and its designated Subsidiaries, shall each take all reasonable steps to maintain the confidentiality of the Know-How.

4.3 Any assignments to be made pursuant to Article 4.1 and any such assignments made prior to the Settlement Closing shall be: (i) subject to and with the benefit of any Licenses to third parties and any other third party rights and obligations, but free of Encumbrances; and (ii) subject to a reservation to the assignor of a worldwide, perpetual (or for such shorter period as such assigned rights may exist), irrevocable, royalty free, non-exclusive, non-assignable and non-sublicensable right to (A) use (and permit others within the ABB Ltd Group or third parties to use) the Intellectual Property Rights and Know-How assigned pursuant to paragraph (i) of Article 4.1, but only for activities outside of the Field, and (B) enjoy (and permit others within the ABB Ltd Group or third parties to enjoy) the rights conferred by the Licenses assigned pursuant to paragraph (ii) of
         Article 4.1, but only to the extent permitted under the terms of those Licenses, and only for activities outside of the Field; provided that if any reservation of rights pursuant to clause (ii) of this Article
         4.3 is not desirable or permissible due to national laws or regulations or for any other reason, including but not limited to the terms of any License referred to therein or any other third party rights, the assignor shall discuss with ALSTOM with a view to reaching agreement on the best means to ensure that equivalent rights are granted or otherwise made available to it.

4.4 It is understood and agreed that, to the extent ABB Ltd Transferred Companies currently own, or as a result of a Reorganisations or otherwise at the Settlement Closing own, or at the Closing Date owned, Intellectual Property Rights and/or Know-How such that no assignment pursuant to this Article 4 is or was necessary in respect thereof, ALSTOM or the JC shall cause, at the request of ABB Ltd after the Settlement Closing, the relevant ABB Ltd Transferred Company to grant a License or sublicense, as the case may be, to the members of the ABB Ltd Group to effect the reservation of rights permitted under clause
         (ii) of Article 4.3.

5        GRANT OF LICENSES AND RELATED MATTERS

5.1      ABB Ltd and its Subsidiaries (except as set forth in Part B of Schedule
         4) shall, at the Settlement Closing or as soon thereafter as is practicable, in either case with economic effect from 1 January 1999, grant (or cause to be granted) to ALSTOM and/or its designated Subsidiaries worldwide, irrevocable, royalty free, non-exclusive, non-assignable and non-sublicensable (except as otherwise expressly provided in Articles 8 and 14) Licenses under all Intellectual Property Rights and Know-How owned (as of March 23, 1999 (except as may be affected by events in the ordinary course of the conduct of the ABB Ltd Business prior to the Closing), as of immediately prior to the

         Closing or as of immediately prior to the Settlement Closing) by members of the ABB Ltd Group (listed in Schedule 5) and (x) at such time used or held for use or (y) at such time under development for use, in each case in the ABB Ltd Business, but which are not required to be assigned pursuant to paragraph (i) of Article 4.1. Such Licenses shall be for a term of thirty (30) years from and after the Settlement Closing Date and shall cover the full territory of the rights and shall be for use in activities within the Field only.

5.2 ABB Ltd and its Subsidiaries (except as set forth in Schedule 6) shall, at the Settlement Closing or as soon thereafter as is practicable, in either case with economic effect from January 1, 1999, grant (or cause to be granted) to ALSTOM and/or its designated Subsidiaries irrevocable, non-exclusive, non-assignable and non-sublicensable sublicenses under all Licenses from third parties relating to Intellectual Property or Know-How that (as of March 23, 1999 (except as may be affected by events in the ordinary course of the conduct of the ABB Ltd Business prior to the Closing), as of immediately prior to the Closing or as of immediately prior to the Settlement Closing) were (x) at such time used or held for use or (y) at such time under development for use, in each case in the ABB Ltd Business (listed in Schedule 7) but which are not required to be assigned pursuant to paragraph (ii) of
         Article 4.1. Such sublicenses shall be for use in activities within the Field only, shall cover the widest scope and territory possible under the terms of the Licenses under which they are granted and shall be on arms-length terms (including any royalty to be paid thereunder), provided such terms shall be no more onerous than the terms of such Licenses and for the duration thereof.

5.3 ABB Ltd and its Subsidiaries shall, as soon after the Settlement Closing as is practicable and in accordance with procedures to be established by ALSTOM, communicate or otherwise make available to ALSTOM and/or its designated Subsidiaries full details of the Know-How to which any License referred to in Article 5.1 or sublicense referred to in Article 5.2 relates and supply to them copies of documents or other materials in their possession in which any part of such Know-How is contained (subject to the provisions of such License or sublicense).

5.4 ABB Ltd or its appropriate Affiliate, and ALSTOM, or a member of the ALSTOM Group as of the date hereof, shall enter into the Powerformer License on the terms set forth in Schedule 9.

6        RESTRICTIONS ON ASSIGNMENTS OR GRANTS OF LICENSES

         If a License cannot be assigned as required by paragraph (ii) of
         Article 4.1 or if a sublicense required by Article 5.2 cannot be granted, ABB Ltd and its Subsidiaries shall use all reasonable efforts to persuade the relevant third party either to amend its License to permit the same or to grant to ALSTOM and/or its designated Subsidiaries directly a License conferring equivalent rights. Until the License is amended, or a License conferring equivalent rights is granted pursuant to this Article 6.1, ABB Ltd and its Subsidiaries shall, to the fullest extent permitted by law, hold the benefit of the relevant License (insofar as it relates to the ABB Ltd Business) for ALSTOM and/or its designated Subsidiaries; provided that ALSTOM shall be responsible for payment of royalties, fees, outgoings or other liabilities thereunder attributable to the ABB Ltd

         Business for so long as it or another member of the ALSTOM Group receives the benefit thereof and ALSTOM shall indemnify ABB Ltd and its Subsidiaries against any liability (together with all reasonable costs) which they may incur by reason of any breach thereof attributable to any act or omission of any member of the ALSTOM Group or the JC Group.

7        FURTHER ASSURANCE AND PROTECTION OF RIGHTS

7.1      (a)      It is acknowledged that the assignment, licensing or
                  sublicensing of any Intellectual Property Right, or the communication or otherwise making available of any Know-How, to the ABB Ltd Transferred Companies contemplated by this Annex and the contribution to ALSTOM and/or its Subsidiaries of any Intellectual Property Rights or
                  Know-How to be made pursuant to the terms hereof may require the consent of or notification to any third party or the cooperation of any undertaking of which ABB Ltd owns or controls, directly or indirectly, less than 100% of the issued shares. In such circumstances, ABB Ltd shall use reasonable efforts in good faith to obtain such consent, to give such notification and/or to obtain such cooperation and, provided that such reasonable efforts in good faith are used, ABB Ltd shall in such circumstances not be in breach of Articles 4 or 5 but without prejudice to any compensation which may become payable as described below.

         (b) In the event any assignment, contribution, licensing or sublicensing of any Intellectual Property Rights or Know-How, or any communication or otherwise making available of any Intellectual Property Rights or Know-How, to ALSTOM and/or its Subsidiaries does not occur by March 31, 2001 for the reasons set forth in Article 7.1(a), then ABB Ltd shall within fourteen (14) days (or such longer period as ALSTOM and ABB Ltd shall agree having regard to the complexity of the matter) pay ALSTOM an amount as compensation for such non-contribution which shall be such amount as shall be fair and reasonable having regard to the fair market value of such Intellectual Property Rights or Know-How and of the effect of its non-inclusion upon the JC Group, together with interest on such compensation amount from the, Closing Date to the date of payment of such compensated amount at an interest rate per annum equal to the Relevant Rate (as defined in the Joint Venture Agreement) for three month deposits in effect on the Closing Date (or, with respect to periods more than three months after the Closing Date, in effect on the most recent past date which is exactly three months (or a whole multiple of three months) after the Closing Date). Upon payment of such amount to ALSTOM in respect of any particular Asset in accordance with this Article 7.1(b), ABB Ltd shall cease to be obligated to cause such Asset to be assigned to, or become part of, the JC Group.

7.2 Pending the assignment of any rights or the granting of any License pursuant to this Annex, ABB Ltd and its Subsidiaries shall take all reasonable steps to maintain and protect the rights to be assigned or licensed by them.

7.3 ABB Ltd and its Subsidiaries shall, at the request of ALSTOM, and ALSTOM and its Subsidiaries shall, at the request of ABB Ltd, provide all reasonable assistance in connection with (i) the defense and/or prosecution of any claim brought by or against any third party concerning Intellectual Property Rights or Know-How assigned or licensed by ABB Ltd and/or its Subsidiaries hereunder or pursuant to the terms of the Reorganisations, and (ii) the filing, prosecution and amendment or continuation of applications to register any Intellectual Property Rights assigned or licensed to ALSTOM and/or its Subsidiaries hereunder or pursuant to the terms of the Reorganisations.

7.4 ABB Ltd and its Subsidiaries shall not permit to lapse or become abandoned any Intellectual Property Rights which are registered, or which are the subject of an application to register, and which are or are to be licensed to ALSTOM or any member of the ALSTOM Group hereunder or pursuant to the Reorganisations (or otherwise as a result of the transactions contemplated by this Agreement or the Joint Venture Agreement) without first giving ALSTOM the opportunity to maintain the registration or prosecute the application to register at its own cost and for its own benefit. The foregoing shall apply mutatis mutandis to ALSTOM and its Subsidiaries with respect to any Intellectual Property Rights which are registered, or which are the subject of an application to register, and which are to be licensed or reserved to ABB Ltd and its Subsidiaries hereunder or pursuant to the Reorganisations (or otherwise as a result of the transactions contemplated by this Agreement or the Joint Venture Agreement).

8        DISSEMINATION OF RIGHTS WITHIN THE ALSTOM GROUP

         In respect of Intellectual Property Rights and Know-How assigned or licensed pursuant hereto (or contributed to the ALSTOM Group under the terms of the Reorganisations or otherwise owned or held by an undertaking which at the Closing or thereafter became a member of the ALSTOM Group pursuant to the Joint Venture Agreement or this Agreement ), each member of the ALSTOM Group may be granted such derivative rights on such terms and conditions and to such an extent as ALSTOM may from time to time determine and as may be granted without infringing the rights of third parties. All Licenses and sublicenses granted to any Subsidiaries of ALSTOM pursuant to Article 5 (and all derivative rights thereunder granted pursuant to this Article 8) shall terminate automatically if the member should cease to be a Subsidiary of ALSTOM.

9        TECHNICAL ASSISTANCE

         ABB Ltd and its Subsidiaries and ALSTOM and its Subsidiaries, as the case may be, shall provide, at no cost to the ALSTOM Group or the ABB Ltd Group, as the case may be, such technical assistance and consultation as may reasonably be required and which they are reasonably able to provide to make effective use of any Intellectual Property Rights and Know-How assigned or licensed or otherwise made available to the ALSTOM Group or to the ABB Ltd Group hereunder (or contributed to the ALSTOM Group under the terms of the Reorganisations or otherwise owned or held by an undertaking which on the Closing or thereafter became a member of the ALSTOM Group); provided that such technical assistance and consultation under this Article 9 shall continue only for a period of eighteen (18) months from the Settlement Closing Date, and such technical assistance and consultation shall not include any research or development.

10       NEW TECHNOLOGY

         ALSTOM shall grant, or procure that its Subsidiaries grant, to members of the ABB Ltd Group non-exclusive, non-assignable and non-sublicensable licenses under such of the Intellectual Property Rights and Know-How obtained as owner, developed or conceived by any member of the JC Group after the Closing Date and prior to the Settlement Closing, in each case for use in activities other than the Field. Such licenses shall be granted on arms-length terms (including any royalty to be paid thereunder).

11       HOUSE MARKS

11.1 ABB Ltd or its appropriate Affiliate shall grant ALSTOM (and, at the request of ALSTOM, any Subsidiary of ALSTOM) the right to use the ABB Ltd Marks and, pursuant to such grant, shall enter into license agreements in respect of the ABB Ltd Marks substantially in the form of
         Schedule 8. It is understood and agreed that the right to use the ABB Ltd Marks shall expire twelve (12) months after the Settlement Closing.

11.2 Any license agreement in respect of the ABB Ltd Marks granted to any member of the ALSTOM Group pursuant to this Article 11 shall terminate automatically if the member should cease to be a Subsidiary of the ALSTOM Group. ALSTOM shall procure that no Subsidiary of ALSTOM shall use any ABB Ltd Mark without a license agreement entered into pursuant to this Article 11.

12       CE MARKS

12.1 ABB Ltd or its appropriate Affiliate shall grant to ALSTOM (and, at the request of ALSTOM, any Subsidiary of ALSTOM) the right to use the CE Marks and, pursuant to such grant, shall enter into a license agreement in respect of the CE Marks substantially in the form of Schedule 10. It is understood that the right to use the CE Marks shall be for a term of eighteen (18) months from the Settlement Closing Date subject to a right of renewal on terms and conditions satisfactory to ABB Ltd and ALSTOM. If the renewal terms are not agreed, then the license agreement shall terminate and ALSTOM shall cease using the CE Marks.

12.2 The license agreement in respect of the CE Marks granted to any member of the ALSTOM Group pursuant to this Article 12 shall terminate automatically if the member should cease to be a Subsidiary of the ALSTOM Group. ALSTOM shall procure that no Subsidiary of ALSTOM shall use any CE Mark without a license agreement entered into pursuant to this Article 12.

13       FLAKT MARKS

13.1 ABB Ltd or its appropriate Affiliate shall grant ALSTOM (and, at the request of ALSTOM, any Subsidiary of ALSTOM) the right to use the FLAKT Marks and, pursuant to such grant, shall enter into a license agreements in respect of the FLAKT Marks substantially in the form of
         Schedule 11. It is understood and agreed that the right to use the FLAKT Marks shall be for a term of thirty (30) years from the Settlement Closing.

13.2 Any license agreement in respect of the FLAKT Marks granted to any member of the ALSTOM Group pursuant to this Article 13 shall terminate automatically if the member should cease to be a Subsidiary of the ALSTOM Group. ALSTOM shall procure that no Subsidiary of ALSTOM shall use any FLAKT Mark without a license agreement entered into pursuant to this Article 13.

14       CONSOLIDATIONS AND MERGERS

14.1 Anything in this Annex D to the contrary notwithstanding, ABB Ltd or ALSTOM may assign its rights under this Annex D (and any License or sublicense granted hereunder) to the extent permitted in, and subject to all of the terms and conditions set forth, in Article 18.4 of this Agreement. It is understood that the licensor or sub-licensor, as the case may be, may request written confirmation of such substitution.

14.2 The terms of Article 14.1 above shall not apply to the extent that the substitution described therein requires the consent of or notification to any third party, unless and until such consent or notification (as the case may be) has been obtained or made. In such circumstances the relevant Parties shall use reasonable efforts in good faith to obtain such consent or to give such notification.

15       CERTAIN COVENANTS

         Each of the Parties to this Agreement acknowledges and agrees that, to the best of its knowledge, all of the Intellectual Property Rights and Know-How which are predominantly used in and material in the aggregate to the conduct of the business of the JC is owned by the JC and not licensed from third parties.

16       SCHEDULES

         The listings of certain items in Schedules 2, 3, 5 and 7 are not necessarily complete.

                                     ANNEX E

                                   INDEMNITIES

1        DEFINITIONS

         In this Annex E, the following terms shall, unless the context otherwise requires, have the following respective meanings:

         "ABB Ltd Business 1998 Accounts"           the ABB Ltd Business 1998 Accounts in the form attached hereto;

         "ABB Ltd Excluded Liabilities"             (i) the Asbestos Liabilities with respect to ABB Ltd, the
                                                    Non-Business Liabilities with respect to ABB Ltd, the Reorganisation
                                                    Liabilities with respect to ABB Ltd, the Indemnified Compliance
                                                    Costs, the Windsor Site Liabilities, the Nuclear Liabilities, the CE
                                                    Reorganization Liabilities and the Non-Transferred Assets
                                                    Liabilities, (ii) any Liability for which (or to the extent to which) any member of the ABB Ltd Group is responsible under any provision of this Agreement or any other Settlement Document and
                                                    (iii) any Liability, to the extent that the existence thereof constitutes a breach or inaccuracy of a representation, warranty or covenant of any member of the ABB Ltd Group hereunder or under the
                                                    Joint Venture Agreement (whether or not released under the
                                                    Releases);

         "ABB Ltd Indemnified Parties"              the Indemnified Parties with respect to ABB Ltd;

         "ALSTOM Excluded Liabilities"              the Asbestos Liabilities and the Non-Business Liabilities, each with respect to ALSTOM;

         "ALSTOM Indemnified Parties"               the Indemnified Parties with respect to ALSTOM;

         "Asbestos Claims"                          any Liabilities based upon or arising out of the actual or asserted presence, use, storage, removal, disposal, exposure or alleged exposure to asbestos or asbestos-containing products, materials or substances;


         "Asbestos Liabilities"                     (a)      with respect to ABB Ltd:
                                                             -----------------------

                                                    (i) all Liabilities of the CE Companies as of the Closing Date for
                                                    past, present or future Asbestos Claims, regardless of when such
                                                    Liabilities may be discovered or asserted by claimants;

                                                    (ii) without limitation of clause (i), all Liabilities of or against, or incurred by, either of the CE Companies (or any of their direct or indirect predecessors or any of their direct or indirect successors or assigns after the Settlement Closing Date) in connection with any past, present or future Asbestos Claims, except for such Asbestos Claims which arise solely out of or relate solely to the operations of the CE Companies between the Closing Date and the Settlement Closing Date ("INTERIM PERIOD ASBESTOS LIABILITIES"),
                                                    regardless of when such claims may be discovered or asserted by claimants;

                                                    (iii) all Liabilities of the ABB Ltd Transferred Companies other than the CE Companies, as of the date each such ABB Ltd Transferred
                                                    Company became a member of the JC Group, for past, present or future
                                                    Asbestos Claims, regardless of when such Liabilities may be discovered or asserted by claimants;

                                                    (iv) all Liabilities of or against, or incurred by, any ABB Ltd
                                                    Transferred Company other than the CE Companies in connection with any Asbestos Claims which arise out of or relate to the operations of such ABB Ltd Transferred Company (or any of its direct or indirect predecessors or Affiliates), or any other event, operation, act or failure to act occurring, or other condition or state of facts existing with respect to such ABB Ltd Transferred Companies, in each case prior to the date as of which such ABB Ltd Transferred
                                                    Company became a member of the JC Group, regardless of when such
                                                    Liabilities may be discovered or asserted by claimants; and

                                        2


                                                    (v) all Liabilities of or against, or incurred by, any ALSTOM
                                                    Indemnified Party or any JC Indemnified Party, to the extent directly or indirectly based upon or arising out of (A) any of the
                                                    Liabilities described in the foregoing clauses (i)-(iv) of this definition (including, without limitation, by reason of any actual or asserted assumption of, or any form of joint and several or contributory liability for, any of the actual or asserted
                                                    Liabilities described in any of such foregoing clauses), or (B) any of the actual or asserted events, conditions, occurrences, operations, acts or omissions forming the basis of the claims described in clause (A) above, regardless of when such Liabilities may be discovered or asserted by claimants, BUT EXCLUDING, HOWEVER, for all purposes of this clause (v), any Interim Period Asbestos
                                                    Liabilities.

                                                    (b) with respect to ALSTOM:
                                                        ----------------------

                                                    (i) all "Post-Closing Asbestos Liabilities," as defined in the CE
                                                    Asset Purchase Agreement;

                                                    (ii) all Liabilities of the ALSTOM Transferred Companies, as of the
                                                    date each such ALSTOM Transferred Company became a member of the JC
                                                    Group, for past, present or future Asbestos Claims, regardless of when such claims may be discovered or asserted by claimants;

                                                    (iii) all Liabilities of or against, or incurred by, any ALSTOM
                                                    Transferred Company in connection with any Asbestos Claims which arise out of or relate to the operations of such ALSTOM Transferred
                                                    Company (or any of its direct or indirect predecessors or
                                                    Affiliates), or any other event, operation, act or failure to act occurring, or other condition or state of facts existing, in each case prior to the date as of which such ALSTOM Transferred Company became a member of the JC Group, regardless of when such Liabilities may be discovered or asserted by claimants; and

                                        3


                                                    (iv) all Liabilities of or against, or incurred by, any ABB Ltd
                                                    Indemnified Party, to the extent directly or indirectly based upon or arising out of (A) any of the Liabilities described in the foregoing clauses (i), (ii) and (iii) of this definition (including, without limitation, by reason of any actual or asserted assumption of, or any form of joint and several contributory liability for, any of the actual or asserted Liabilities described in either of such foregoing clauses), or (B) any of the actual or asserted events, conditions, occurrences, operations, acts or omissions forming the basis of the claims described in clause (A) above, regardless of when such Liabilities may be discovered or asserted by claimants; in the case of each of clauses (i), (ii), (iii) and (iv), other than any Asbestos Liabilities with respect to ABB Ltd;

         "CE Asset Purchase Agreement"              the Asset Purchase Agreement dated as of December 29, 1999 between
                                                    Combustion Engineering, Inc. and ABB ALSTOM Power Inc.;

         "CE Reorganization Liabilities"            all Liabilities under any bankruptcy, insolvency, receivership, fraudulent conveyance, fraudulent transfer, bulk sales or transfer or other similar law with respect to the transactions effected under the CE Asset Purchase Agreement, except to the extent that such
                                                    Liabilities constitute "Assumed Liabilities," as defined under the
                                                    CE Asset Purchase Agreement or Taxes for which Asea Brown Boveri
                                                    Inc. ("ABB Inc.") is indemnified under the Stock Purchase Agreement dated April 1, 2000 between ABB ALSTOM Power Inc. and ABB Inc., all of which shall be excluded from "CE Reorganization Liabilities"
                                                    hereunder;

         "Claim"                                    a claim or demand for indemnification pursuant to this Annex E;

         "Claim Notice"                             notice of a Claim given by an Indemnified Party under this Annex E;

         "Dispute Notice"                           notice by the Indemnifying Party timely disputing the recoverability of any damages with respect to a Claim;

                                        4


         "Dispute Period"                           the period within forty five (45) days following receipt of a Claim
                                                    Notice;

         "Excluded Liabilities"                     in the case of ABB Ltd, the ABB Ltd Excluded Liabilities and in the case of ALSTOM, the ALSTOM Excluded Liabilities;

         "GE Liabilities"                           Liabilities of ABB Ltd or any of its Subsidiaries, and any demands, proceedings or judgements brought or established by GE or any of its
                                                    Subsidiaries against ABB Ltd or any of its Subsidiaries arising out of or in connection with any breach or alleged breach of the
                                                    Undertakings and Indemnity Agreement or of the Transaction
                                                    Agreement, to the extent that such breach has not been caused by ABB
                                                    Ltd or any of its Subsidiaries;

         "Guarantee Liabilities"                    Liabilities of the ABB Ltd Group arising out of or in connection with (i) any ABB Ltd Business Guarantees or (ii) any ABB Ltd
                                                    Business Contracts Guarantee;

         "Indemnified Compliance Costs"             ABB Ltd's share of Compliance Costs as provided in Annex G hereto;

         "Indemnified Party"                        in respect of a Party, that Party and each Affiliate of that Party, and the respective officers, directors, employees, stockholders, agents and representatives of that Party and each such Affiliate;

         "Indemnifying Party"                       the Party indemnifying an Indemnified Party under this Agreement;

         "JC Indemnified Parties"                   the Indemnified Parties with respect to the JC;

         "JC Post-Closing Liabilities"              all Liabilities arising out of the ownership, management or operation of or conduct of the Businesses by the JC from and after the Settlement Closing Date;

         "Non-Business Liabilities"                 (a)      with respect to ABB Ltd:
                                                             -----------------------

                                                    (i) all Liabilities of the ABB Ltd Group to the extent they are not
                                                    Liabilities of the ABB Ltd Business;


                                        5


                                                    (ii) all Liabilities of the ABB Ltd Transferred Companies as of the
                                                    respective dates such companies became or become (as the case may
                                                    be) members of the JC Group to the extent they are not Liabilities of the ABB Ltd Business;

                                                    (iii) the "Excluded Liabilities," as defined in the CE Asset
                                                    Purchase Agreement (including, without limitation, the CE Specified
                                                    Debt);

                                                    (iv) all Liabilities, to the extent they are not Liabilities of the
                                                    ABB Ltd Business, which arise out of or relate to any Asset (other than an ABB Ltd Transferred Company) formerly constituting an Asset of the ABB Ltd Group that directly or indirectly became or becomes an Asset of the JC Group pursuant to the Joint Venture Agreement or this Agreement (including, without limitation, any ABB Ltd
                                                    Post-Settlement Transferred Asset that becomes an Asset of the JC
                                                    Group pursuant to this Agreement), and which existed as of the date such Asset so directly or indirectly became or becomes an Asset of the JC Group pursuant to the Joint Venture Agreement or this
                                                    Agreement; and

                                                    (v) all Liabilities for Taxes imposed on any consolidated, combined or unitary group in which ABB Ltd or any of its Affiliates
                                                    (including without limitation the ABB Ltd Transferred Companies and the CE Companies) is included (other than a group consisting solely of ABB Ltd Transferred Companies and/or the CE Companies), except for any such Taxes for periods after December 31, 1998 that are fairly attributable to the ABB Ltd Transferred Companies;

                                                    (vi) all Liabilities of the ABB Ltd Transferred Companies and the CE
                                                    Companies for Taxes as of the Closing Date, including any deferred or contingent Taxes, save to the extent reflected in the ABB Ltd
                                                    Business 1998 Accounts and except for liability for Taxes incurred consistent with the Joint Venture Agreement with respect to the period after December 31, 1998;

                                        6



                                                    (vii) all Liabilities for Taxes relating to Assets transferred back to the ABB Ltd Group in Section 13.2 of this Agreement, including, without limitation, any Taxes incurred in connection with the return of such Assets to ABB Ltd; and

                                                    (b) with respect to ALSTOM:

                                                    (i) all Liabilities of the ALSTOM Group to the extent they are not
                                                    Liabilities of the ALSTOM Business;

                                                    (ii) all Liabilities of the ALSTOM Transferred Companies as of the
                                                    respective dates such companies became members of the JC Group to the extent they are not Liabilities of the ALSTOM Business;

                                                    (iii) all Liabilities, to the extent they are not Liabilities of the
                                                    ALSTOM Business, which arise out of or relate to any Asset (other than an ALSTOM Transferred Company) formerly constituting an Asset of the "ALSTOM Group" that directly or indirectly became an Asset of the JC Group pursuant to the Joint Venture Agreement, and which existed as of the date such Asset so directly or indirectly became an Asset of the JC Group pursuant to the Joint Venture Agreement;

                                                    (iv) all Liabilities for Taxes imposed on any consolidated, combined or unitary group in which ALSTOM or any of its Affiliates (including without limitation the ALSTOM Transferred Companies) is included
                                                    (other than a group consisting solely of ALSTOM Transferred
                                                    Companies), except for any such Taxes for periods after December 31,
                                                    1998 that are fairly attributable to the ALSTOM Transferred
                                                    Companies;

                                                    (v) all Liabilities of the ALSTOM Transferred Companies for Taxes as
                                                    of the Closing Date, including any deferred or contingent Taxes, save to the extent reflected in the ALSTOM Business 1998 Accounts
                                                    (as defined in the Joint Venture Agreement) and except for liability for Taxes incurred consistent with the Joint Venture Agreement with respect

                                        7


                                                    to the period after December 31, 1998; and

         "Non-Transferred Assets Liabilities"       all Liabilities arising out of (i) any Non-Listed ABB Ltd
                                                    Post-Settlement Closing Transferred Assets other than any such
                                                    Transferred Assets that are in fact directly or indirectly transferred to the JC Group pursuant to Article 10 of this Agreement or (ii) any Disposable Assets;

         "Nuclear Liabilities"                      (i) without limitation of clause (ii) with respect to the CE
                                                    Companies, all "Nuclear Liabilities," as that term is defined in the
                                                    CE Purchase Agreement, and (iii) all Liabilities to any extent arising out of or relating to (1) the actual or asserted possession, use or disposal of, or contamination by, any Hazardous Substances of a nuclear, radioactive, or transuranic nature, including, without limitation, spent nuclear fuel, (A) at or on any of the
                                                    ABB-Contributed Real Property or the Windsor Site as of the date such site was transferred to the JC, (B) by any ABB Ltd Transferred
                                                    Company (or any of its predecessors or Affiliates) at any time prior to the date such ABB Ltd Transferred Company became a member of the
                                                    JC Group, or (C) by any CE Company or any of its predecessors or
                                                    Affiliates) at any time prior to the Closing Date, in each case to the extent that the same was owned, leased or operated by the ABB
                                                    Ltd Group (or any of its predecessors) in connection with the nuclear energy/power generation business conducted or formerly conducted by the ABB Ltd Group (the "NUCLEAR POWER BUSINESS");

         "Reorganisations Liabilities"              costs or expenses or Liabilities with respect to Taxes, arising out of or in connection with (i) the carrying into effect of or consummating the Reorganisations or (ii) any direct or indirect transfer of Parties Transferred Companies, or other Assets of the
                                                    ABB Ltd Business or the ALSTOM Business, as the case may be, to the
                                                    JC Group pursuant to the Joint Venture Agreement or this Agreement;

         "Resolution Period"                        the thirty (30) day period following receipt by an Indemnified Party of a Dispute Notice;

                                        8


         "Third Party Claim"                        any Claim in respect of any claim or demand against an Indemnified
                                                    Party by any third party;

         "Transaction Agreement"                    the agreement entered into between ALSTOM S.A. and GE pursuant to which ALSTOM S.A. agreed to sell and GE agreed to buy, ALSTOM S.A.'s heavy duty gas turbine business;

         "Warranties Breach"                        as defined in Section 4 of this Annex E;

         "Windsor Site"                             as defined in the CE Asset Purchase Agreement";

         "Windsor Site Liabilities"                 as defined in the CE Asset Purchase Agreement.

2        JC POST-CLOSING LIABILITIES

2.1 ALSTOM and the JC shall jointly and severally indemnify and hold harmless the ABB Ltd Indemnified Parties, from and against any JC Post-Closing Liabilities.

2.2 Section 2.1 shall become effective automatically upon consummation of the Settlement Closing.

3        EXCLUDED LIABILITIES

3.1 ABB Ltd shall indemnify and hold harmless the ALSTOM Indemnified Parties and the JC Indemnified Parties from and against any ABB Ltd Excluded Liabilities.

3.2 ALSTOM shall indemnify and hold harmless the ABB Ltd Indemnified Parties from and against any ALSTOM Excluded Liabilities.

3.3 Sections 3.1 and 3.2 shall become effective automatically upon consummation of the Settlement Closing.

4        GENERAL INDEMNIFICATION OBLIGATIONS

         (a) Subject to the limitations of liability in respect of the Warranties set forth in Part B of Annex K, ABB Ltd shall indemnify and hold harmless the ALSTOM Indemnified Parties and the JC Indemnified Parties from and against any Liabilities, to the extent arising out of, resulting from, based upon or in connection with (i) any breach or inaccuracy of the representations or warranties of ABB Ltd, or of any of ABB Ltd's Affiliates as of the date hereof or as of the Settlement Closing Date, set forth in this Agreement (including without limitation in Annex K hereto) or in any Settlement Document (as if such representations and warranties were made and given, exactly as written in this Agreement (including without limitation Annex K hereto) or such other Settlement Document as the case may be, on the date hereof, on the Settlement Closing Date and (in the case of the representations and warranties set forth in Annex K hereto and solely with respect to the specific ABB Ltd Post-Settlement Closing Transferred Asset then the subject of a transfer) as of immediately prior to each transfer of an ABB Ltd Post-Closing Transferred Asset pursuant to this Agreement) (any of the foregoing, an "ABB Ltd Warranties Breach"), (ii) any breach, by ABB Ltd, or by any of ABB Ltd's Affiliates as of the date hereof or as of the Settlement Closing Date, of any of the covenants made by ABB Ltd or any such Affiliate in this Agreement (including, without limitation, Article 12.1 of this Agreement in respect of ABB Ltd Post-Settlement Closing Transferred Assets) or any other Settlement Document or (iii) any act or omission of any member of the ABB Ltd Group on or after January 1, 1999 which, if Article 8.1(a) of this Agreement had then been in effect, would have violated said Article 8.1(a).

         (b) Subject to the limitations of liability in respect of the Warranties set forth in Part B of Annex K, ALSTOM shall indemnify and hold harmless the ABB Ltd Indemnified Parties from and against any Liabilities to the extent arising out of, resulting from, based upon or in connection with (i) any breach or inaccuracy of the representations or warranties of ALSTOM, or of any of ALSTOM's Affiliates as of the date hereof or as of the Settlement Closing Date, set forth in this Agreement or in any Settlement Document (as if such representations and warranties were made and given, exactly as written in this Agreement, or such other Settlement Document as the case may be, on the date hereof and on the Settlement Closing Date) (any of the foregoing, an "ALSTOM Warranties Breach"; any ABB Ltd Warranties Breach or any ALSTOM Warranties Breach, a "Warranties Breach"), (ii) any breach, by ALSTOM or any of ALSTOM's Affiliates as of the date hereof or as of the Settlement Closing Date, of any of the covenants made by ALSTOM or any such Affiliate in this Agreement or any other Settlement Document, (iii) any breach or inaccuracy of any of the representations and warranties made by the JC in this Agreement with respect to the JC Release and (iv) any breach by the JC of any of its covenants in this Agreement to be performed after the Settlement Closing Date.

         (c) For purposes of this Section 4, the CE Companies shall be deemed to be "Affiliates" of ABB Ltd, and not to be "Affiliates" of ALSTOM, as of the date hereof and on the Settlement Closing Date.

5        REORGANISATIONS LIABILITIES

         Each of ALSTOM and ABB Ltd shall indemnify and hold harmless the other and each member of the other's Group and the JC Group from and against any Reorganisations Liabilities of the Parties Transferred Companies of such Party.

6        GE LIABILITIES

6.1 ALSTOM shall indemnify and hold harmless each ABB Ltd Indemnified Party from and against any GE Liabilities.

6.2 Section 6.1 shall become effective automatically upon consummation of the Settlement Closing.

7        GUARANTEE LIABILITIES

7.1 The JC and ALSTOM shall jointly and severally indemnify and hold harmless the ABB Ltd Indemnified Parties from and against any Guarantee Liabilities.

7.2 Section 7.1 shall become effective automatically upon consummation of the Settlement Closing.

8        INCONSISTENCY

         To the extent of any inconsistency between either of Sections 2 and 3 of this Annex E and the other Sections of this Annex E, the other Sections prevail. To the extent of any inconsistency between Section
         3.1 of this Annex E, and Annex G, Section 3.1 shall prevail.

9        CLAIMS

9.1 Subject to Sections 10.1 and 11 below, an Indemnified Party making a Claim shall:

         (a)      provide the Indemnifying Party with a Claim Notice; and

         (a) make available to the Indemnifying Party all relevant information which is material to the Claim, which is in the possession of the Indemnified Party, and which may be specifically requested by the Indemnified Party from time to time.

9.2 If a Claim is a Third Party Claim, the Indemnified Party shall deliver the relevant Claim Notice with reasonable promptness to the Indemnifying Party, provided that any failure of an Indemnified Party to do so shall not release the Indemnifying Party from its obligations under this Annex E except with respect to such Third Party Claim and then only to the extent it actually is prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party in writing as soon as practicable, but in any event during the Dispute Period, whether the Indemnifying Party disputes the claim of the Indemnified Party in whole or in part and whether the Indemnifying Party desires, without cost or expense to the Indemnified Party, to assume the defense of such Third Party Claim.

10       PROCEEDINGS

10.1 Except as provided in this Section 11, if the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to assume the defense of a Third Party Claim, the Indemnifying Party shall have the right and obligation to defend such Third Party Claim by all appropriate proceedings.

10.2 Proceedings shall be diligently prosecuted by the Indemnifying Party to a final conclusion or shall be settled at the discretion of the Indemnifying Party, but only with the consent of the Indemnified Party in the case of any settlement:

         (a) that provides for any relief other than the payment of monetary damages; or

         (b)      that may materially adversely affect the Indemnified Party,

         which consent shall not be unreasonably withheld or delayed. Except as provided above, the Indemnifying Party shall have full control of such defense and proceedings, including any settlement.

10.3 If requested by the Indemnifying Party, the Indemnified Party shall, at no cost to the Indemnified Party, cooperate with the Indemnifying Party and its counsel:

         (b) in contesting any Third Party Claim the defense of which the Indemnifying Party has assumed in accordance with this Section 11; or

         (c) if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person (other than the Indemnified Party or any of its Affiliates) with respect to the subject matter of the Third Party Claim in question.

10.4 The Indemnifying Party shall in any event keep the Indemnified Party reasonably informed as to the nature and conduct of any Third Party Claim with respect to which it controls the defense and the Indemnified Party shall be afforded an opportunity to monitor developments in connection with such Claim at its sole cost and expense.

10.5     The Indemnified Party may:

         (d) at its sole cost and expense, retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control, if the Indemnified Party irrevocably waives in writing its right to recover any damages under this Agreement with respect to such Third Party Claim;

         (e) at the cost and expense of the Indemnifying Party, retain separate counsel to represent it in, but not control, any defense or settlement undertaken by the Indemnifying Party pursuant to this Section 11 if outside counsel to the Indemnified Party reasonably advises the Indemnified Party and the Indemnifying Party in a written opinion that joint representation of such parties by a single counsel raises a potential conflict of interest;

         (f) if the proceeding involves a matter solely of concern to the Indemnified Party which is in addition to the claim for which indemnification under this Section 11 is being sought, have the right to control the defense and settlement of such additional claim at its own cost and expense and with its own counsel; and

         (g) settle and compromise any Claim only with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

11       NET OBLIGATIONS

         The indemnity obligations of the Parties under this Annex E shall be net of any accruals or reserves reflected in the ABB Ltd Business 1998 Accounts and the ALSTOM Business 1998 Accounts. Further , any indemnification payments made hereunder shall be reduced to take into account any Tax Benefits currently realized by the Indemnified Party arising in respect of the Liabilities covered by such indemnification, net of any additional Taxes required to be paid by the Indemnified Party as a result of receipt or accrual of the indemnity payment, it being understood and agreed that, except as otherwise required by law, the parties intend to treat any indemnification payment as a contribution to capital or adjustment to purchase price.

12       INSURANCE

         The obligations of any Indemnifying Party under this Agreement (including without limitation this Annex E) shall be determined without regard to any insurance held by, or otherwise for the benefit of, any Indemnified Party.

13       COMPLIANCE COSTS

         For the avoidance of doubt, Section 10 above shall not apply to any Compliance Order (as defined in Annex G.)

                                     ANNEX F

               EMPLOYEES, EMPLOYEE BENEFITS AND PENSION PROVISIONS

PART A:  PROVISIONS RELATING TO FUTURE TRANSFER OF EMPLOYEES

The following provisions shall apply with respect to the employees associated with any ABB Ltd Post-Settlement Closing Transferred Assets ("employees"):

1. Only employees of the ABB Ltd Business and employees predominantly dedicated to the ABB Ltd Business shall be transferred to the JC Group (except as otherwise agreed between ALSTOM and ABB Ltd ), and then only after ABB Ltd shall have agreed with the JC all material matters relating to the post-transfer benefits to which such proposed transferred employees would be entitled after directly or indirectly becoming a member of the JC Group. Such transferred employees shall receive those pension benefits to which they are entitled under local pension rules or regulations or similar statutory provisions applicable to the place of employment of such employees.

2. Where, pursuant to paragraph 1, the employment of any of the employees is to be transferred from any member of the ABB Ltd Group to the ABB Ltd Transferred Companies as members of the JC Group:

         (i) if such transfers take place in jurisdictions where the EU Acquired Rights Directive or similar legislation has effect, the Parties accept that the transfers will be governed by such legislation and the members of the ABB Ltd Group and the ABB Ltd Transferred Companies will give effect to it;

         (ii) if such transfers take place in other jurisdictions the transfers will be made on the basis that the ABB Ltd Transferred Companies will offer employment and provide benefits as from the date of transfer substantially equivalent to those on which the relevant employees are currently employed.

PART B:  PROVISIONS RELATING TO EMPLOYEE BENEFITS AND PENSIONS

3. Forthwith after the signing of the Agreement, ALSTOM and ABB Ltd will establish a joint team comprising representatives of each of ALSTOM and ABB Ltd and appropriate professional advisers of each of them to perform the following tasks:

         (i) to review all plans and arrangements currently providing any retirement benefits and/or benefits on termination of employment and/or medical and death benefits and/or stock options or similar benefits for or in respect of employees and former employees of the ABB Ltd Business ("benefit plans"); and

         (ii) to advise ALSTOM and ABB Ltd as to the basis on which benefits should be provided to the employees of the ABB Ltd Business following the Settlement Closing.

4. In carrying out its functions the joint team shall have regard to the following considerations:

         (i) that it will be desirable that employees will enjoy substantially equivalent benefits after the Settlement Closing as before, but that it will also be desirable to integrate the nature and level of the benefits to all employees of the JC Group located within the same jurisdiction as soon as practicable after the Settlement Closing;

         (ii) that, consistent with the following provisions, it will be desirable that the JC Group provides its own benefit plans independent of ABB Ltd as soon as practicable after the Settlement Closing;

         (iii)    accordingly, that:

                  (a) each existing ABB Ltd benefit plan which relates solely to the employees and former employees of the ABB Ltd Business which may be freely assigned to the JC should be so assigned as soon as practicable;

                  (b) where such a plan is not assignable the JC should as soon as practicable establish its own plan providing substantially equivalent benefits;

                  (c) where an existing ABB Ltd benefit plan does not relate solely to the employees or former employees of the ABB Ltd Business, arrangements should be made where possible to permit such employee after the Settlement Closing to continue participation in that plan until such time as it is practicable and appropriate for that JC to establish its own plan; and

                  (d) in relation to any plan which is a funded plan which cannot be assigned to the JC, appropriate arrangements should be made where possible to divide and transfer plan assets;

         (iv) that the cost of providing benefits to employees of the JC Group after the Settlement Closing shall be borne by the JC which shall refund to ABB Ltd the cost of the continued participation in any benefit plans of ABB Ltd.

PART C:           UNITED STATES EMPLOYEES

5. ABB Ltd shall, after the Settlement Closing Date, continue to provide benefits coverage and administrative services under all benefit plans which currently cover employees or former employees of the ABB Ltd Business in the United States until (i) December 31, 2000, or (ii) any earlier date specified in writing by ALSTOM on at least thirty (30) days prior notice to ABB Ltd.

6 Nothing in this Annex F or the Agreement shall limit ALSTOM's right to terminate the employment of any ALSTOM employee or its benefit plans.

                                     ANNEX G

                             REAL ESTATE PROVISIONS

         1.1 DEFINED TERMS. As used in this Annex G, the following terms shall have the following meanings:

                  "ABB LTD-CONTRIBUTED REAL PROPERTY" means any real property which (or a leasehold interest in which) prior to the Closing Date was owned by any member of the ABB Ltd Group and heretofore was or hereafter is transferred to a member of the JC Group, whether directly or as part of any ABB Ltd Transferred Company (or a CE Company), including any ABB Ltd Post-Settlement Closing Transferred Assets.

                  "ALSTOM-CONTRIBUTED REAL PROPERTY" means any real property which prior to the Closing Date was owned by any member of the ALSTOM Group and heretofore or hereafter transferred to a member of the JC Group, whether directly or as part of any ALSTOM-Transferred Company.

                  "COMPLIANCE COSTS" shall mean the costs and expenses (including fines and penalties) incurred by a party or any of its Affiliates pursuant to a Compliance Order, as applicable.

                  "COMPLIANCE ORDER" means an order, directive or similar action issued or taken by a Regulatory Authority having competent jurisdiction over any Real Property (or the ordinary course operations conducted thereat as of the date of such property's transfer to the JC Group) (i) to remove, remediate or cleanup any Environmental Condition, (ii) to bring such ABB Ltd-Contributed Real Property (or the ordinary course operations conducted thereat as of the date of its transfer to the JC Group) into compliance with Environmental Laws applicable to such property, or (iii) to pay fines or penalties as a consequence of such non-compliance.

                  "ENVIRONMENTAL CONDITION" shall mean any Hazardous Substance condition existing on, at, under or over any ABB Ltd-Contributed Real Property as of the date of its transfer to the JC Group.

                  "ENVIRONMENTAL LAW" means the local, county, state, provincial and/or federal laws (including common law), regulations or other legally binding requirements of any jurisdiction in which the Alstom-Contributed Real Properties or the ABB Ltd-Contributed Real Properties are located and which govern the existence of or provide a remedy for release or emissions of Hazardous Substances, or which relate to the protection of persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances, as such laws have been amended or supplemented, in each case as in effect on or prior to the Closing Date, except that, with respect to the obligations of the JC pursuant to Paragraph 1.4, "Environmental Law" shall mean and include all of the foregoing as in effect from time to time.

                  "HAZARDOUS SUBSTANCE" means any substance, material or waste that is regulated under any Environmental Law or is deemed by any Environmental Law to be "hazardous,

"toxic," a "contaminant," "waste" or a "pollutant" (or words with similar meaning) and shall include, without limitation, petroleum or petroleum products, PCB's, PCB wastes, asbestos, asbestos containing products and radioactive substances.

                  "JC REAL PROPERTIES" means the Real Properties and any other real property owned or held by the JC Group as of, or prior to, the Settlement Closing Date.

                  "REAL PROPERTIES" means, collectively, the ALSTOM-Contributed Real Properties, the ABB Ltd-Contributed Real Properties and the JC Real Properties.

                  "REMEDIAL ACTION" shall mean any action required to be taken pursuant to a Compliance Order.

         1.2 ABB LTD SHARE OF COMPLIANCE COSTS. (a) ABB Ltd and ALSTOM shall each share, in the manner specified in Paragraph 1.2(b) below, in the Compliance Costs incurred by the ALSTOM Group in connection with any Remedial Actions undertaken at any ABB Ltd-Contributed Real Property.

         (b) With regard to Compliance Costs incurred by the ALSTOM Group which are to be shared pursuant to Paragraph 1.2(a) above, ABB Ltd shall pay (or reimburse the relevant member of the ALSTOM Group for) 50% of such Compliance Costs up to the initial aggregate amount of Ten Million Dollars ($10,000,000). To the extent that such Compliance Costs exceed Ten Million Dollars ($10,000,000) in the aggregate, ABB Ltd shall pay (or reimburse the relevant member of the ALSTOM Group for) 100% of the Compliance Costs in excess of Ten Million Dollars ($10,000,000) up to the maximum aggregate amount of Fifty Million Dollars ($50,000,000), including, for purposes of determining such maximum aggregate amount, ABB Ltd's 50% share (but excluding, for purposes of determining such maximum aggregate amount, ALSTOM's 50% share) of the initial Ten Million Dollars ($10,000,000) of Compliance Costs incurred by the parties pursuant to this Paragraph 1.2(b). For the avoidance of doubt, in no event shall the maximum aggregate liability of ABB Ltd to pay or reimburse the JC for Compliance Costs incurred by it under this Annex G exceed the amount of Fifty Million Dollars ($50,000,000).

         (c) Notwithstanding anything to the contrary in this Annex G, ABB Ltd shall not be obligated to pay or reimburse any member of the JC Group for Compliance Costs under this Annex G to the extent that such Compliance Costs were accrued or reflected in the ABB Ltd Business 1998 Accounts attached to Annex E. For the avoidance of doubt, ABB Ltd's obligations under this Paragraph
1.2 shall exclude all Compliance Costs to the extent arising out of or relating to periods from and after the Closing Date or, if applicable, any later date of transfer. ABB Ltd shall indemnify and hold harmless each member of the ALSTOM Group from and against any Liabilities arising out of any breach of its obligations under this Annex G in accordance with Annex E.

         (d) In connection with Compliance Costs incurred by the ALSTOM Group any portion of which ABB Ltd is obligated to pay or reimburse to ALSTOM hereunder, the ALSTOM Group shall act in good faith and use reasonably prudent business practices consistent with achieving compliance with Environmental Law in the place where the ABB Ltd-Contributed Real Property at which such actions are being carried out is located.

         1.3 JC REMEDIAL ACTIONS. The JC shall be responsible for bringing all Real Properties into compliance with Environmental Laws (and maintaining such compliance), and remediating all Environmental Conditions, from and after the Closing Date (or, if applicable, such later date of transfer to the JC Group). For the avoidance of doubt, the JC's obligations under this Paragraph 1.3 shall include, without limitation, all Liabilities arising out of or relating to periods from and after (but not prior to) the Closing Date (or, if applicable, such later date of transfer to the JC Group) for non-compliance matters which existed at any of the ALSTOM-Contributed Real Properties or the ABB Ltd-Contributed Real Properties as of the Closing Date (or, if applicable, such later date of transfer to the JC Group) or arose after the Closing Date (or, if applicable, such later date of transfer to the JC Group). The JC shall discharge or pay all Liabilities incurred in connection with the performance of its obligations under the preceding sentence. ALSTOM shall indemnify and hold harmless (on an after-tax basis, if applicable) each member of the ABB Ltd Group from and against any Liabilities arising out of any breach of its obligations under this Annex G. Nothing in this Paragraph 1.3 shall limit or affect ABB Ltd's obligations under Paragraphs 1.2 (a) and (b), even if such obligations require ABB Ltd to make reimbursement payments in respect of actions taken by the ALSTOM Group pursuant to this Paragraph 1.3.

         1.4 CERTAIN LIMITATIONS. The obligations of ABB Ltd under this Annex G shall be subject to the following restrictions and limitations:

                  (a) ABB Ltd shall only be liable for Compliance Costs under this Annex G to the extent (i) mandated by a Compliance Order and (ii) received by the ALSTOM Group prior to the second anniversary of the Settlement Closing Date. ABB Ltd shall not be liable for any incremental Compliance Costs under this Annex G to the extent that the same are attributable to any changes in Environmental Laws occurring from and after the Closing Date.

                  (b) ABB Ltd shall be obligated to pay or reimburse the ALSTOM Group for only the least expensive approaches and measures for correcting or abating any specific instance of non-compliance with Environmental Laws or Environmental Conditions, as applicable, that substantially comply with the relevant Compliance Order and are reasonably available in respect of each matter for which ABB Ltd is obligated to pay Compliance Costs hereunder. If ALSTOM or its Affiliates undertakes any approaches or measures that are more expensive than such least expensive approach, then ABB Ltd shall be liable only for the amounts that it would have been responsible for had such least expensive approaches and measures been employed.

                  (c) ALSTOM shall permit (and shall cause the JC and any other Affiliates to permit) ABB Ltd and its representatives, agents and contractors reasonable access to the ABB Ltd-Contributed Real Properties to permit ABB Ltd to assess and monitor its obligations and the activities of the JC hereunder. Prior to starting any work for which it wishes to seek repayment of Compliance Costs from ABB Ltd hereunder, ALSTOM shall provide ABB Ltd and/or its representatives with a plan of such activities and an estimate of the costs thereof, and thereafter shall keep ABB Ltd reasonably informed as to the progress of such remediation.

         1.5 ENVIRONMENTAL TESTING. (a) Except as provided in Paragraph 1.6(b) below, the JC and ALSTOM agree that, subsequent to the execution of this Agreement, neither the JC, ALSTOM nor their respective Affiliates or representatives (including, without limitation, any member of the JC Group) shall conduct any environmental testing, assessments, audits, inspections, soil, water, or air sampling, or any other form of evaluation of the ABB Ltd-Contributed Real Properties in respect of such properties' compliance with Environmental Laws or the existence of Environmental Conditions on, under, around or above such sites ("Environmental Testing"). The restriction set forth in the preceding sentence shall remain in force so long as ABB Ltd is obligated to pay Compliance Costs under this Annex G.

                  (b) Notwithstanding Paragraph 1.6(a), the JC shall be entitled, upon prior written notice to ABB Ltd (to the extent that such prior written notice is reasonably practicable under the circumstances), to conduct Environmental Testing at the ABB Ltd-Contributed Real Properties if, and to the extent, that such Environmental Testing is (or in the good faith judgment of ALSTOM or any applicable Affiliate is): (i) required by an Environmental Law applicable to such a site; (ii) reasonably necessary to ensure compliance with an Environmental Law applicable to such site, but only if the JC has received written information from a Regulatory Authority indicating that such site may not be in compliance with an Environmental Law applicable to such site, or as reasonably necessary (in the good faith judgment of ALSTOM and its Affiliates) to address any risk of harm to human health or safety or of harm to property;
(iii) mandated by a Regulatory Authority having competent jurisdiction over such site or over an Environmental Law applicable to such site; (iv) reasonably requested by an unaffiliated third party seeking to assume or purchase an interest in such site in a bona fide transaction; (v) reasonably requested by an unaffiliated bank or similar institutional lender in connection with a bona fide proposed financing or borrowing transaction of the JC; or (vi) reasonably necessary in connection with attempting to settle any bonafide third-party claim or legal proceeding made or instituted by a third party, if and to the extent that such Environmental Testing is directly relevant to the subject matter of such claim or legal proceeding.

                  (c) ABB Ltd shall not be responsible for any Compliance Costs which arise from or relate to a Compliance Order resulting from, directly or indirectly, any Environmental Testing undertaken in breach of this Paragraph 1.5.

         1.6 RESTRICTIONS ON REMEDIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ANNEX G, IN NO EVENT SHALL ANY INDEMNIFYING PARTY BE LIABLE TO ANY INDEMNIFIED PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH ANY MATTER FOR WHICH THE INDEMNIFYING PARTY IS OBLIGATED TO INDEMNIFY UNDER THIS ANNEX G.

         1.7 ENTIRE OBLIGATION. This Annex G sets forth the entire obligation of ABB Ltd to ALSTOM or its Affiliates with respect to Compliance Orders and Compliance Costs; provided however, that nothing in this Annex G shall limit any liability or obligation that any member of the ALSTOM Group, the ABB Ltd Group or the JC Group may have to each other pursuant to the obligations set forth in Annex E or under the CE Asset Purchase Agreement.

         1.8 ABB LTD EXCLUDED LIABILITIES. This Annex G shall not apply with respect to Environmental Conditions, Compliance Orders and Compliance Costs at the "Windsor Site" or in respect of any "Windsor Site Liabilities" (as defined in the CE Asset Purchase Agreement), any Nuclear Liabilities or any other ABB Ltd Excluded Liabilities (other than Indemnified Compliance Costs), all of which shall be indemnified by ABB in accordance with the provisions of Annex E. None of such other ABB Ltd Excluded Liabilities shall be counted against the dollar amounts set forth in Paragraph 1.2(b) above.

         1.9 EFFECTIVENESS. This Annex G shall be effective automatically upon the occurrence of the Settlement Closing.

                                     ANNEX H

                               WORKING PRINCIPLES
                       BETWEEN ALSTOM, ABB LTD AND THE JC
                                 IN THE FIELD OF
                      POWER GENERATION PROJECT DEVELOPMENT,
                       PROJECT FINANCE/STRUCTURED FINANCE,
                               PROJECT INVESTMENT

1        PRINCIPLE OF FREEDOM OF ACTION

         All Parties are free to engage in the above activities for their own account and/or in conjunction with any third party, subject to the following restrictions, provided that it is understood and agreed that this paragraph 1 is an exception only to paragraph 3 of, and not to any other paragraph of, Schedule 15.1 to this Agreement (Prohibited Activities).

1.1      PRINCIPLE OF PREFERENCE TO THE JC

         Whenever a member of the ALSTOM Group or the ABB Ltd Group lead develops (or contributes to lead develop) a turnkey power plant project (a "Project"), the JC is given an option of first refusal for all EPC contracts and related EPC service contracts in relation to the Project, provided that such contracts have not been awarded prior to such involvement by a member of the ALSTOM Group or the ABB Ltd Group.

1.2      PRINCIPLE OF CONSULTATION PREFERENCE TO PARENTS

         Whenever the JC acts as lead developer and/or lead finance arranger for a Project above $100 million, both ALSTOM's and ABB Ltd's financial services units will be consulted by the JC, so as to allow them to offer to provide the JC project finance services on an arm's length basis.

                                     ANNEX K

                                   WARRANTIES

                               PART A: WARRANTIES

ABB Ltd hereby represents and warrants severally to each of (i) the JC and (ii) ALSTOM as set forth in the numbered paragraphs below (collectively, the "Warranties").

ABB Ltd shall be deemed to have remade the Warranties set forth in Sections 1(b), (c) and (d), 2 and 3 of this Part A of Annex K severally to each of the JC and ALSTOM prior to each transfer in respect of ABB Ltd Post-Settlement Closing Transferred Assets, subject to any act done or omitted to be done after the date of this Agreement with the specific written approval of ALSTOM and except as may otherwise be agreed by ALSTOM and ABB Ltd in writing ("Permitted Exceptions").

1.       TITLE

         (a) A member or members of the ABB Ltd Group have directly or indirectly conveyed to the JC Group good title to all of the shares of the ABB Ltd Transferred Companies, and all other Assets, heretofore conveyed, or intended or required to have been conveyed, directly to the JC by such Group pursuant to the Joint Venture Agreement (the "Directly Conveyed Assets"), free from any Encumbrance (other than a Permitted Encumbrance). One or more of the ABB Ltd Transferred Companies (or one of the CE Companies), heretofore directly or indirectly conveyed to the JC had, as of the Closing Date (or such other date on which any particular such ABB Ltd Transferred Company (or CE Company) was directly or indirectly conveyed to the JC Group), good title to all of the shares of ABB Ltd Transferred Companies, and all other Assets, heretofore conveyed, or intended or required to have been conveyed, directly or indirectly to the JC pursuant to the Joint Venture Agreement (other than the Directly Conveyed Assets), including without limitation all Assets (other than the ABB Ltd Post-Settlement Closing Assets) reflected in the ABB Ltd Business 1998 Accounts (and not disposed of by the ABB Ltd Group prior to the Closing Date in accordance with the Joint Venture Agreement), free from any Encumbrance (other than a Permitted Encumbrance). At the time of the sale of the B/A Shares (as defined in the Joint Venture Agreement) to ALSTOM or members of the ALSTOM Group pursuant to Article 3.3 of the Joint Venture Agreement, the B/A Shareholders (as defined in the Joint Venture Agreement) had, and did convey to the designated members of the ALSTOM Group, good title to the B/A Shares (as defined in the Joint Venture Agreement) subject to no Encumbrances.

         (b) A member or members of the ABB Ltd Group have, and, at the respective dates on which they are intended or required to be conveyed to a member of the JC Group, will convey to the JC, good title to all of the shares of the ABB Ltd Transferred Companies, and all other Assets intended or required to be conveyed directly to a member of the JC Group by the ABB Ltd Group pursuant to Article

                  10 of this Agreement (the "Future Directly Conveyed Assets"), free from any Encumbrance (other than a Permitted Encumbrance).

         (c) One or more of the ABB Ltd Transferred Companies hereafter directly or indirectly conveyed or intended or required to be conveyed to the JC will have, as of the date on which any particular such ABB Ltd Transferred Company is directly or indirectly conveyed or intended or required to be conveyed to the JC Group, good title to all of the shares of ABB Ltd Transferred Companies, and all other Assets, hereafter conveyed or intended or required to be conveyed directly or indirectly to the JC pursuant to this Agreement (other than the Future Directly Conveyed Assets), free from any Encumbrance (other than a Permitted Encumbrance).

         (d) As of the relevant dates of direct or indirect conveyance or intended or required direct or indirect conveyance specified in the preceding paragraphs, no third party had or will have, as the case may be, (i) any option or other right to acquire any equity interest in the ABB Ltd Transferred Companies conveyed (or intended or required to have been conveyed) to the JC (directly or indirectly) by the ABB Ltd Group, or (ii) any option or other right to acquire any of the Assets (other than ABB Ltd Transferred Companies) conveyed (or intended or required to have been conveyed) to the JC directly or indirectly through the ABB Ltd Transferred Companies by the ABB Ltd Group and material to the ABB Ltd Business, except (in the case of this clause (ii)) pursuant to a Permitted Encumbrance.

2.       CORPORATE AUTHORITY, ETC

         (a) At the time of execution of the Joint Venture Agreement and the Shareholders Agreement, respectively, each of the parties thereto (other than ALSTOM and the JC) had the requisite corporate power and corporate authority to execute and deliver the Joint Venture Agreement and the Shareholders Agreement, respectively, to perform its obligations thereunder and to consummate the transactions provided for thereby. At the time of execution of the Joint Venture Agreement and the Shareholders Agreement, respectively, the execution, delivery and performance of the Joint Venture Agreement and the Shareholders Agreement, respectively, had been duly authorized by all necessary corporate action of each of the parties thereto (other than ALSTOM and the JC) (including without limitation any necessary shareholder action). At the time of execution of the Joint Venture Agreement and the Shareholders Agreement, respectively, the Joint Venture Agreement and the Shareholders Agreement, respectively, constituted the valid and binding obligation of each of the parties thereto (other than ALSTOM and the JC).

         (b) ABB Ltd has the requisite corporate power and corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions provided for hereby. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of

                  ABB Ltd (including without limitation any necessary shareholder action). This Agreement constitutes the valid and binding obligation of ABB Ltd.

3.       TAX

         As of the Closing, (i) all of the Tax Returns and reports of the ABB Ltd Transferred Companies required by law to have been filed had been filed and all Taxes shown as payable thereunder had been paid or accrued; and (y) no deficiency assessment or proposed adjustment of the ABB Ltd Transferred Companies' Taxes was pending. The foregoing provisions apply mutatis mutandis with respect to social charges or contributions.

4.       NO CONFLICTS

         The execution and delivery, and performance to date, of the Joint Venture Agreement and the Shareholders Agreement by members of the ABB Ltd Group, and the consummation to date by such members of the ABB Ltd Group of the transactions contemplated thereby (including without limitation the pre-Closing consummation by such members of the ABB Ltd Group of the ABB Ltd Reorganisation), has not conflicted with, or resulted in a material breach or default, a right of any third party to terminate or any similar result under, any Contract binding on any member of the ABB Ltd Group (including without limitation the ABB Ltd Transferred Companies).

                                     ANNEX K

                          PART B: NATURE OF WARRANTIES

1.       NEGOTIATIONS

         No Warrantor shall be under any liability for any statements or representations made during negotiations leading to the execution of this Agreement, except to the extent that such statements or representations are set forth in this Agreement or any Ancillary Agreements, provided that this sentence does not limit or modify the express obligations of any person under any Settlement Document. To the extent permitted by applicable law, no claim under this Agreement (including without limitation Annex E) shall be prejudiced or reduced in consequence of any information relating to either of the Businesses (other than information expressly set out in this Agreement) which may have or may come to the knowledge of any member of the JC Group or of the Party asserting the claim (or any member of its Group) prior to or after the execution of this Agreement.

2.       CONTINGENT LIABILITIES

         If any claim under the Warranties is based upon a liability which is contingent only, the relative Warrantor shall not be liable to make any payment unless and until such contingent liability becomes an actual liability.

3.       LIMITS OF LIABILITY

         No Warrantor shall be liable in respect of any Warranties Breach:

         (a) unless the amount for which ALSTOM on the one hand, or ABB Ltd on the other hand, is liable (after giving effect to the other provisions of this Annex K), exceeds Euros Ten Millions (EURO 10,000,000) in the aggregate for all claims and then only to the extent of any such excess and, provided, however, that the aggregate liability (after giving effect to the other provisions of this Annex K) of each of ALSTOM on the one hand, and ABB Ltd on the other hand in respect of all Warranties Breaches shall not exceed an amount equal to Euros Three Hundred Million (EURO 300,000,000), provided that the foregoing provisions of this clause (a) shall not apply to any inaccuracy or breach of the Warranties in Section 1 and
                  Section 2 of Part A of this Annex K or any inaccuracy or breach of the representations and warranties set forth in Articles 5.1(a), 5.1(b), 5.1(c) (except as to enforceability of the Settlement Documents in accordance with their respective terms), 5.1(g), 5.3(a), 5.3(b), 5.3(c) (except as to enforceability of the Settlement Documents in accordance with their respective terms), 5.4(a), 5.4(b) or 5.4(c) (except as to enforceability of the Settlement Documents in accordance with their respective terms) of this Agreement, and any liability of ALSTOM on the one hand, or ABB Ltd on the other hand, as the case may be, in respect of any inaccuracy or breach described in this proviso should be disregarded for purposes of computations under the foregoing provisions of this clause (a);

         (b)      in respect of any Warranties Breach under the Warranties in
                  Section 3 of Part A of this Annex K, after the expiration of all relevant statutes of limitation (after taking into account all extensions and waivers thereof), but in no event after the tenth anniversary of the date which is 60 days after the Closing Date or the date of the relevant transfer of the ABB Ltd Post-Settlement Closing Transferred Assets, as the case may be, provided that the foregoing ten (10) year limitation period shall not apply in respect of any matter where an audit or examination, or notice of audit or examination, by any Taxing Authority shall have commenced or been given, as the case may be, prior to the expiration of such period.

         (c) after eighteen (18) months of the date hereof in respect of any Warranties Breach under Section 4 of Part A of this Annex K; and

         (d) for any claim arising, or for any increase in liabilities, as a result of any change in the law which occurred or occurs after December 31, 1998, even if such change has retroactive effect.

         A Warrantor shall remain liable after the relevant date referred to in clause (b) or (c) above, to the extent that notice in reasonable detail of any Warranties Breach shall have been given to ABB Ltd prior to such relevant date (but only with respect to the specific claims so described in reasonable detail in such notice), provided that within six (6) months of such notice arbitration proceedings shall have commenced in accordance with Article 18.9 in respect of such claims.

4.       CO-OPERATION OF THE PARTIES

         Each Party shall use all reasonable efforts to co-operate with the relevant Warrantor hereunder as and to the extent reasonably requested from time to time by (and at the expense of) such Warrantor, so as to mitigate any loss giving rise to a claim for a Warranties Breach.

5.       REMEDIATION

         To the extent that any Warranties Breach is capable of remedy, the relevant Warrantor shall be afforded a reasonable opportunity to remedy the matter complained of.

6.       KNOWLEDGE OF WARRANTIES BREACH

         A Warrantor shall not be liable for any claim or any increase in a claim for a Warranties Breach to the extent that such claim or increased claim is attributable to any act or omission of the JC (after the relevant date of transfer of Assets to the JC Group) or (before or after the relevant date of transfer) of the other Warrantor or a member of such Warrantor's Group with actual knowledge (i) of such Warranties Breach and (ii) that such act or omission could reasonably be or have been expected to give rise to or increase such claim and a reasonable alternative course of action was available to the JC Group or the other Warrantor, as the case may be, which could be expected not to have given rise to such claim or to a claim of such amount.

7.       INFORMATION

         A Warrantor shall be entitled to inspect and obtain copies of all the records and papers of the JC Group and to obtain such information as it may in each case reasonably require upon reasonable notice to verify:

         (a) the amount of any claim for breach of any of the Warranties or any other provision of this Agreement; and

         (b) the measures taken (or which ought to have been taken) in mitigation by the JC pursuant hereto.

8.       NO LIMITATION OF RIGHTS

         Nothing in this Annex K limits the rights of the Parties with respect to any matter other than a Warranties Breach.

                                  SCHEDULE 15.1


                              PROHIBITED ACTIVITIES


1.       Design, engineering,  manufacturing, marketing and sale of:

         (i) turnkey power plants of 50MW or greater (other than nuclear power plants); or

         (ii) combined cycle (ie combined gas turbine and steam turbine) power plants.

         In addition, for turnkey power plants under 50 MW, the JC Group shall have an option of "first refusal/last call" for all major components comprised within the activities of the JC Group.

2.       Operation & maintenance services for power plants over 20MW.

3. Power generation project development or project finance other than in accordance with Annex H to the Agreement.

4.       Comprehensive renovation, revamping or repowering of a power plant.

5.       Design, engineering, manufacturing or sale of the following components:

         (i) gas turbines of 250 KW and above and non-conventional/high speed gas turbines, so-called microturbines, only 5 MW and above;

         (ii)     steam turbines;

         (iii)    hydro turbines;

         (iv)     boilers;

         (v)      power generation heat exchangers; or

         (vi)     2 pole generators above 20 MW.
                  4 pole and higher pole generators above 280/p MW (p = number of poles)

         Notwithstanding the above, the sale of such components shall not be prohibited if the JC Group does not exercise its option under the "first refusal/last call" referred to in 1 above.

6.       Service of or the supply of spare parts for:

         (i)      gas turbines;

         (ii)     steam turbines;

         (iii)    hydro turbines;

         (iv)     boilers;

         (v)      power generation heat exchangers; or

         (vi)     2 pole generators above 20 MW.
                  4 pole and higher pole generators above 280/p MW (p = number of poles)

         unless such service or the supply of spare parts is provided as part of an operation & maintenance contract for power plants up to 20 MW.

7.       District Heating.

8. Design, engineering, manufacture and sale of distributed power systems equipment including power generation equipment using alternative or renewable energy sources (including but not limited to fuel cells, wind and solar power) with individual power output of over 10 MW. This prohibition does not apply to PEM (proton-exchange membrane) technology.

                                  AMENDMENT TO
                          SHARE PURCHASE AND SETTLEMENT
                                    AGREEMENT

         This Amendment to Share Purchase and Settlement Agreement (this "AMENDMENT AGREEMENT") dated as of May 11, 2000 is made by and among ABB Ltd, a corporation organized and existing under the laws of Switzerland ("ABB LTD"), ALSTOM, a corporation organized and existing under the laws of France ("ALSTOM"), and ABB ALSTOM Power NV, a corporation organized and existing under the laws of The Netherlands (the "JC").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, ABB Ltd, ALSTOM and the JC are parties to a Share Purchase and Settlement Agreement dated as of March 31, 2000 (the "SETTLEMENT AGREEMENT");

         WHEREAS, ABB Ltd, ALSTOM and the JC wish to amend the Settlement Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

1.       DEFINITIONS.
         -----------

         Capitalized terms used herein without definition shall have the meanings ascribed to them in the Settlement Agreement.

2.       AMENDMENT TO DEFINITIONS.
         ------------------------

         (a) The definition of "Agreement" in Article 1.1 of the Settlement Agreement is amended by inserting ", as amended" at the end.

         (b) The definition of "CE Asset Purchase Agreement" in Article 1.1 of the Settlement Agreement is amended by inserting ", as amended" at the end.

         (c) The definition of "CE Companies" in Article 1.1 of the Settlement Agreement is amended by deleting the word "and" after the word "Inc." and replacing it with a comma (,) and adding "and CE LLC" at the end.

         (d) The definition of "CE LLC" is added to Article 1.1 of the Settlement Agreement after the definition of "CE Companies" as follows:

                  " "CE LLC"   C-E Windsor Real Estate, LLC, a Connecticut
                               limited liability company of which Combustion
                               Engineering, Inc. is the sole member;"

         (e) The definition of "Windsor Site Lease" in Article 1.1 of the Settlement Agreement is amended by deleting the name "Combustion Engineering, Inc." and inserting "CE LLC" in its place.

3.       ADDITIONS TO SETTLEMENT DOCUMENTS.
         ---------------------------------

         The Parties confirm and, in any event, agree that the following agreements and documents shall be deemed "Settlement Documents" for purposes of the Settlement Agreement:

         (a) the Windsor Site Lease; and

         (b) the Services Agreement dated as of May 1, 2000 between CE LLC and ABB ALSTOM Power, Inc. relating to management services conducted at the Windsor Site.

4.       AMENDMENT TO ARTICLE 2.3.
         ------------------------

         Article 2.3(c)(3) of the Settlement Agreement is amended to add the punctuation and words ", CE LLC" after the words "Boveri Inc.".

5.       AMENDMENT TO ARTICLE 3.3.
         ------------------------

         Article 3.3 of the Settlement Agreement is amended by deleting the words "Prior to" at the beginning thereof and inserting "Within ten (10) Business Days after", and by deleting the word "on" in the last sentence and inserting "within (10) Business Days after".

6.       AMENDMENT TO ARTICLE 14.7.
         -------------------------

         Article 14.7 of the Settlement Agreement is amended by inserting the name "ABB Ltd" at the end of the last line on page 71 of the Settlement Agreement.

7.       AMENDMENT TO ARTICLE 15.2.
         -------------------------

         Article 15.2(a)(ii) of the Settlement Agreement is amended by deleting the word "the" and the word "Group" before and after, respectively, the name "ALSTOM" on the tenth line thereof and inserting "and its Subsidiaries" after the name "ALSTOM".

8.       AMENDMENT TO ARTICLE 16.1.
         -------------------------

         Article 16.1 of the Settlement Agreement is amended by deleting the word "the" and the word "Group" before and after, respectively, the name "ALSTOM" on the third line of page 77 of the Settlement Agreement and inserting "or any of its Subsidiaries" after the name "ALSTOM".

9.       AMENDMENT TO ARTICLE 9.
         ----------------------

         Article 9.1 of the Settlement Agreement is amended by deleting the text thereof and inserting the following:

         "9.1 NATURE OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Parties in this Agreement (including, without limitation, the representations and warranties of ABB Ltd made in Annex K hereto), shall survive the Settlement Closing for a period of ten (10) years (or until such earlier date as may specifically be provided in Annex K in relation to specific Warranties), and the covenants of the Parties in this Agreement shall survive the Settlement Closing indefinitely (or for such shorter period as may specifically be provided in relation to specific covenants), and in each case shall not be affected in any respect by the Settlement Closing or any investigation conducted by either Party, or any of its Affiliates, prior to, on or after the date hereof, or any information which either Party, or any of its Affiliates, may have received or receive prior to, on or after the date hereof."

10.      AMENDMENT AND RESTATEMENT OF EXHIBIT A (ALSTOM RELEASE), EXHIBIT F (JC
         ----------------------------------------------------------------------
         RELEASE) AND EXHIBIT G (ABB LTD RELEASE).
         -----------------------------------------

         (a) Exhibit A of the Settlement Agreement (ALSTOM Release) is amended and restated in its entirety in the form set forth in Exhibit A hereto.

         (b) Exhibit F of the Settlement Agreement (JC Release) is amended and restated in its entirety in the form set forth in Exhibit B hereto.

         (c) Exhibit G of the Settlement Agreement (ABB Ltd Release) is amended and restated in its entirety in the form set forth in Exhibit C hereto.

11.      AMENDMENT TO EXHIBIT H (COMBUSTION ENGINEERING AND CONNECTICUT VALLEY
         ---------------------------------------------------------------------
         AGREEMENT).
         -----------

         (a) In the third recital to the Combustion Engineering and Connecticut Valley Agreement, the words ", as amended" are inserted immediately before "(the "Settlement Agreement");".

         (b) Immediately after Section 6.01(c) of the Combustion Engineering and Connecticut Valley Agreement, a new Section 6.01(d) is inserted as follows:

                           "(d) Without limitation of the Company's obligations
                  under the CE Asset Purchase Agreement, if, as of the Closing, the Company owns any

                  Assets other than "Excluded Assets" as defined in the CE Asset Purchase Agreement and other than CE LLC (such Assets other than such Excluded Assets and other than CE LLC, together with any proceeds thereof whenever received, the "Reclaimable Assets"), then Buyer shall cause the Company promptly to convey to Seller or its designee (beneficially and, to the extent applicable, as of record) such Reclaimable Assets as Seller may specify from time to time after the Closing. The parties agree to cooperate and use their best efforts, and Buyer agrees that it will cause the Company to cooperate and use its best efforts, to obtain or make any governmental or third party consents, permits, approvals and filings, and to satisfy any other technical requirements, that may be required to be obtained, made or satisfied in connection with any such transfer of any such Reclaimable Assets. The costs of all of the foregoing shall be shared equally between the Company and Seller. To the extent that such Reclaimable Assets consist of Contracts that are not assignable without the consent of a party thereto other than the Company, Buyer shall cause the Company to cooperate with Seller in reasonable arrangements designed to provide Seller with the economic benefits thereunder."

         (c) In Section 6.03(a) of the Combustion Engineering and Connecticut Valley Agreement, "Chief Financial Officer" is inserted next to the word "Attention:".

12.      AMENDMENT AND RESTATEMENT OF ANNEX D.
         ------------------------------------

         Annex D (other than the Schedules thereto) is amended and restated in its entirety in the form set forth in Exhibit D hereto.

13.      AMENDMENT TO ANNEX E.
         --------------------

         (a) The definition of "Non-Business Liabilities" in Section 1 of Annex E is amended by inserting in subparagraph (a)(vii):

                  (i)      at the commencement thereof, the following:

                           "without limitation of the foregoing clauses (i) through (vi), or any other ABB Ltd Excluded Liability,"

                  (ii) immediately after the word "Agreement", the following:

                           "or relating to Assets retained by the ABB Ltd Group as provided by the CE Asset Purchase Amendment Agreement dated May 11, 2000 by and between the parties to the CE Asset Purchase Agreement".

         (b) Section 11 of Annex E is amended by inserting at the end of the first sentence the following:

         ", with respect to any matter for which indemnification is being sought hereunder".

14.      AMENDMENT AND RESTATEMENT OF ANNEX G.
         ------------------------------------

         Annex G is amended and restated in its entirety in the form set forth in Exhibit E hereto.

15.      AMENDMENT AND RESTATEMENT OF ANNEX H.
         ------------------------------------

         Annex H is amended and restated in its entirety in the form set forth in Exhibit F hereto.

16.      EFFECTIVE TIME.
         --------------

         This Amendment Agreement shall be effective automatically upon the occurrence of the Settlement Closing.

17.      NO OTHER AMENDMENT.
         ------------------

         The parties confirm that in all other respects the Settlement Agreement remains in full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to execute this Amendment Agreement as of the date first above written.

                         ALSTOM



                         Signature:     /s/  ANDREW HIBBERT
                                    ------------------------------------------
                             Name:    Andrew P. Hibbert
                             Title:   Senior Vice President and General Counsel


                         ABB LTD



                         Signature:     /s/  BEAT HESS
                                    ------------------------------------------
                             Name:    Beat Hess
                             Title:   Senior Vice President and General Counsel


                         ABB ALSTOM POWER NV



                         Signature:     /s/  ANDREW P. HIBBERT
                                    ----------------------------------------
                              Name:    Claude Darmon
                              Title:   President and Chief Executive Officer
                              By:      Andrew P. Hibbert
                                       Attorney-in-Fact

The undersigned duly acknowledge and consent to this Amendment Agreement and agree to be bound by the covenants and agreements set forth herein:

ABB ASEA BROWN BOVERI LTD.



Signature:   /s/  BEAT HESS
           ---------------------------------
     Name:        Beat Hess
     Title:       Attorney-in-Fact



ABB AG



Signature:   /s/  BEAT HESS
           ---------------------------------
     Name:        Beat Hess
     Title:       Attorney-in-Fact


ABB AB



Signature:   /s/  BEAT HESS
           ---------------------------------
     Name:        Beat Hess
     Title:       Attorney-in-Fact


ABB HANDELS- UND VERWALTUNGS AG



Signature:   /s/  BEAT HESS
           ---------------------------------
     Name:        Beat Hess
     Title:       Attorney-in-Fact

ABB POWER GENERATION INVESTMENTS BV



Signature:   /s/  BEAT HESS
           ---------------------------------
     Name:        Beat Hess
     Title:       Attorney-in-Fact


ABB POWER GENERATION PARTICIPATIONS BV



Signature:   /s/  BEAT HESS
           ---------------------------------
     Name:        Beat Hess
     Title:       Attorney-in-Fact

                                     ANNEX D

                    INTELLECTUAL PROPERTY RIGHTS AND KNOW-HOW

1        INTERPRETATION

1.1 The definitions and rules of interpretation set out in Article 1 of this Agreement apply to this Annex supplemented by the following:

                  "ABB LTD MARKS" means the names, trade names, trademarks, service marks, product marks and logos comprised of the initials ABB and/or the words Asea Brown Boveri, in various forms, with or without additional matter and whether or not registered and whether or not the subject of an application to register;

                  "CE MARKS" means the names, trade names, trademarks, service marks, product marks and logos comprised of the initials CE and/or the words Combustion Engineering, in various forms, with or without additional matter and whether or not registered and whether or not the subject of an application to register;

                  "FLAKT MARKS" means the names, trade names, trademarks, service marks, product marks and logos comprised of the word FLAKT, in various forms, with or without additional matter and whether or not registered and whether or not the subject of an application to register;

                  "INTELLECTUAL PROPERTY RIGHTS" means copyrights, design rights, patents, mask rights, trademarks, trade names and similar property rights conferred by law in any part of the world and, where applicable, whether or not registered, in each case together with all rights appurtenant thereto (including but not limited to rights, where applicable, to apply for registration thereof). For purposes hereof, the ABB Ltd Marks, the CE Marks and the FLAKT Marks are not Intellectual Property Rights.

                  "KNOW-HOW" means data, formulae, techniques, inventions, specifications, drawings, algorithms, prototypes, research materials, computer programs and documentation, databases, and other non-public know-how or trade secrets of any kind;

                  "LICENSE" means, according to the context, a license or similar agreement in which rights to use Intellectual Property Rights are made or given, or a license or similar agreement in which rights to use Know-How are granted.

1.2 Where the context permits or requires, any reference in this Annex to a License includes a sublicense and a sub-sublicense or other derivative rights granted by a licensee or a sublicensee.

1.3 References in this Annex to "Articles" are, unless otherwise expressly provided, to Articles of this Annex D and references in this Annex to Schedules are to Schedules to this Annex.

2        PERFORMANCE OF OBLIGATIONS

         ABB Ltd shall be responsible for procuring that the relevant entity within its Group shall perform those obligations which are required in this Annex to be performed by it.

3        REORGANISATIONS

         It is agreed that, except for Article 4.4, Articles 4 and 5 shall apply only if and to the extent that rights equivalent to those which are contemplated to be assigned, licensed and/or communicated (as the case may be) to ALSTOM and/or its Subsidiaries thereunder are not currently owned by, or have not as of yet been licensed or communicated to, the ABB Ltd Transferred Companies, respectively, and have not been so assigned, licensed and/or communicated, respectively, by the Settlement Closing to one or more of the ABB Ltd Transferred Companies pursuant to the Reorganisations or otherwise.

4        ASSIGNMENT AND RELATED MATTERS

4.1 Subject to Articles 4.3 and 5.4, ABB Ltd and its Subsidiaries (except as set forth in Schedule 1) shall, at the Settlement Closing or as soon thereafter as is practicable, in either case with economic effect from and including January 1, 1999, assign (or cause to be assigned) to ALSTOM and/or its designated Subsidiaries (beneficially and, subject to Article 11.8 of this Agreement, of record):

         (i) all Intellectual Property Rights and Know-How owned (as of March 23, 1999 (except as may be affected by events in the ordinary course of the conduct of the ABB Ltd Business prior to the Closing), as of immediately prior to the Closing or as of immediately prior to the Settlement Closing) by members of the ABB Ltd Group (listed in Schedule 2), and (x) at such time used or held for use or (y) at such time under development for use, in each case predominantly in the ABB Ltd Business;

         (ii) subject to Article 6, all right, title and interest under, subject to the burden of, all Licenses from third parties relating to Intellectual Property Rights or Know-How that (as of March 23, 1999 (except as may be affected by events in the ordinary course of the conduct of the ABB Ltd Business prior to the Closing), as of immediately prior to the Closing or as of immediately prior to the Settlement Closing) were (x) at such time used or held for use or (y) at such time under development for use, in each case predominantly in the ABB Ltd Business (listed in Schedule 3) under which members of the ABB Ltd Group (as constituted from time to time) appear as (or otherwise are) grantees; and

         (iii) all their rights to sue for damages and any other remedies in respect of any infringement, misuse or conversion of, or in relation to, the rights referred to in paragraphs (i) and
                  (ii).

4.2 ABB Ltd and its Subsidiaries shall, as soon after the Settlement Closing as is practicable and in accordance with procedures to be established by ALSTOM, communicate or otherwise make available to ALSTOM and/or its designated Subsidiaries all Know-How assigned to ALSTOM and/or its designated Subsidiaries pursuant to paragraph (i) of Article 4.1 or held by them under any License relating to Know-How assigned pursuant to paragraph (ii) of
         Article 4.1, in each case subject to the provisions of any Licenses which relate to such Know-How, and shall supply to ALSTOM and/or its designated Subsidiaries the originals or, at the discretion of ALSTOM, copies of documents or other materials in their possession in which any part of such Know-How is contained. ABB Ltd and its Subsidiaries, and ALSTOM and its designated Subsidiaries, shall each take all reasonable steps to maintain the confidentiality of the Know-How.

4.3 Any assignments to be made pursuant to Article 4.1 and any such assignments made prior to the Settlement Closing shall be: (i) subject to and with the benefit of any Licenses to third parties and any other third party rights and obligations, but free of Encumbrances; and (ii) subject to a reservation to the assignor of a worldwide, perpetual (or for such shorter period as such assigned rights may exist), irrevocable, royalty free, non-exclusive, non-assignable and non-sublicensable right to (A) use (and permit others within the ABB Ltd Group to use) the Intellectual Property Rights and Know-How assigned pursuant to paragraph (i) of Article 4.1, but only for activities outside of the Field, and (B) enjoy (and permit others within the ABB Ltd Group to enjoy) the rights conferred by the Licenses assigned pursuant to paragraph (ii) of Article 4.1, but only to the extent permitted under the terms of those Licenses, and only for activities outside of the Field; provided that if any reservation of rights pursuant to clause (ii) of this Article 4.3 is not desirable or permissible due to national laws or regulations or for any other reason, including but not limited to the terms of any License referred to therein or any other third party rights, the assignor shall discuss with ALSTOM with a view to reaching agreement on the best means to ensure that equivalent rights are granted or otherwise made available to it.

4.4 It is understood and agreed that, to the extent ABB Ltd Transferred Companies currently own, or as a result of a Reorganisations or otherwise at the Settlement Closing own, or at the Closing Date owned, Intellectual Property Rights and/or Know-How such that no assignment pursuant to this Article 4 is or was necessary in respect thereof, ALSTOM or the JC shall cause, at the request of ABB Ltd after the Settlement Closing, the relevant ABB Ltd Transferred Company to grant a License or sublicense, as the case may be, to the members of the ABB Ltd Group to effect the reservation of rights permitted under clause
         (ii) of Article 4.3.

5        GRANT OF LICENSES AND RELATED MATTERS

5.1      ABB Ltd and its Subsidiaries (except as set forth in Part B of Schedule
         4) shall, at the Settlement Closing or as soon thereafter as is practicable, in either case with economic effect from 1 January 1999, grant (or cause to be granted) to ALSTOM and/or its designated Subsidiaries worldwide, irrevocable, royalty free, non-exclusive, non-assignable and non-sublicensable (except as otherwise expressly provided in Articles 8 and 14) Licenses under all Intellectual Property Rights and Know-How owned (as of March 23, 1999 (except as may be affected by events in the ordinary course of the conduct of the ABB Ltd Business prior to the Closing), as of immediately prior to the Closing or as of immediately prior to the Settlement Closing) by members of the ABB

         Ltd Group (listed in Schedule 5) and (x) at such time used or held for use or (y) at such time under development for use, in each case in the ABB Ltd Business, but which are not required to be assigned pursuant to paragraph (i) of Article 4.1. Such Licenses shall be for a term of thirty (30) years from and after the Settlement Closing Date and shall cover the full territory of the rights and shall be for use in activities within the Field only.

5.2 ABB Ltd and its Subsidiaries (except as set forth in Schedule 6) shall, at the Settlement Closing or as soon thereafter as is practicable, in either case with economic effect from January 1, 1999, grant (or cause to be granted) to ALSTOM and/or its designated Subsidiaries irrevocable, non-exclusive, non-assignable and non-sublicensable sublicenses under all Licenses from third parties relating to Intellectual Property or Know-How that (as of March 23, 1999 (except as may be affected by events in the ordinary course of the conduct of the ABB Ltd Business prior to the Closing), as of immediately prior to the Closing or as of immediately prior to the Settlement Closing) were (x) at such time used or held for use or (y) at such time under development for use, in each case in the ABB Ltd Business (listed in Schedule 7) but which are not required to be assigned pursuant to paragraph (ii) of
         Article 4.1. Such sublicenses shall be for use in activities within the Field only, shall cover the widest scope and territory possible under the terms of the Licenses under which they are granted and shall be on arms-length terms (including any royalty to be paid thereunder), provided such terms shall be no more onerous than the terms of such Licenses and for the duration thereof.

5.3 ABB Ltd and its Subsidiaries shall, as soon after the Settlement Closing as is practicable and in accordance with procedures to be established by ALSTOM, communicate or otherwise make available to ALSTOM and/or its designated Subsidiaries full details of the Know-How to which any License referred to in Article 5.1 or sublicense referred to in Article 5.2 relates and supply to them copies of documents or other materials in their possession in which any part of such Know-How is contained (subject to the provisions of such License or sublicense).

5.4 ABB Ltd or its appropriate Affiliate, and ALSTOM, or a member of the ALSTOM Group or the JC Group as of the date hereof, shall enter into the Powerformer License on the terms set forth in Schedule 9.

6        RESTRICTIONS ON ASSIGNMENTS OR GRANTS OF LICENSES

         If a License cannot be assigned as required by paragraph (ii) of
         Article 4.1 or if a sublicense required by Article 5.2 cannot be granted, ABB Ltd and its Subsidiaries shall use all reasonable efforts to persuade the relevant third party either to amend its License to permit the same or to grant to ALSTOM and/or its designated Subsidiaries directly a License conferring equivalent rights. Until the License is amended, or a License conferring equivalent rights is granted pursuant to this Article 6.1, ABB Ltd and its Subsidiaries shall, to the fullest extent permitted by law, hold the benefit of the relevant License (insofar as it relates to the ABB Ltd Business) for ALSTOM and/or its designated Subsidiaries; provided that ALSTOM shall be responsible for payment of royalties, fees, outgoings or other liabilities thereunder attributable to the ABB Ltd Business for so long as it or another member of the ALSTOM Group or the JC Group receives the benefit thereof and ALSTOM shall indemnify ABB Ltd and its Subsidiaries against any liability (together with all reasonable costs) which they may incur by reason of any breach thereof attributable to any act or omission of any member of the ALSTOM Group or the JC Group.

7        FURTHER ASSURANCE AND PROTECTION OF RIGHTS

7.1      (a)      It is acknowledged that the assignment, licensing or
                  sublicensing of any Intellectual Property Right, or the communication or otherwise making available of any Know-How, to the ABB Ltd Transferred Companies contemplated by this Annex and the contribution to ALSTOM and/or its Subsidiaries of any Intellectual Property Rights or
                  Know-How to be made pursuant to the terms hereof may require the consent of or notification to any third party or the cooperation of any undertaking of which ABB Ltd owns or controls, directly or indirectly, less than 100% of the issued shares. In such circumstances, ABB Ltd shall use reasonable efforts in good faith to obtain such consent, to give such notification and/or to obtain such cooperation and, provided that such reasonable efforts in good faith are used, ABB Ltd shall in such circumstances not be in breach of Articles 4 or 5 but without prejudice to any compensation which may become payable as described below.

         (b) In the event any assignment, contribution, licensing or sublicensing of any Intellectual Property Rights or Know-How, or any communication or otherwise making available of any Intellectual Property Rights or Know-How, to ALSTOM and/or its Subsidiaries does not occur by March 31, 2001 for the reasons set forth in Article 7.1(a), then ABB Ltd shall within fourteen (14) days (or such longer period as ALSTOM and ABB Ltd shall agree having regard to the complexity of the matter) pay ALSTOM an amount as compensation for such non-contribution which shall be such amount as shall be fair and reasonable having regard to the fair market value of such Intellectual Property Rights or Know-How and of the effect of its non-inclusion upon the JC Group, together with interest on such compensation amount from the, Closing Date to the date of payment of such compensated amount at an interest rate per annum equal to the Relevant Rate (as defined in the Joint Venture Agreement) for three month deposits in effect on the Closing Date (or, with respect to periods more than three months after the Closing Date, in effect on the most recent past date which is exactly three months (or a whole multiple of three months) after the Closing Date). Upon payment of such amount to ALSTOM in respect of any particular Asset in accordance with this Article 7.1(b), ABB Ltd shall cease to be obligated to cause such Asset to be assigned to, or become part of, the JC Group.

7.2 Pending the assignment of any rights or the granting of any License pursuant to this Annex, ABB Ltd and its Subsidiaries shall take all reasonable steps to maintain and protect the rights to be assigned or licensed by them.

7.3 ABB Ltd and its Subsidiaries shall, at the request of ALSTOM, and ALSTOM and its Subsidiaries shall, at the request of ABB Ltd, provide all reasonable assistance in connection with (i) the defense and/or prosecution of any claim brought by or against any third party concerning Intellectual Property Rights or Know-How assigned or licensed by ABB Ltd and/or its Subsidiaries hereunder or pursuant to the terms of the Reorganisations, and (ii) the filing, prosecution and amendment or continuation of applications to register any Intellectual Property Rights assigned or licensed to ALSTOM and/or its Subsidiaries hereunder or pursuant to the terms of the Reorganisations.

7.4 ABB Ltd and its Subsidiaries shall not permit to lapse or become abandoned any Intellectual Property Rights which are registered, or which are the subject of an application to register, and which are or are to be licensed to ALSTOM or any member of the ALSTOM Group or the JC Group hereunder or pursuant to the Reorganisations (or otherwise as a result of the transactions contemplated by this Agreement or the Joint Venture Agreement) without first giving ALSTOM the opportunity to maintain the registration or prosecute the application to register at its own cost and for its own benefit. The foregoing shall apply mutatis mutandis to ALSTOM and its Subsidiaries with respect to any Intellectual Property Rights which are registered, or which are the subject of an application to register, and which are to be licensed or reserved to ABB Ltd and its Subsidiaries hereunder or pursuant to the Reorganisations (or otherwise as a result of the transactions contemplated by this Agreement or the Joint Venture Agreement).

8        DISSEMINATION OF RIGHTS WITHIN THE ALSTOM GROUP

         In respect of Intellectual Property Rights and Know-How assigned or licensed pursuant hereto (or contributed to the ALSTOM Group or the JC Group under the terms of the Reorganisations or otherwise owned or held by an undertaking which at the Closing or thereafter became a member of the ALSTOM Group or the JC Group pursuant to the Joint Venture Agreement or this Agreement), each member of the ALSTOM Group or the JC Group may be granted such derivative rights on such terms and conditions and to such an extent as ALSTOM may from time to time determine and as may be granted without infringing the rights of third parties. All Licenses and sublicenses granted to any Subsidiaries of ALSTOM pursuant to Article 5 (and all derivative rights thereunder granted pursuant to this Article 8) shall terminate automatically if the member should cease to be a Subsidiary of ALSTOM.

9        TECHNICAL ASSISTANCE

         ABB Ltd and its Subsidiaries and ALSTOM and its Subsidiaries, as the case may be, shall provide, at no cost to the ALSTOM Group or the JC Group, or the ABB Ltd Group, as the case may be, such technical assistance and consultation as may reasonably be required and which they are reasonably able to provide to make effective use of any Intellectual Property Rights and Know-How assigned or licensed or otherwise made available to the ALSTOM Group, the JC Group or the ABB Ltd Group hereunder (or contributed to the ALSTOM Group or the JC Group under the terms of the Reorganisations or otherwise owned or held by an undertaking which on the Closing or thereafter became a member of the ALSTOM Group or the JC Group); provided that such technical assistance and consultation under this Article 9 shall continue only for a period of eighteen (18) months from the Settlement Closing Date, and such technical assistance and consultation shall not include any research or development.

10       NEW TECHNOLOGY

         ALSTOM shall grant, or procure that its Subsidiaries grant, to members of the ABB Ltd Group non-exclusive, non-assignable and non-sublicensable licenses under such of the Intellectual Property Rights and Know-How obtained as owner, developed or conceived by any member of the JC Group after the Closing Date and prior to the Settlement Closing, in each case for use in activities other than the Field. Such licenses shall be granted on arms-length terms (including any royalty to be paid thereunder).

11       HOUSE MARKS

11.1 ABB Ltd or its appropriate Affiliate shall grant ALSTOM (and, at the request of ALSTOM, any Subsidiary of ALSTOM) the right to use the ABB Ltd Marks and, pursuant to such grant, shall enter into license agreements in respect of the ABB Ltd Marks substantially in the form of
         Schedule 8. It is understood and agreed that the right to use the ABB Ltd Marks shall expire twelve (12) months after the Settlement Closing.

11.2 Any license agreement in respect of the ABB Ltd Marks granted to ALSTOM or any of its Subsidiaries pursuant to this Article 11 shall terminate automatically if the member should cease to be a Subsidiary of ALSTOM. ALSTOM shall procure that no Subsidiary of ALSTOM shall use any ABB Ltd Mark without a license agreement entered into pursuant to this Article 11.

12       CE MARKS

12.1 ABB Ltd or its appropriate Affiliate shall grant to ALSTOM (and, at the request of ALSTOM, any Subsidiary of ALSTOM) the right to use the CE Marks and, pursuant to such grant, shall enter into a license agreement in respect of the CE Marks substantially in the form of Schedule 10. It is understood that the right to use the CE Marks shall be for a term of eighteen (18) months from the Settlement Closing Date subject to a right of renewal on terms and conditions satisfactory to ABB Ltd and ALSTOM. If the renewal terms are not agreed, then the license agreement shall terminate and ALSTOM shall cease using the CE Marks.

12.2 The license agreement in respect of the CE Marks granted to ALSTOM or any of its Subsidiaries pursuant to this Article 12 shall terminate automatically if the member should cease to be a Subsidiary of ALSTOM. ALSTOM shall procure that no Subsidiary of ALSTOM shall use any CE Mark without a license agreement entered into pursuant to this Article 12.

13       FLAKT MARKS

13.1 ABB Ltd or its appropriate Affiliate shall grant ALSTOM (and, at the request of ALSTOM, any Subsidiary of ALSTOM) the right to use the FLAKT Marks and, pursuant to such grant, shall enter into a license agreements in respect of the FLAKT Marks substantially in the form of
         Schedule 11. It is understood and agreed that the right to use the FLAKT Marks shall be for a term of thirty (30) years from the Settlement Closing.

13.2 Any license agreement in respect of the FLAKT Marks granted to ALSTOM or any of its Subsidiaries pursuant to this Article 13 shall terminate automatically if the member should cease to be a Subsidiary of ALSTOM. ALSTOM shall procure that no Subsidiary of ALSTOM shall use any FLAKT Mark without a license agreement entered into pursuant to this Article 13.

14       CONSOLIDATIONS AND MERGERS

14.1 Anything in this Annex D to the contrary notwithstanding, ABB Ltd or ALSTOM may assign its rights under this Annex D (and any License or sublicense granted hereunder) to the extent permitted in, and subject to all of the terms and conditions set forth, in Article 18.4 of this Agreement. It is understood that the licensor or sub-licensor, as the case may be, may request written confirmation of such substitution.

14.2 The terms of Article 14.1 above shall not apply to the extent that the substitution described therein requires the consent of or notification to any third party, unless and until such consent or notification (as the case may be) has been obtained or made. In such circumstances the relevant Parties shall use reasonable efforts in good faith to obtain such consent or to give such notification.

15       CERTAIN COVENANTS

         Each of the Parties to this Agreement acknowledges and agrees that, to the best of its knowledge, all of the Intellectual Property Rights and Know-How which are predominantly used in and material in the aggregate to the conduct of the business of the JC is owned by the JC and not licensed from third parties.

16       SCHEDULES

         The listings of certain items in Schedules 2, 3, 5 and 7 are not necessarily complete.

                                     ANNEX G

                             REAL ESTATE PROVISIONS

         1.1 DEFINED TERMS. As used in this Annex G, the following terms shall have the following meanings:

                  "ABB LTD-CONTRIBUTED REAL PROPERTY" means any real property which (or a leasehold interest in which) prior to the Closing Date was owned by any member of the ABB Ltd Group and heretofore was or hereafter is transferred to a member of the JC Group, whether directly or as part of any ABB Ltd Transferred Company (or a CE Company), including any ABB Ltd Post-Settlement Closing Transferred Assets.

                  "ALSTOM-CONTRIBUTED REAL PROPERTY" means any real property which prior to the Closing Date was owned by any member of the ALSTOM Group and heretofore or hereafter transferred to a member of the JC Group, whether directly or as part of any ALSTOM-Transferred Company.

                  "EXCLUDED REAL PROPERTY" means the real property in which leasehold interests are held pursuant to the Excluded Leases (as such term is defined in the CE Asset Purchase Agreement).

                  "COMPLIANCE COSTS" shall mean the costs and expenses (including fines and penalties) incurred by a party or any of its Affiliates pursuant to a Compliance Order, as applicable.

                  "COMPLIANCE ORDER" means an order, directive or similar action issued or taken by a Regulatory Authority having competent jurisdiction over any Real Property (or the ordinary course operations conducted thereat as of the date of such property's transfer to the JC Group) (i) to remove, remediate or cleanup any Environmental Condition, (ii) to bring such ABB Ltd-Contributed Real Property (or the ordinary course operations conducted thereat as of the date of its transfer to the JC Group) into compliance with Environmental Laws applicable to such property, or (iii) to pay fines or penalties as a consequence of such non-compliance.

                  "ENVIRONMENTAL CONDITION" shall mean any Hazardous Substance condition existing on, at, under or over any ABB Ltd-Contributed Real Property as of the date of its transfer to the JC Group.

                  "ENVIRONMENTAL LAW" means the local, county, state, provincial and/or federal laws (including common law), regulations or other legally binding requirements of any jurisdiction in which the Alstom-Contributed Real Properties or the ABB Ltd-Contributed Real Properties are located and which govern the existence of or provide a remedy for release or emissions of Hazardous Substances, or which relate to the protection of persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances, as such laws have been amended or supplemented, in each case as in effect on or prior to the Closing Date, except that, with respect to the obligations of the JC pursuant to Paragraph 1.4, "Environmental Law" shall mean and include all of the foregoing as in effect from time to time.

                  "HAZARDOUS SUBSTANCE" means any substance, material or waste that is regulated under any Environmental Law or is deemed by any Environmental Law to be "hazardous, "toxic," a "contaminant," "waste" or a "pollutant" (or words with similar meaning) and shall include, without limitation, petroleum or petroleum products, PCB's, PCB wastes, asbestos, asbestos containing products and radioactive substances.

                  "JC/ABB LEASED REAL PROPERTY" means the real property located at Buildings 1, 2, 3, 4, 5, 6 and 7, 1201 Riverfront Parkway, Chattanooga, Tennessee, 37343 that is the subject of a letter agreement for a lease between ABB ALSTOM Power Inc. as landlord and Asea Brown Boveri Inc. as tenant, and the portion of any other Real Property that as of the Closing Date or the Settlement Closing Date was leased, used or otherwise occupied by a member of the ABB Ltd Group (or any assignee or sublessee thereof).

                  "JC REAL PROPERTIES" means the Real Properties and any other real property owned or held by the JC Group as of, or prior to, the Settlement Closing Date.

                  "REAL PROPERTIES" means, collectively, the ALSTOM-Contributed Real Properties, the ABB Ltd-Contributed Real Properties and the JC Real Properties.

                  "REMEDIAL ACTION" shall mean any action required to be taken pursuant to a Compliance Order.

         1.2 ABB LTD SHARE OF COMPLIANCE COSTS. (a) ABB Ltd and ALSTOM shall each share, in the manner specified in Paragraph 1.2(b) below, in the Compliance Costs incurred by ALSTOM or any of its Subsidiaries in connection with any Remedial Actions undertaken at any ABB Ltd-Contributed Real Property.

                  (b) With regard to Compliance Costs incurred by ALSTOM or any of its Subsidiaries which are to be shared pursuant to Paragraph 1.2(a) above, ABB Ltd shall pay (or reimburse the relevant member of the ALSTOM Group or the JC Group for) 50% of such Compliance Costs up to the initial aggregate amount of Ten Million Dollars ($10,000,000). To the extent that such Compliance Costs exceed Ten Million Dollars ($10,000,000) in the aggregate, ABB Ltd shall pay (or reimburse the relevant member of the ALSTOM Group or the JC Group for) 100% of the Compliance Costs in excess of Ten Million Dollars ($10,000,000) up to the maximum aggregate amount of Fifty Million Dollars ($50,000,000), including, for purposes of determining such maximum aggregate amount, ABB Ltd's 50% share (but excluding, for purposes of determining such maximum aggregate amount, ALSTOM's 50% share) of the initial Ten Million Dollars ($10,000,000) of Compliance Costs incurred by the parties pursuant to this Paragraph 1.2(b). For the avoidance of doubt, in no event shall the maximum aggregate liability of ABB Ltd to pay or reimburse the JC for Compliance Costs incurred by it under this Annex G exceed the amount of Fifty Million Dollars ($50,000,000).

                  (c) Notwithstanding anything to the contrary in this Annex G, ABB Ltd shall not be obligated to pay or reimburse any member of the JC Group for Compliance Costs under this Annex G to the extent that such Compliance Costs were accrued or reflected in the ABB Ltd Business 1998 Accounts attached to Annex E. For the avoidance of doubt, ABB Ltd's obligations under this Paragraph
1.2 shall exclude all Compliance Costs to the extent arising out of or relating to periods from and after the Closing Date or, if applicable, any later date of transfer. ABB Ltd shall indemnify and hold harmless each member of the ALSTOM Group and the JC Group from and against any Liabilities arising out of any breach of its obligations under this Annex G in accordance with Annex E.

                  (d) In connection with Compliance Costs incurred by ALSTOM or any of its Subsidiaries any portion of which ABB Ltd is obligated to pay or reimburse to ALSTOM hereunder, ALSTOM and its Subsidiaries shall act in good faith and use reasonably prudent business practices consistent with achieving compliance with Environmental Law in the place where the ABB Ltd-Contributed Real Property at which such actions are being carried out is located.

         1.3 JC REMEDIAL ACTIONS. The JC shall be responsible for bringing all Real Properties (other than any Excluded Real Property or JC/ABB Leased Real Property) into compliance with Environmental Laws (and maintaining such compliance), and remediating all Environmental Conditions, from and after the Closing Date (or, if applicable, such later date of transfer to the JC Group). For the avoidance of doubt, the JC's obligations under this Paragraph 1.3 shall include, without limitation, all Liabilities arising out of or relating to periods from and after (but not prior to) the Closing Date (or, if applicable, such later date of transfer to the JC Group) for non-compliance matters which existed at any of the ALSTOM-Contributed Real Properties or the ABB Ltd-Contributed Real Properties (other than any Excluded Real Property or JC/ABB Leased Real Property) as of the Closing Date (or, if applicable, such later date of transfer to the JC Group) or arose after the Closing Date (or, if applicable, such later date of transfer to the JC Group). The JC shall discharge or pay all Liabilities incurred in connection with the performance of its obligations under the preceding sentence. ALSTOM shall indemnify and hold harmless (on an after-tax basis, if applicable) each member of the ABB Ltd Group from and against any Liabilities arising out of any breach of its obligations under this Annex G. Nothing in this Paragraph 1.3 shall limit or affect ABB Ltd's obligations under Paragraphs 1.2 (a) and (b), even if such obligations require ABB Ltd to make reimbursement payments in respect of actions taken by ALSTOM or any of its Subsidiaries pursuant to this Paragraph 1.3.

         1.4 CERTAIN LIMITATIONS. The obligations of ABB Ltd under this Annex G shall be subject to the following restrictions and limitations:

                  (a) ABB Ltd shall only be liable for Compliance Costs under this Annex G to the extent mandated by a Compliance Order that is received by ALSTOM or any of its Subsidiaries prior to the second anniversary of the Settlement Closing Date. ABB Ltd shall not be liable for any incremental Compliance Costs under this Annex G to the extent that the same are attributable to any changes in Environmental Laws occurring from and after the Closing Date.

                  (b) ABB Ltd shall be obligated to pay or reimburse ALSTOM and its Subsidiaries for only the least expensive approaches and measures for correcting or abating any specific instance of non-compliance with Environmental Laws or Environmental Conditions, as applicable, that substantially comply with the relevant Compliance Order and are reasonably available in respect of each matter for which ABB Ltd is obligated to pay Compliance Costs hereunder. If ALSTOM or its Affiliates undertakes any approaches or measures that are more expensive than such least expensive approach, then ABB Ltd shall be liable only for the amounts that it would have been responsible for had such least expensive approaches and measures been employed.

                  (c) ALSTOM shall permit (and shall cause the JC and any other Affiliates to permit) ABB Ltd and its representatives, agents and contractors reasonable access to the ABB Ltd-Contributed Real Properties to permit ABB Ltd to assess and monitor its obligations and the activities of the JC hereunder. Prior to starting any work for which it wishes to seek repayment of Compliance Costs from ABB Ltd hereunder, ALSTOM shall provide ABB Ltd and/or its representatives with a plan of such activities and an estimate of the costs thereof, and thereafter shall keep ABB Ltd reasonably informed as to the progress of such remediation.

         1.5 ENVIRONMENTAL TESTING. (a) Except as provided in Paragraph 1.6(b) below, the JC and ALSTOM agree that, subsequent to the execution of this Agreement, neither the JC, ALSTOM nor their respective Affiliates or representatives (including, without limitation, any member of the JC Group) shall conduct any environmental testing, assessments, audits, inspections, soil, water, or air sampling, or any other form of evaluation of the ABB Ltd-Contributed Real Properties in respect of such properties' compliance with Environmental Laws or the existence of Environmental Conditions on, under, around or above such sites ("Environmental Testing"). The restriction set forth in the preceding sentence shall remain in force so long as ABB Ltd is obligated to pay Compliance Costs under this Annex G.

                  (b) Notwithstanding Paragraph 1.6(a), the JC shall be entitled, upon prior written notice to ABB Ltd (to the extent that such prior written notice is reasonably practicable under the circumstances), to conduct Environmental Testing at the ABB Ltd-Contributed Real Properties if, and to the extent, that such Environmental Testing is (or in the good faith judgment of ALSTOM or any applicable Affiliate is): (i) required by an Environmental Law applicable to such a site; (ii) reasonably necessary to ensure compliance with an Environmental Law applicable to such site, but only if the JC has received written information from a Regulatory Authority indicating that such site may not be in compliance with an Environmental Law applicable to such site, or as reasonably necessary (in the good faith judgment of ALSTOM and its Affiliates) to address any risk of harm to human health or safety or of harm to property;
(iii) mandated by a Regulatory Authority having competent jurisdiction over such site or over an Environmental Law applicable to such site; (iv) reasonably requested by an unaffiliated third party seeking to assume or purchase an interest in such site in a bona fide transaction; (v) reasonably requested by an unaffiliated bank or similar institutional lender in connection with a bona fide proposed financing or borrowing transaction of the JC; or (vi) reasonably necessary in connection with attempting to settle any bonafide third-party claim or legal proceeding made or instituted by a third party, if and to the extent that such Environmental Testing is directly relevant to the subject matter of such claim or legal proceeding.

                  (c) ABB Ltd shall not be responsible for any Compliance Costs which arise from or relate to a Compliance Order resulting from, directly or indirectly, any Environmental Testing undertaken in breach of this Paragraph 1.5.

         1.6 RESTRICTIONS ON REMEDIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ANNEX G, IN NO EVENT SHALL ANY INDEMNIFYING PARTY BE LIABLE TO ANY

INDEMNIFIED PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH ANY MATTER FOR WHICH THE INDEMNIFYING PARTY IS OBLIGATED TO INDEMNIFY UNDER THIS ANNEX G.

         1.7 ENTIRE OBLIGATION. This Annex G sets forth the entire obligation of ABB Ltd to ALSTOM or its Affiliates with respect to Environmental Conditions, Compliance Orders and Compliance Costs; provided however, that nothing in this Annex G shall limit any liability or obligation that any member of the ALSTOM Group, the ABB Ltd Group or the JC Group may have to each other pursuant to the obligations set forth in Annex E or under the CE Asset Purchase Agreement, and nothing in this Annex G limits any liability or obligation that any member of the ABB Ltd Group may have under any Contract with respect to the JC/ABB Leased Real Property. No amounts paid or payable by members of the ABB Ltd Group in respect of the liabilities or obligations described in the proviso in the preceding sentence shall be counted against the dollar amounts set forth in Paragraph 1.2(b) above.

         1.8 ABB LTD EXCLUDED LIABILITIES. This Annex G shall not apply with respect to any Excluded Real Property or to the "Windsor Site" (as such term is defined in the CE Asset Purchase Agreement) or in respect of any "Windsor Site Liabilities" (as defined in the CE Asset Purchase Agreement), any Nuclear Liabilities or any other ABB Ltd Excluded Liabilities (other than Indemnified Compliance Costs), all of which shall be indemnified by ABB in accordance with the provisions of Annex E.

         1.9 EFFECTIVENESS. This Annex G shall be effective automatically upon the occurrence of the Settlement Closing.

                                     ANNEX H

                               WORKING PRINCIPLES
                       BETWEEN ALSTOM, ABB LTD AND THE JC
                                 IN THE FIELD OF
                      POWER GENERATION PROJECT DEVELOPMENT,
                       PROJECT FINANCE/STRUCTURED FINANCE,
                               PROJECT INVESTMENT

1        Principle of Freedom of Action

         All Parties are free to engage in the above activities for their own account and/or in conjunction with any third party, subject to the following restrictions, provided that it is understood and agreed that this paragraph 1 is an exception only to paragraph 3 of, and not to any other paragraph of, Schedule 15.1 to this Agreement (Prohibited Activities).

1.1      PRINCIPLE OF PREFERENCE TO THE JC

         Whenever a member of the ABB Ltd Group lead develops (or contributes to lead develop) a turnkey power plant project (a "Project"), the JC is given an option of first refusal for all EPC contracts and related service contracts in relation to the Project, provided that such contracts have not been awarded prior to such involvement by a member of the ABB Ltd Group.

1.2      PRINCIPLE OF CONSULTATION PREFERENCE TO PARENTS

         Whenever the JC acts as lead developer and/or lead finance arranger for a Project above $100 million, both ALSTOM's and ABB Ltd's financial services units will be consulted by the JC, so as to allow them to offer to provide the JC project finance services on an arm's length basis.

2        TERM OF WORKING PRINCIPLES

         These Working Principles shall remain in effect for a period of three
         (3) years following the Settlement Closing, provided the Parties shall continue to act in accordance with these Working Principles with respect to all Projects initiated within the above-mentioned three (3) year period.